Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284121 and 333-284121-03

PROSPECTUS

$1,732,910,000

Santander Drive Auto Receivables Trust 2025-3

Issuing Entity

Central Index Key Number: 0002075635

Santander Drive Auto Receivables LLC	Santander Consumer USA Inc.
Depositor	Sponsor
Central Index Key Number: 0001383094	Central Index Key Number: 0001540151

Santander Bank, N.A.

Servicer

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 15 of this prospectus.

The notes are asset-backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, the underwriters or any of their affiliates.

Santander Drive Auto Receivables Trust 2025-3 will issue the following asset-backed notes:

	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date (Payment Date In)	Price to Public(2)	Underwriting Discount	Proceeds to the Depositor
Class A-1 Notes(1)	$219,570,000	4.519%	August 2026
Class A-2 Notes	683,010,000	4.63%	October 2028	99.99699%	0.180%	99.81699%
Class A-3 Notes	455,340,000	4.38%	January 2030	99.98596%	0.220%	99.76596%
Class B Notes	178,480,000	4.49%	September 2031	99.98349%	0.250%	99.73349%
Class C Notes	194,600,000	4.68%	September 2031	99.98256%	0.250%	99.73256%
Class D Notes	221,480,000	5.11%	September 2031	99.99584%	0.260%	99.73584%
Class E Notes(1)	103,210,000	6.60%	June 2032

Total	$2,055,690,000			$1,732,752,892.81	$3,739,714.00	$1,729,013,178.81

(1)

The Class A-1 notes and the Class E notes are not being offered hereby and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC. The Class A-1 notes and the Class E notes will be entitled to certain payments as described herein.

(2)	Plus accrued interest, if any, from the closing date.

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, heavy-duty trucks, light-duty trucks, SUVs and vans, substantially all of which are the obligations of “sub-prime” credit quality obligors, and funds on deposit in the reserve account.

•

The issuing entity will pay interest on and principal of the notes on each payment date which will be the 15th day of each month, or, if the 15th day is not a business day, the next business day, starting on the payment date in August 2025.

•

Credit enhancement for the notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 1.00% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of each class of the offered notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•	The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

UNDERWRITERS
BNP PARIBAS	Citigroup	Mizuho	Santander
Solely with respect to the Class A notes:
Academy Securities		CastleOak Securities, L.P.

The date of this prospectus is July 22, 2025.

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(continued)

(continued)

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Santander Drive Auto Receivables Trust 2025-3, including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page I-1 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SC”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.sf.citidirect.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1 (888) 855-9695. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SC, the servicer, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Santander Drive Auto Receivables Trust 2025-3” and file number 333-284121-03. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on SC’s website because those reports are made available to the public on the SEC website as described above.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

OTHER UK REGULATORY RESTRICTIONS

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED) (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

LANGUAGE OF DOCUMENT

EACH PURCHASER OF NOTES IN CANADA BY ITS PURCHASE OF NOTES AGREES THAT IT IS SUCH PURCHASER’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE SALE OF SUCH NOTES BE DRAFTED IN THE ENGLISH LANGUAGE ONLY. CHAQUE SOUSCRIPTEUR DE BILLETS AU CANADA RECONNAIT PAR LES PRESENTES AVOIR EXPRESSEMENT DEMANDE QUE SOIENT REDIGES EN ANGLAIS UNIQUEMENT TOUS LES DOCUMENTS QUI, DE QUELQUE FACON QUE CE SOIT, ATTESTENT LA VENTE DE CES BILLETS OU Y ONT TRAIT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THE NOTES MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE APPLICABLE LAWS AND REGULATIONS OF SOUTH KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT (“FSCMA”), THE FOREIGN EXCHANGE TRANSACTION LAW (“FETL”) AND THEIR SUBORDINATE DECREES AND REGULATIONS THEREUNDER. THE NOTES MAY NOT BE RE-SOLD TO ANY RESIDENT OF KOREA UNLESS THE PURCHASER OF THE NOTES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS FOR SUCH PURCHASE OF NOTES (INCLUDING BUT NOT LIMITED TO GOVERNMENT APPROVAL OR REPORTING REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS). THE NOTES HAVE NOT BEEN OFFERED OR SOLD BY WAY OF PUBLIC OFFERING UNDER THE FSCMA, NOR REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING. NONE OF THE NOTES HAS BEEN OR WILL BE LISTED ON THE KOREA EXCHANGE. IN THE CASE OF A TRANSFER OF THE NOTES TO ANY PERSON IN KOREA DURING A PERIOD ENDING ONE YEAR FROM THE ISSUANCE DATE, A HOLDER OF THE NOTES MAY TRANSFER THE NOTES ONLY BY TRANSFERRING SUCH HOLDER’S ENTIRE HOLDINGS OF NOTES TO ONLY “ACCREDITED INVESTORS” IN KOREA AS REFERRED TO IN ARTICLE 11(1) OF THE ENFORCEMENT DECREE OF THE FSCMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds prior to an acceleration after an event of default and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1)	The certificates are not being offered hereby.

(2)	The Class A-1 notes and the Class E notes are not being offered hereby.

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For further detail, see “The Notes—Payments of Principal” and “The Indenture—Priority of Payments” in this prospectus.

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SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Santander Drive Auto Receivables Trust 2025-3, a Delaware statutory trust, will be the “issuing entity” of the notes. The primary assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, heavy-duty trucks, light-duty trucks, SUVs and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SC, is the “depositor.” The depositor will sell the receivables to the issuing entity.

You may contact the depositor by mail at 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by calling (214) 292-1930.

Sponsor

Santander Consumer USA Inc., an Illinois corporation known as “SC”, is the “sponsor” of the transaction described in this prospectus.

Servicer

Santander Bank, N.A., a national banking association (“SBNA”), will service the receivables held by the issuing entity (in such capacity, the “servicer”). The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.00%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

SC is the “originator” of the receivables. SC, in its capacity as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SC will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

The “administration fee” for any payment date will be an amount equal to the product of (1) 0.05%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). The administration fee, together with any portion of the administration fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Trustees

Wilmington Trust, National Association, a national banking association, will be the “owner trustee.”

Citibank, N.A., a national banking association, will be the “indenture trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Initial Note Principal Amount	Interest Rate	Final Scheduled Payment Date (Payment Date In)
Class A-2 Notes	$683,010,000	4.63%	October 2028
Class A-3 Notes	455,340,000	4.38%	January 2030
Class B Notes	178,480,000	4.49%	September 2031
Class C Notes	194,600,000	4.68%	September 2031
Class D Notes	221,480,000	5.11%	September 2031

The issuing entity will also issue $219,570,000 of Class A-1 4.519% asset-backed notes and $103,210,000 of Class E 6.60% asset-backed notes, which are not being offered by this prospectus. The final scheduled payment date for the Class A-1 notes is the payment date in August 2026 and the final scheduled payment date for the Class E notes is the payment date in June 2032.

The Class A-1 notes and the Class E notes are not being publicly registered and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC. Information about the Class A-1 notes and the Class E notes is set forth herein solely to provide a better understanding of the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes.

We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes, collectively, as the “notes.” The Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes and the Class D notes, which we collectively refer to as the “offered notes”, are the only securities that are being offered by this prospectus.

The offered notes are issuable in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one such note of each Class which may be issued in a denomination other than an integral multiple of $1,000). See “The Notes—Delivery of Notes” in this prospectus.

The issuing entity expects to issue the notes on or about July 30, 2025, which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in an aggregate notional principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The holders of the certificates, or “certificateholders”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor, but the depositor may transfer all or a portion of the certificates to one of its affiliates or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor or another majority-owned affiliate of SC to satisfy U.S. credit risk retention rules will not be sold, transferred, subjected to any credit risk mitigation or hedged except as permitted under, or in accordance with, those rules. See “—Credit Risk Retention.”

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

•	first, pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor or the servicer; provided, that such fees, expenses and indemnification amounts payable pursuant to this clause first may not exceed, in the aggregate, $300,000 per annum (prior to the occurrence of an event of default of the type described in the first, second or fifth bullet point under “—Events of Default” below);

•	second, pro rata, to the servicer, the servicing fee (including servicing fees not previously paid) and to the administrator, the administration fee (including administration fees not previously paid);

•	third, to the Class A noteholders, interest on the Class A notes, pro rata;

•	fourth, to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the noteholders, the Third Allocation of Principal;

•	ninth, to the Class D noteholders, interest on the Class D notes;

•	tenth, to the noteholders, the Fourth Allocation of Principal;

•	eleventh, to the Class E noteholders, interest on the Class E notes;

•	twelfth, to the noteholders, the Fifth Allocation of Principal;

•	thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	fourteenth, to the noteholders, the Regular Allocation of Principal;

•	fifteenth, pro rata, to the indenture trustee, the owner trustee and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first due solely to the per annum limitation set forth therein; and

•	sixteenth, any funds remaining, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal, Fifth Allocation of Principal and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date will be the payment date in August 2025. On each payment date or redemption date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date or redemption date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will accrue from and including the 15th day of the calendar month preceding a payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which the payment date occurs and will be due and payable on each payment date.

Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the outstanding principal amount of the Class A-1 notes, (ii) the Class A-1 interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments, on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments, on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments, on the Class A notes, the Class B notes and the Class C notes. Interest payments on the Class E notes will be subordinated to interest payments and, in specified circumstances, principal payments, on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

A failure to pay the interest due on the notes of the Controlling Class (i.e., the senior most class of notes outstanding, with the Class A notes being the most senior and the Class E notes being the most junior) on any payment date that continues for a period of five business days or more will result in an event of default.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described above under “—Priority of Payments.”

The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments on the notes.

On each payment date prior to the acceleration of the notes following an event of default, the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full;

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full; and

(7)	seventh, to the Class E noteholders until the Class E notes are paid in full.

For a description of how principal will be distributed following acceleration of the notes after an event of default, see “—Payment of Principal and Interest after an Event of Default” below.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the descriptions above in “—Interest Payments”, “—Principal Payments” and “—Priority of Payments”. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (as a result of a payment default or an insolvency event relating to the issuing entity), after payment of certain amounts to the owner trustee, the indenture trustee, the servicer, the administrator and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to noteholders of the Class E notes.

On each payment date after an event of default under the indenture occurs and the notes are accelerated as a result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty, after payment of certain amounts to the owner trustee, the indenture trustee, the servicer, the administrator and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes, the Class D notes and the Class E notes, sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. After the Class D notes are paid in full, principal payments will be made to the Class E noteholders until the Class E notes are paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth above under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase (and/or to designate one or more other parties to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the pool balance has declined to 5% or less of the pool balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the available funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) the administration fee for such payment date and all unpaid administration fees for prior periods, (iii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iv) interest then due on the outstanding notes and (v) the aggregate unpaid Note Balance of all of the outstanding notes. We use the term “pool balance” to mean, at any time, the aggregate outstanding principal balance of the receivables (other than defaulted receivables) at such time. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes, plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the pool balance as of the last day of the collection period immediately preceding such payment date. It is expected that at the time this clean-up call option becomes available to the servicer, only the Class E notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding notes as determined by the administrator. On such payment date, the outstanding notes will be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will constitute an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements made in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;
•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, heavy-duty trucks, light-duty trucks, SUVs and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.”

Substantially all of the receivables were underwritten in accordance with the originator’s underwriting criteria for “sub-prime” receivables. The receivables identified on the schedule of receivables delivered by SC on the closing date will be transferred by SC to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after June 30, 2025, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	rights to any proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles or any refunds in connection with any extended service agreements relating to receivables which become defaulted receivables after the cut-off date;

•	any other property securing the receivables;

•	rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or the administration agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale agreement, the servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

SC will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. A breach of these representations may, subject to certain conditions, result in SC being obligated to repurchase the related receivable. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by SC of those representations and warranties.

If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of the certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) requests that SC repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by SC, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review” in this prospectus, if the aggregate amount of 60-day delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by SC. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

As of the close of business on the cut-off date, the receivables in the pool had an aggregate outstanding principal balance of $2,150,309,391.20 and had:

•	a weighted average contract rate of approximately 17.99%;

•	a weighted average original term of approximately 72 months;

•	a weighted average remaining term of approximately 68 months;

•	a weighted average loan-to-value ratio of approximately 108.79%;

•	a weighted average loan funded score of approximately 536;

•	a minimum FICO® score at origination of 367(1);

•	a maximum FICO® score at origination of 900; and

•	a weighted average FICO® score at origination of approximately 602(1).

For more information about the characteristics of the receivables in the pool as of the cut-off date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described below under “The Originator—Credit Risk Management and Underwriting”, SC utilizes a proprietary underwriting platform for loan originations. As described below under “The Originator—Credit Risk Management and Underwriting—Application Decisioning and Underwriting”, SC originates receivables considered by SC to be exceptions to SC’s underwriting guidelines. As of the cut-off date, 3,111 of the receivables, having an aggregate outstanding principal balance of $81,889,092.46 (approximately 3.81% of the principal balance of the receivables in the pool as of the cut-off date), were considered by SC to be exceptions to SC’s underwriting guidelines. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s (or its designee’s) exercise of its “clean-up call” option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes, the Class C notes and the Class D notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Subordination of payments on the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class E notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class E Notes

As long as the Class A notes, the Class B notes, the Class C notes and the Class D notes remain outstanding, payments of interest on any payment date on the Class E notes will be subordinated to payments of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes, the Class C notes and the Class D notes in specified circumstances), and payments of principal of the Class E notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes. The initial amount of overcollateralization on the closing date will be approximately 4.40% of the pool balance as of the cut-off date and is expected to build to a targeted overcollateralization level on each payment date equal to the sum of (i) 5.90% of the pool balance as of the last day of the related collection period and (ii) 2.00% of the pool balance as of the cut-off date. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date, an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through twelfth of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Reserve Account.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, the administration fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “—Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates. SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $2,192,020,646 and the issuing entity’s certificates to have a fair value of approximately $136,330,646, which is approximately 6.22% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 80.39% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $109,601,033, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described below under “The Sponsor—Credit Risk Retention.” For a description of the valuation methodology used to calculate the fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the second preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—Credit Risk Retention.”

SC does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. See “The Sponsor—Credit Risk Retention” in this prospectus.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

None of SC, the servicer, the administrator, the depositor, the issuing entity, the underwriters, nor any other party to the transaction or any of their respective affiliates will retain or commit to retain a 5% material net economic interest with respect to the transaction described in this prospectus in accordance with the EU Securitization Regulation or the UK Securitization Framework or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take any other action or refrain from taking any action to facilitate or enable compliance by Affected Investors with the applicable Investor Requirements, or any person’s compliance with the requirements of any other law or regulation now or hereafter in effect in the European Union (“EU”), any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described under “The Sponsor—Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor, or a requirement to take corrective action.

The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Investor Requirements. Consequently, the offered notes may not be a suitable investment for any Affected Investor. This may have an adverse impact on the value and liquidity of the offered notes. Prospective investors are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment. See “Legal Investment—Requirements for Certain EU and UK Regulated Persons and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the offered notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks related to certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

CONFLICTS OF INTEREST

Our affiliate, Santander US Capital Markets LLC, is participating in this offering as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Santander US Capital Markets LLC is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. See “Underwriting (Conflicts of Interest)—Conflicts of Interest”.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the potential risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 15.

Risks Related to the Characteristics, Servicing and Performance of the Receivables Pool. The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes, or adversely affect the market value or liquidity of your notes.

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A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.

•	The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.
•	The impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.
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The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.

•	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.
•	Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.
•	Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.
•	The application of the Servicemembers Civil Relief Act and similar state or local laws may lead to delays in payment or losses on your notes.
•	Failure to comply with consumer protection laws may result in losses on your notes.

Risks Related to the Limited Nature of the Issuing Entity’s Assets. The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes.

•	You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.
•	You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.
•	Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.
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Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which may result in losses on the receivables and reduced payments on your notes.

Risks Related to the Sponsor, the Servicer, the Administrator or Other Transaction Parties. Adverse events affecting the sponsor, the servicer, the administrator or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.

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Adverse events with respect to the sponsor, the servicer, the administrator or their affiliates or third-party service providers to whom the servicer outsources its activity could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

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Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

•	Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes.

•	FDIC receivership or conservatorship of the servicer or a regulatory requirement that the servicer resign could result in delays in payments or losses on your notes.
•	Commingling of assets by the servicer could reduce or delay payments on the notes.
•	You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Risks Related to the Issuance of Multiple Classes of Notes or Retention of Notes. The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes.

•	Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.
•	There may be a conflict of interest among classes of notes or among noteholders generally.
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The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date.

•	The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates.

Risks Related to the Certain Features of the Notes and Financial Market Disruptions. Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value or liquidity of your notes.

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The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

•	Returns on your notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.
•	Financial market disruptions, including as a result of global events, and the absence of a secondary market for the notes could limit your ability to resell your notes.
•	Non-U.S. Persons investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.

Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While the originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes” in this prospectus.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, including a general curtailment of business activity, the impact of trade policy, including the imposition of tariffs and any retaliatory tariffs, interest rates and unemployment, natural or manmade disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), civil unrest or local or regional effects of public health emergencies in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “—Risks related to certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the states of residence of the obligors, approximately 15.84%, 12.79% and 9.19% of the principal balance of the receivables in the pool were located in Texas, Florida and California, respectively. No other state accounts for more than 5.00% of the principal balance of the receivables in the pool as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, natural or manmade disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), civil unrest or public health emergencies in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of loss on your notes. In particular, climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks related to geographic concentration in the pool.

The impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The effects of climate change such as natural disasters or extreme weather conditions (including any increase in the frequency and range of natural disasters and extreme weather conditions as a result of climate change) in the locations where obligors work or reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables in such states. See “—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.” Further, the pricing of used vehicles is affected by, among other factors, consumer preferences, which may be impacted by consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity). An increase in the supply or a decrease in the demand for used vehicles may adversely impact the resale value of the financed vehicles securing the receivables. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.”

Further, the implementation of new or revised laws or regulations designed to address or mitigate the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer, the sponsor, the administrator, the depositor and the issuing entity (including as a result of an adverse impact generally on the auto finance and resale markets) and could adversely affect the timing and amount of payments on your notes. See “—Adverse events affecting the sponsor, the servicer, the administrator or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.”

Consequently, the impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.

As of the cut-off date, the majority of the receivables in the pool (by aggregate outstanding principal balance of the receivables in the pool) have a loan-to-value ratio greater than 100% and approximately one-third of the receivables in the pool (by aggregate outstanding principal balance of the receivables in the pool) have a loan-to-value ratio greater than 120%, which means that the outstanding principal balance of the receivable is greater than the value of the related financed vehicle. Further, the rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. The lack of any significant equity in their vehicles may make it more likely that the related obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above particularly when there is also a decline in used vehicle prices. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, the termination of dealer franchises by a manufacturer or a product recall.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer preferences (including preferences that may change quickly based on factors such as fuel costs, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), economic factors, the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may adversely impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. Adverse changes in these factors, including general economic conditions and market interest rates, may affect both the supply and demand of new and used vehicles, as well as repossession activity and the market and process for the sale of repossessed vehicles. Additionally, supply chain disruptions and a reduction in the supply of new vehicles in the past have contributed, and in the future may again contribute, to an increase in demand for used vehicles. As a result of the foregoing, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables in the receivables pool than would otherwise be the case.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection (including whether or not to repossess the related financed vehicle) and liquidation procedures. The servicer’s discretion in its servicing of the receivables is limited to permitted modifications, as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Collection, Extensions and Modifications of Receivables”. The servicer may grant permitted modifications, including extensions on, or deferrals of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. See “Servicing of the Receivables” in this prospectus. Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although customary servicing practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable is owned by the issuing entity, the servicer is not obligated to maximize collections from the receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary servicing practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e. that a borrower with a higher score is statistically expected to be less likely to default on its payment obligations than a borrower with a lower score. SC developed its proprietary loan funded scoring model (formerly known as the loss forecasting scoring model) to try to assess the probability that a receivable will default based on the sponsor’s proprietary methods, and the range of scores for SC’s proprietary loan funded scoring system is not comparable to the credit bureau scores presented in this prospectus. Further, SC’s proprietary loan funded scoring model was developed using data that may not reflect current economic conditions and market rates, and the model was not designed to take into account the longer-term impacts of social, economic and financial conditions that differ significantly from those that prevailed at the inception or most recent refinement of the model. From time to time, the sponsor has refined and in the future may further refine its scoring model. Credit scores, including the credit score data presented in this prospectus, do not account for changes in obligors’ credit profiles subsequent to the date as of which such scores are obtained or calculated. Consequently, information regarding credit scores and loan funded scores for the receivables in the pool presented in “The Receivables Pool” should not be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the sponsor’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. The sponsor has experienced variability (including increases) in delinquencies and repossessions on its auto loan portfolio, which variability may continue (including as a result of general economic conditions in the United States, conditions in the global financial markets and the business or operations of the sponsor, the administrator or the servicer). Further, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in used vehicle prices will result in increased credit losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of SC with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

In addition, customary servicing practices have changed over time and may change from time to time in the future, and those changes could reduce collections on the receivables. As a result, the delinquency and credit loss experience presented in this prospectus with respect to the sponsor’s managed portfolio of auto receivables or the static pool information may not reflect actual experience with respect to the receivables in the receivables pool. If the performance of the receivables in the receivables pool is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, increased state, local or federal taxation, the rate of inflation, consumer perceptions of the economy, the imposition of tariffs, and other factors, such as terrorist events, civil unrest, cyber-attacks, public health emergencies, extreme weather conditions or significant changes in the political environment and armed conflicts could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs for obligors.

The United States has in the past experienced, and may in the future experience, periods of economic contraction or volatility. The outlook for the U.S. economy remains uncertain, and there could be increases in the level of unemployment claims, economic contraction and volatility, inflation and declines in consumer confidence and spending. Rising inflation, including steep increases in consumer prices in the United States, and related economic policies have caused periods of economic contraction. Changes in international trade policy, especially related to additional or new tariffs or retaliatory tariffs, have the potential to disrupt existing supply chains, impose additional costs on businesses and adversely affect consumer spending. The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages or rising costs of consumer goods and services. For example, if an obligor’s income growth fails to keep pace with the rising costs of goods and services, then such obligor may have less funds available to make payments on its receivable, resulting in an increased risk of delinquency, default, repossession and loss on the receivable. Further, changes and instability in the macroeconomic environment may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining used vehicle prices. Significant increases in the inventory of used vehicles during periods of economic contraction or volatility may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

All of these factors could result in reduced or delayed payments on your notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the receivables could increase, which could result in losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which could reduce the return on your notes.

The application of the Servicemembers Civil Relief Act and similar state or local laws may lead to delays in payment or losses on your notes.

The Servicemembers Civil Relief Act and similar state or local laws may limit the interest payable on a receivable or the ability of the servicer to repossess a vehicle during an obligor’s period of active military duty. These laws, together with the servicer’s policies developed to comply with such legislation, as well as give additional benefits to active military personnel (and, in some circumstances, their family members and certain other related parties, even where not required by law), could adversely affect the ability or willingness of the servicer to collect full amounts of interest on a receivable, as well as limit the ability or willingness of the servicer to repossess the financed vehicle related to an affected receivable during and, for a certain time after, the obligor’s period of active military duty. On July 29, 2022, the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”) and the U.S. Department of Justice sent a notification letter to certain automobile lending and leasing companies, including SC, reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. These laws and the servicer’s policies may result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your notes.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender or may affect the issuing entity’s ability to enforce its rights to collect under the receivable or to repossess the related financed vehicle. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the sponsor fails to make (or is not required to make) such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity, including as described in “—Adverse events affecting the sponsor, the servicer, the administrator or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

THE ISSUING ENTITY HAS LIMITED ASSETS, AND DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES COULD ARISE FROM SHORTFALLS OR DELAYS IN AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.

Your notes are secured solely by the assets of the issuing entity. The sponsor, the administrator, the servicer and the depositor are not obligated to make any payments to you or on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and distributions from the reserve account. These amounts, together with other payments and collections in respect of the receivables, may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays or reductions in payments on your notes and you could suffer a loss.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:

• you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

• your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Risks related to certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). However, the representations and warranties made by the sponsor and the depositor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables, including risks related to adverse economic developments. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor may be obligated to repurchase a receivable, the sponsor may not be in a position financially to fund its repurchase obligation and you could suffer a loss.

Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which may result in losses on the receivables and reduced payments on your notes.

Generally, each receivable is secured at origination by the related financed vehicle. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor nor any other person will have any obligation to purchase or repurchase a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle.

If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer (directly or through a subservicer) will be required to maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles or in the receivables may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

ADVERSE EVENTS AFFECTING THE SPONSOR, THE SERVICER, THE ADMINISTRATOR OR OTHER TRANSACTION PARTIES COULD RESULT IN LOSSES ON YOUR NOTES OR REDUCE THE MARKET VALUE OR LIQUIDITY OF YOUR NOTES.

Adverse events with respect to the sponsor, the servicer, the administrator or their affiliates or third-party service providers to whom the servicer outsources its activity could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

Adverse events with respect to the sponsor, the servicer, the administrator or any of their affiliates or third-party service providers to whom the servicer outsources its activity could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, civil unrest, labor strikes, cyber-attacks, political instability, armed conflict, public health emergencies (including global pandemics and similar outbreaks), the imposition of tariffs and economic disruptions, particularly to the extent such events affect the servicer’s business or operations. Further, the failure of certain third parties that the servicer, the sponsor and the administrator rely on to deliver products and services to support their respective businesses to fully perform their obligations in a timely manner could adversely impact the servicer’s, the sponsor’s or the administrator’s ability to operate their respective businesses or perform their respective obligations under the transaction documents or could cause a disruption in collection activities with respect to the receivables owned by the issuing entity. In addition, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

The sponsor relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes,” the global credit and financial markets have experienced, and may in the future experience, significant disruption and volatility. If the sponsor’s access to funding is reduced or if the sponsor’s costs to obtain such funding significantly increases, the sponsor’s business, financial condition and results of operations could be materially and adversely affected which could adversely affect the sponsor’s ability to perform its obligations under the transaction documents, including as servicer.

Additionally, the ability of the servicer to perform its obligations under the transaction documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. Any failure or interruption of the servicer’s information systems or any third-party information systems on which it relies as a result of inadequate or failed processes or systems, human errors, employee negligence or misconduct, catastrophic events, network outages, utility outages, electronic or physical infrastructure outages, external or internal security breaches, acts of vandalism, hardware or software failures, computer viruses, malware, ransomware, misplaced or lost data or other events could disrupt the servicer’s normal operating procedures, could damage its reputation, could lead to significant costs to remediate and could have an adverse effect on its business, results of operations and financial condition. In December 2022, SC, which was the servicer of the receivables prior to April 1, 2025, experienced an issue with a component supporting its data warehouse platform. While all of the core system data related to servicing remained intact and SC was able to receive and process inbound payments and inbound customer service calls, the issue resulted in transactional information being temporarily unavailable to SC’s customer service agents or SC’s online customer portal.

From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any updates or transitions, the servicer (or its predecessor) has experienced, and in the future may experience, disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the servicing systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities may have an adverse effect on your notes.

Further, many companies (including the servicer, the sponsor and the administrator) have seen an increase in the number and range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service obligors on the receivables and other customers. The servicer, the sponsor and the administrator may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. If the servicer, the sponsor or the administrator fails to effectively manage cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, and, in the case of the servicer, its ability to service the receivables, resulting in an increased risk of loss on the notes.

The sponsor is party to various lawsuits pending in federal and state courts alleging violations of state and federal consumer lending laws, including, without limitation, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, Section 5 of the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Truth in Lending Act, wrongful repossession laws, usury laws and laws related to unfair and deceptive acts or practices, and to lawsuits related to various other general matters related to it or its general business operations. In general, these cases seek damages and equitable and/or other relief. The sponsor is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Board of Governors of the Federal Reserve System, the CFPB, the U.S. Department of Justice, the SEC, the Federal Trade Commission (the “FTC”) and various state regulatory and enforcement agencies. Investigations, litigation, regulatory proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

Furthermore, if the sponsor or the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes. See “—Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes” and “—FDIC receivership or conservatorship of the servicer or a regulatory requirement that the servicer resign could result in delays in payments or losses on your notes” below.

Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the CFPB, an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases, and in other cases have not yet taken action. The outlook is similarly uncertain as to pending enforcement cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to finance companies such as the sponsor. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals granted the defendant trusts’ petition for an interlocutory appeal. On May 17, 2023, the Third Circuit Court of Appeals heard oral arguments in connection with the appeal. On March 19, 2024, the Third Circuit Court of Appeals issued its decision on the interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority. On May 3, 2024, the defendant trusts filed a petition for a rehearing and rehearing en banc with the Third Circuit Court of Appeals. This petition was denied by the Third Circuit Court of Appeals on May 21, 2024. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court. On December 16, 2024, the U.S. Supreme Court denied the petition. On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts, but it was not entered by the district court. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice and the district court terminated the proceeding on April 29, 2025. Despite the dismissal of the case, the CFPB and state regulators and attorneys general, who have independent authority to enforce the Dodd-Frank Act, may rely on this prior court decision in the future as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity.

In February 2022, the CFPB also issued a compliance bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate applicable law, and the CFPB also described its intention to hold auto loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. This compliance bulletin was subsequently withdrawn by the CFPB on May 12, 2025. In the Fall of 2024, the CFPB issued a special edition of Supervisory Highlights focused on auto finance concerns, including deceptive advertising related to available loan terms, misapplied payments or incorrect information about payment history reported to credit reporting agencies, unlawful repossession and the handling of add-on product and refunds after events such as repossession or early payoff of the account. The CFPB entered into consent orders with a large national bank and a finance company related to certain servicing practices. Among other things, the CFPB determined that such large national bank engaged in unfair auto loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. It is possible that the CFPB may bring enforcement actions against securitization trusts holding motor vehicle retail installment sale contracts, such as the issuing entity, and servicers in the future.

In addition, the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” may apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

In particular, state regulators, the FTC and state attorneys general have over the past several years increased their scrutiny of motor vehicle dealers and automobile lending, particularly with respect to antidiscrimination and deception concerns related to the prices of, and fees charged in connection with, automobile financing, including add-on products such as GAP and extended warranties. For example, the New York Department of Financial Services issued an industry letter on July 18, 2023 reminding regulated automobile lenders and servicers of their obligations to ensure that borrowers receive pro-rata rebates for cancelled ancillary products. In addition, California has enacted a law governing the sale, offering and administration of GAP in connection with retail installment contracts. Finally, on December 12, 2023, the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions. The final rule had an effective date of July 30, 2024, but the FTC subsequently issued an order postponing the effective date while a legal challenge against the final rule was pending. On January 27, 2025, the U.S. Court of Appeals for the Fifth Circuit held that the final rule was invalid on procedural grounds and vacated the final rule. At this stage, it is unknown whether the final rule will be reproposed.

Further, changes to the regulatory framework in which SC operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or anti-money laundering or anti-terrorism financing laws, or laws, regulations, executive orders or other guidance enacted in response to a public health emergency, increased inflation or periods of economic contraction or volatility could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes.

Following a bankruptcy or insolvency of SC, the originator or the depositor, a court could conclude that the receivables are owned by SC, the originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as SC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

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the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

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tax or government liens on SC’s, the originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

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the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

FDIC receivership or conservatorship of the servicer or a regulatory requirement that the servicer resign could result in delays in payments or losses on your notes.

The servicer is a national banking association and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits. If the servicer were to become insolvent or were to violate certain legal requirements, or if other specified grounds were to occur, the FDIC could be appointed receiver or conservator of the servicer. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers. If the FDIC were appointed as conservator or receiver for the servicer, you could experience delays in payments and/or distributions of principal and interest due to you or you may not ultimately receive all amounts due to you as a result of the FDIC:

•	requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the servicer;

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repudiating without compensation the servicer’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the assets of the issuing entity; or

•	arguing that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

In addition, the servicer may be required to resign from its servicing obligations and duties upon determination that the performance of its duties as servicer is no longer permissible under applicable law or upon the requirement by a regulatory authority with supervisory authority over the servicer, as further described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Resignation, removal or replacement of the servicer” in this prospectus. If the servicer is required to resign, you may experience delays or reductions in payments on your notes as described under “—You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer”.

Commingling of assets by the servicer could reduce or delay payments on the notes.

Subject to the satisfaction of certain requirements, the servicer will not be required to deposit collections into the collection account until the Business Day prior to the day on which the funds are needed to make the required distributions to noteholders as further described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Deposits to the Collection Account” in this prospectus. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor or subject to a receivership under any insolvency laws, delays or reductions in distributions to noteholders may occur.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Upon the occurrence of a servicer replacement event, the indenture trustee, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the Controlling Class, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the receivables with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate outstanding principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and defaults on the receivables and delays or reductions in payments on your notes.

THE ISSUING ENTITY HAS ISSUED MULTIPLE CLASSES OF NOTES, AND YOUR NOTES MAY BE MORE SENSITIVE TO LOSSES, BE AFFECTED BY CONFLICTS OF INTEREST BETWEEN CLASSES AND HAVE REDUCED LIQUIDITY OR VOTING POWER BECAUSE OF AN UNKNOWN RETENTION OF NOTES.

Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.

As described under “The Notes—Payments of Principal”, principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal and interest on more senior classes of notes will generally be paid prior to principal and interest on more junior classes of notes. As a result, a class of notes having a later final scheduled payment date is more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.

Additionally, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes or among noteholders generally.

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters, such as a sale of the collateral after an event of default under some circumstances. See “The Indenture—Rights Upon Event of Default” in this prospectus. Because the holders of more senior classes of notes will have different interests than holders of more junior classes of notes when it comes to these matters, investors in more junior classes of notes may find that courses of action determined by other noteholders do not reflect their interests but that they are nonetheless bound by the decisions of these other noteholders.

Additionally, investors in one or more classes of notes, directly or through affiliates, may have business relationships with the sponsor, the administrator, the seller, the servicer or their respective affiliates. For example, an investor may provide services to, or obtain services from, the sponsor, the administrator, the seller, the servicer or their respective affiliates, and any of such parties may be a creditor of the others through a financing or other contractual relationship, which may include the sharing of material information regarding the sponsor, the administrator, the seller, the servicer or their affiliates that is not disclosed in this prospectus. Consequently, the interests of such an investor may conflict with the interests of other noteholders (for example, in connection with the determination of whether to consent to a sale of the receivables or to terminate and replace the servicer following a servicer replacement event).

Furthermore, if any person is both a certificateholder and a noteholder of any class of notes, those notes will be treated as not being outstanding for the purposes of any vote, consent, waiver, direction or similar action under the transaction documents.

The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date.

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, the Class C notes, the Class D notes and the Class E notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the Controlling Class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates.

The Class A-1 notes and the Class E notes will be retained, and some or all of one or more other classes of notes may be retained, by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

RISKS RELATED TO CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS MAY ADVERSELY AFFECT THE RETURN ON YOUR NOTES OR THE MARKET VALUE AND LIQUIDITY OF YOUR NOTES.

The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by the final scheduled payment date for that class of notes. A rating agency may revise or withdraw its ratings at any time in its sole discretion, and the ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of, among other things, losses on the receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or due to general adverse trends in the economy or otherwise. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to take any action to maintain any ratings of the notes. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected. Notes issued in connection with an asset-backed securitization program sponsored by the sponsor may be placed under review for downgrade or may be downgraded at any time by certain or all of the rating agencies hired to rate those notes.

As part of the process for obtaining ratings on the notes, the sponsor had preliminary discussions with, and submitted certain collateral information and other materials to, the Hired Agencies. Based on feedback received from the Hired Agencies, the sponsor moved forward with only one of the Hired Agencies rating one or more of the classes of notes. Had the sponsor selected both Hired Agencies to rate each class of notes, there is no assurance that such ratings would not have been lower than the ratings expected to be assigned to such class of notes.

It is possible that, on, prior to or after the closing date, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. None of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus and you should consult with your financial and legal advisors regarding the impact of an unsolicited rating on any class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your notes may be adversely affected.

Further, it may be perceived that a Hired Agency has a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by a Hired Agency for its rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier or later than you expected, which may adversely affect your ability to reinvest amounts paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments (including as a result of refinancing) or defaults of the receivables. Additionally, if the sponsor is required to repurchase receivables from the issuing entity because of a breach of an applicable representation or warranty as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties,” payment of principal on the notes will be accelerated.

Additionally, the occurrence of an optional redemption or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. If the receivables are sold upon exercise of a “clean-up call” by the servicer (or its designee), the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Optional Redemption” in this prospectus.

Financial market disruptions, including as a result of global events, and the absence of a secondary market for the notes could limit your ability to resell your notes.

The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the offered notes. The underwriters will do so by offering to buy the offered notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered notes or otherwise make a market for any class of notes, and may stop making offers at any time. In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. A market for the offered notes may not develop, or if one does develop, it may not continue or provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. Further, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including inflationary pressures, uncertainty regarding trade policy and potential instability and volatility as a result of global political and economic events) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in the liquidity in the secondary market for asset-backed securities. In particular, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinated notes have experienced, and may in the future experience, periods of reduced liquidity, which may occur rapidly and persist for extended periods of time. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Non-U.S. Persons investing in notes could be treated as engaged in a U.S. trade or business for United States federal income tax purposes on account of their own activities.

As discussed under “Material Federal Income Tax Consequences” in this prospectus, the U.S. federal income tax treatment of the notes to a beneficial owner that is a Non-U.S. Person turns on a number of facts, including whether interest on the notes paid to or accrued by the Non-U.S. Person is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. The determination of whether a Non-U.S. Person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Non-U.S. Person, which are necessarily unique to that Non-U.S. Person. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Non-U.S. Person through agents and other third parties could be attributed to the Non-U.S. Person in determining whether the Non-U.S. Person is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Internal Revenue Code is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note. Therefore, prospective investors are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a note and taking into account their own particular facts relating to such acquisition.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SC; and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the indenture trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters, the indenture trustee, and/or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Santander Drive Auto Receivables Trust 2025-3 is a statutory trust formed on February 4, 2025 under the laws of the State of Delaware for the purpose of owning receivables and issuing notes. The issuing entity will be operated pursuant to a trust agreement. SC will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in an aggregate notional principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the notes (other than the Class A-1 notes and the Class E notes) are being offered hereby, but the depositor may transfer all or a portion of the Class A-1 notes, the Class E notes and the certificates to an affiliate or sell all or a portion of the Class A-1 notes, the Class E notes and the certificates on or after the closing date. However, the portion of the certificates retained by the depositor or another majority-owned affiliate of SC to satisfy U.S. credit risk retention rules will not be sold, transferred, subjected to any credit risk mitigation or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—Credit Risk Retention.” On each payment date, the certificateholders will be entitled to any available funds remaining on that payment date after all deposits and distributions of higher priority have been made, as described in “The Indenture—Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	acquiring the property and assets set forth in the sale agreement from the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into the transaction documents to which it is a party and performing its obligations under the transaction documents; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The expected assets of the issuing entity as of the closing date will be as follows:

Receivables(1)	$2,150,309,391.20
Reserve Account – Initial Balance(2)	$21,503,093.91

(1)	Pool Balance as of the cut-off date.
(2)	To be an amount not less than 1.00% of the Pool Balance as of the cut-off date.

The expected liabilities of the issuing entity as of the closing date will be as follows:

Class A-1 Asset Backed Notes(1)	$219,570,000
Class A-2 Asset Backed Notes	$683,010,000
Class A-3 Asset Backed Notes	$455,340,000
Class B Asset Backed Notes	$178,480,000
Class C Asset Backed Notes	$194,600,000
Class D Asset Backed Notes	$221,480,000
Class E Asset Backed Notes(1)	$103,210,000

Total	$2,055,690,000

(1)	The Class A-1 notes and the Class E notes are not being offered hereby.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•

all receivable files relating to the receivables including the related original motor vehicle retail installment sale contracts and/or installment loans and all certificates of title to the related financed vehicles;

•

rights to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or the administration agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale agreement, the servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Sale and Assignment of Receivables.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) – also referred to herein as the “owner trustee” – is a national banking association with trust powers incorporated under the federal laws of the United States. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions involving auto receivables.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The owner trustee will be paid a fee, as described in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described in “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by SC.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and the Indenture Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and the administrator will remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee for the issuing entity and payment of all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor owner trustee) owed to the outgoing owner trustee.

For a further description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and the Indenture Trustee” below. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the owner trustee, see “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

The Indenture Trustee

The “indenture trustee” is Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2025, Citibank’s Agency and Trust group manages in excess of $9 trillion in fixed income and equity investments on behalf of over 3,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2025, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 332 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at www.sf.citidirect.com. For assistance with regard to this service, investors may call the indenture trustee’s corporate trust office at 1 (888) 855-9695.

The indenture trustee is an affiliate of one of the underwriters.

For a description of the provisions governing resignation and removal of the indenture trustee, see “The Indenture—Resignation or Removal of the Indenture Trustee” in this prospectus. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the indenture trustee, see “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

For a further description of the roles and responsibilities of the indenture trustee, see “—Role of the Owner Trustee and the Indenture Trustee” below.

Role of the Owner Trustee and the Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale agreement, the servicing agreement, the trust agreement, the administration agreement, the indenture, the asset representations review agreement, the securities or any receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and the indenture trustee will be required to perform only those duties specifically required of them under the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the indenture, as applicable, and the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the administrator.

The owner trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale agreement, the servicing agreement, the trust agreement or the indenture, or other related documents as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby. Under no circumstances will the owner trustee be required to take, expend or risk its own funds or to take any action at the direction of the noteholders or certificateholders if it will determine or be advised by counsel that such action is contrary to the transaction documents or applicable law.

The indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture— Noteholder Communication; List of Noteholders”), unless those noteholders have offered to the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses and liabilities which may be incurred by it, its agents and its counsel in compliance with such request or direction (including any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) by the indenture trustee of any indemnification or other obligation of the noteholders).

The owner trustee and the indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and the indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of a co-trustee, any rights, powers, duties and obligations of the owner trustee or the indenture trustee under the transaction documents that are conferred upon the co-trustee will be exercised or performed by the co-trustee jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee is incompetent or unqualified to perform specified acts, singly by the co-trustee subject to applicable direction.

The sponsor, the administrator, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Fees and Expenses” and “—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SC, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity; and to prepare and file registration statements and prospectuses relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SC pursuant to contribution or purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements and/or sale agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc. (“SC”), an Illinois corporation, is the sponsor, and will also serve as the originator, the seller and the administrator with respect to the receivables. The principal place of business of SC is 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach SC by telephone at (214) 634-1110. SC and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over 100 securitizations of auto contracts.

SC was incorporated on November 23, 1981 in the State of Illinois. SC is a wholly-owned subsidiary of Santander Consumer USA Holdings Inc., a Delaware corporation.

In 2013, SC and FCA US LLC (“Stellantis”), a subsidiary of Stellantis N.V., entered into a ten-year Master Private Label Financing Agreement (“MPLFA”) under which SC has been Stellantis’ preferred provider for consumer auto loans and leases and dealer loans. In April 2022, the MPLFA was extended to December 2025, updating certain terms that allow SC to serve in a complementary role to Stellantis’ recently launched captive finance company, Stellantis Financial Services US. In March 2022, SC partnered with Mitsubishi Motors North America, Inc. in a preferred lender program for consumer auto loans and leases and dealer loans.

No securitization sponsored by SC has defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

One of the underwriters is an affiliate of the sponsor.

Credit Risk Retention

Pursuant to Regulation RR, SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates.

SC determined the fair value of the notes and the issuing entity’s certificates in accordance with a fair value measurement framework under generally accepted accounting principles.

In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

Level 1: Fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

Level 2: Fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3: Fair value is calculated using unobservable inputs, such as the sponsor’s data.

SC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. SC believes that the fair market value of the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of significant unobservable inputs on key assumptions, including historical default rates and adjustments to reflect prepayment rates based on available data from comparable securitization transactions of similar assets, discount rates reflective of recent historical equity yields, and recovery rates based on the average severity utilizing reported severity rates and loss severity utilizing available market data from a comparable securitized pool.

The fair value of each class of notes is assumed to be substantially equal to the initial principal amount of that class as set forth on the cover of this prospectus and interest will accrue on the notes consistent with the following per annum coupon rates: Class A-1 notes, 4.519%, Class A-2 notes, 4.63%, Class A-3 notes, 4.38%, Class B notes, 4.49%, Class C notes, 4.68%, Class D notes, 5.11% and Class E notes, 6.60%.

To calculate the fair value of the issuing entity’s certificates, SC used a discounted cash flow method which uses the forecasted cash flows payable to the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield of the certificates. SC used an internal model to project future interest and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, the administration fee, transaction fees and expenses and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The resulting net cash flows to the certificates are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificates and the credit risks of the receivables.

In connection with the discounted cash flow calculation with respect to the certificates described above, SC made the following additional assumptions:

•	interest accrues on the notes at the rates described above;

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	projected cash flows to the certificates are discounted at 18.00%;

•

interest and principal payments on the receivables are calculated using the hypothetical pools, assumed cut-off dates and related pool characteristics described under “Maturity and Prepayment Considerations”;

•

the receivables prepay in full at a 14.00% CRR based on amortization arising from prepayments, where “CRR” means the “Conditional Repayment Rate” and which represents the annualized expected rate of voluntary prepayments of principal as a percentage of the outstanding principal balance of the receivables and is one of the primary methodologies used to evaluate such expected voluntary prepayments; and

•

cumulative net losses on the receivables from the cut-off date through maturity of the receivables, as a percentage of the initial pool balance, equal 16.00%, and from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, equal 15.72% and occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	21	7.52%	41	13.84%
2	0.00%	22	7.98%	42	13.98%
3	0.00%	23	8.45%	43	14.11%
4	0.00%	24	8.92%	44	14.24%
5	0.73%	25	9.38%	45	14.38%
6	1.13%	26	9.85%	46	14.51%
7	1.53%	27	10.32%	47	14.64%
8	1.93%	28	10.78%	48	14.78%
9	2.33%	29	10.88%	49	14.91%
10	2.73%	30	11.15%	50	15.04%
11	3.13%	31	11.42%	51	15.18%
12	3.53%	32	11.68%	52	15.31%
13	3.93%	33	11.95%	53	15.32%
14	4.33%	34	12.22%	54	15.39%
15	4.73%	35	12.48%	55	15.45%
16	5.13%	36	12.75%	56	15.52%
17	5.65%	37	13.02%	57	15.59%
18	6.12%	38	13.28%	58	15.65%
19	6.58%	39	13.55%	59	15.72%
20	7.05%	40	13.82%

SC developed these inputs and assumptions by considering the following factors:

•

Discount rate applicable to the certificate cash flows – estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) the performance of prior securitized pools of receivables under the Santander Drive Auto Receivables Trust platform, (ii) structural features in the transaction that may impact the stability of certificate cash flows and (iii) the ratings assigned by the Hired Agencies to the most subordinate class of notes in the transaction;

•

CRR – estimated considering the composition of the pool of receivables and the performance of securitized pools of receivables in previous securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform; and

•

Cumulative net loss rate and cumulative net loss timing curve – developed considering SC’s internal loss expectations, the composition of the pool of receivables, the performance of prior securitized pools of receivables under the Santander Drive Auto Receivables Trust platform, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. In determining the cumulative net loss rate and cumulative net loss timing curve, SC assumed:

•	a loss timing lag of 120 days, which is consistent with SC’s current charge-off policy whereby a receivable is charged-off no later than the month in which a payment became 120 days past due;

•

(i) a loss severity for each defaulted receivable of 55.00%, which is the average loss severity of prior securitized pools under the Santander Drive Auto Receivables Trust platform and considers trends in, and future estimates of, used vehicle values and (ii) a recovery in the month after the month of charge-off, which is consistent with SC’s timing experience for the lag time between charge-off of a receivable and receipt of the related liquidation proceeds; and

•

a loss timing curve based on the shape of historical securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform, and taking into account the composition of the underlying pool of receivables compared to other securitized pools under the Santander Drive Auto Receivables Trust platform. See “The Receivables Pool—Information About Certain Previous Securitizations”.

Based upon the foregoing inputs and assumptions, SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $2,192,020,646 and the issuing entity’s certificates to have a fair value of approximately $136,330,646, which is approximately 6.22% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 80.39% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $109,601,033, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The fair values disclosed above are based on the inputs and assumptions described above. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above and the actual performance of the receivables is likely to differ from the assumed performance (such as the amount of cumulative net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first periodic report on Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificates are expected to be retained by the depositor or another majority-owned affiliate of SC on the closing date, the first periodic report on Form 10-D filed by the depositor after the closing date will also disclose the portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR.

As described under “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

SC does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. All or a portion of the retained eligible horizontal residual interest may be transferred on or after the closing date to any other majority-owned affiliate of SC that is also a wholly-owned special purpose subsidiary of SC.

THE ORIGINATOR

All of the receivables were originated by SC. We use the term “originator” to refer to SC. The following is a description of the origination, underwriting and servicing procedures used by SC with respect to the receivables originated by SC and transferred to the issuing entity.

The originator originated the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. Sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivable and Calculation Methods

Each receivable has a fixed monthly payment and will amortize in full over its term assuming payments are made on time. Each contract utilizes the “simple interest method” for allocating its payment amount. Simple interest is calculated by multiplying the daily interest rate by the principal by the number of days that elapse between payments.

Receivable Origination Channels

SC primarily originated the receivables by purchasing motor vehicle installment sale contracts and/or installment loans from dealers pursuant to a dealer agreement between SC and the dealer. In addition, SC originated some of the receivables directly with the obligor in connection with vehicle purchases by customers at the end of a lease. SC also originated some of the receivables through pass-through arrangements in place with third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Active dealers are monitored in accordance with SC’s dealer performance management strategy and framework using metrics designed to monitor the performance of its network of dealers. SC’s dealer management conducts an initial holistic review when a referral is sent from a functional area or when a dealer fails to meet specified program metrics to determine the appropriate course of action (e.g., dealer quality review, escalation, etc.). Under SC’s dealer management progression, if issues are identified by SC during a dealer quality review, then the dealer will be placed on a treatment plan or a performance discussion with the dealer will be scheduled. Dealers on a treatment plan are re-evaluated after completion of the treatment plan, and are either returned to regular monitoring, subject to stipulations, as described below under “—Credit Risk Management and Underwriting—Funding of Approved Contracts and Stipulations”, or are recommended for deactivation.

Additionally, for customers who have leased a vehicle through the “Chrysler Capital” channel, SC provides financing to those customers in connection with purchases of the vehicles at lease maturity.

Under the pass-through arrangements, strategic partners direct applications to SC, which are then reviewed by SC. In most cases, “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SC, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SC funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SC on the following Business Day.

In the case of dealer-originated receivables (including receivables originated through pass-through arrangements) evidenced by tangible contracts, contract packages were sent by the dealers to SC. Key documentation was scanned to create electronic images and electronically forwarded to the originator’s centralized receivable processing department. The original documents were subsequently sent to an outsourced storage location and stored in a fire-resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviewed the contract packages for proper documentation and regulatory compliance and completed the entry of information into SC’s loan accounting system.

Credit Risk Management and Underwriting

Credit Risk Management Overview

SC is required to operate within sound, well-defined credit-underwriting criteria that are consistent with applicable regulatory and supervisory guidelines. In furtherance of the foregoing, SC adopted a policy (the “Loan Policy”) establishing principles and requirements for the management of credit risk stemming from retail consumer auto lending activities. In addition to the Loan Policy, SC has adopted a credit policy limit standard which provides guidance regarding when an originated contract would be considered an exception to SC’s underwriting guidelines (the “Credit Guidelines”). SC has revised, and will continue to revise, the Loan Policy and Credit Guidelines from time to time.

The Loan Policy is designed to support the effective identification, assessment, control, monitoring and reporting of credit risks across the retail consumer auto lending lifecycle, including but not limited to application acquisition, decisions and originations, funding, servicing and collections. The principles and requirements in the Loan Policy apply to all retail consumer auto lending activities of SC.

Under the Loan Policy, SC has established a suite of key risk indicators to monitor and control credit risk, including the establishment of triggers and limits, ongoing monitoring and reporting, and escalation and management of breaches.

Application Decisioning and Underwriting

In accordance with the Loan Policy and Credit Guidelines, originations generally include at a minimum an evaluation of applicant credit history, ability to repay, and collateral. SC utilizes a proprietary underwriting platform for loan originations. Currently, the majority of applications are auto-decisioned. Once a dealer submits an application electronically, SC’s systems implement an automated process which (i) acquires external data, such as credit bureau data, (ii) scores the transaction using a custom risk score, (iii) writes key data in SC’s system of record in a form that cannot be manually modified, (iv) establishes a risk-adjusted price and (v) issues an electronic response or proposal directly to the dealer. The entire automated process occurs typically within seconds of receipt of the electronic loan application. If an auto-decision is not rendered, the application will be manually reviewed, have system recommendations applied, and be manually decisioned. Should a dealer wish to make changes to the initial proposal, the dealer may submit an updated deal structure request, which may be completed electronically or through other methods such as direct discussions between the dealer and SC.

SC’s current decision model produces a custom risk score which is utilized in assessing credit risk, establishing appropriate risk-based pricing and ensuring an acceptable level of return. An applicant’s custom risk score is documented in SC’s system of record and may not be modified manually. Credit decisions are based on multiple factors including, but not limited to: the custom risk score, existence and value of a trade-in or down payment, income, length and depth of credit history, affordability and value of the financed vehicle. The custom risk score is reviewed and adjusted periodically to assess its predictive capability. However, credit scoring and credit models do not eliminate credit risk. New custom risk scores may be developed, reviewed and approved based on internal policy. From time to time SC refines, and in the future may further refine, its credit scoring methodology and decision model.

After applying the custom risk score, the application is allocated a price tier based on a loan structure, which drives final pricing. Under SC’s pricing model, SC has the flexibility to compensate for risk either by increasing the annual percentage rate under a contract and/or by purchasing the contract from the dealer at a discount. Approval by the automated system yields one of the following status results, which take into account both the risk of the applicant as well as the proposed structuring and pricing for a contract: (i) Approved, whereby the credit application and deal structure meet governing parameters and credit is offered on the terms requested; (ii) Conditioned, whereby the applicant’s custom risk score is above SC’s minimum cutoff, but the requested structure or vehicle does not meet the requirements of an approval; (iii) Counteroffer, whereby a decision to grant credit is given in a different amount or on other terms than requested; (iv) Decline, whereby the applicant’s custom risk score did not meet the minimum requirement for a particular loan and collateral type; and (v) Reject, whereby an application is submitted but it does not meet SC’s minimum credit criteria, such as minimum age. SC does not purchase a contract from the related dealer if the final status result for the related application is Decline or Reject.

As discussed above, SC has revised the Loan Policy and refined its credit scoring methodology and decision model from time to time. Consequently, receivables included in the pool have been originated under multiple iterations of the Loan Policy and Credit Guidelines (including predecessors to such policy and guidelines). Each version of the Loan Policy provides guidance regarding when an originated contract would be considered an exception to SC’s underwriting guidelines.

Each Loan Policy and the related Credit Guidelines outline underwriting “policy limits”. Some examples of currently used policy limit categories are: maximum payment-to-income; maximum debt-to-income; maximum LTV; maximum term; maximum age of the financed vehicle; minimum amount financed; maximum amount financed; maximum mileage; maximum financed amount of ancillary (or “backend” products); and maximum payment amount. However, not all policy limit categories are used or required based on the origination channel or anticipated risks. From time to time, SC has revised the policy limits, and expects to continue revising the policy limits, by adding or removing policy limit categories and/or by revising the applicable policy limit threshold at which an exception occurs.

For example, under the initial Loan Policy, any contract which exceeded a policy limit (as then in effect) at origination was considered an exception to SC’s underwriting guidelines. However, the initial Loan Policy also included “operating limits” applicable to various loan parameters. These operating limits were initial thresholds that required contracts to be manually reviewed by credit specialists while policy limits were thresholds beyond which a contract would be considered an exception.

Subsequent iterations of the Loan Policy and related Credit Guidelines have incorporated the concept of compensating factors. Policy limits may be exceeded up to a specified cap if a compensating factor is present, and the originated contract would then not be considered an exception to SC’s underwriting policies. Compensating factors are analytically derived deal structure and/or credit bureau attributes that contribute to positive performance of the related contracts at a level comparable to contracts originated within the policy limits. If a policy limit is exceeded without the requisite compensating factor or is exceeded beyond the specified cap for that limit, then approval by the appropriate level of seniority within SC is required. From time to time, SC may elect not to apply compensating factors in the underwriting process. Currently, SC does not consider compensating factors when assessing whether a contract would be considered an exception to SC’s underwriting policies, but may elect to do so in the future.

In 2021, SC began piloting a new decision platform, referred to as the “Pricing Decision Platform”, as part of the further evolution of SC’s custom risk score and pricing model. The credit policy limit framework under the Pricing Decision Platform, including the definition of exceptions, is similar to the credit policy limit framework and definition of exceptions applicable under the previous Loan Policy and Credit Guidelines. To facilitate a smooth transition to the new Pricing Decision Platform, SC had continued to underwrite contracts in accordance with the Loan Policy and Credit Guidelines while slowly increasing the percentage of contracts underwritten in accordance with the Pricing Decision Platform. All new contracts are underwritten in accordance with the Pricing Decision Platform.

As discussed above, SC’s policies and practices have evolved over time, and the methodology for determining whether a receivable constitutes an exception to SC’s underwriting guidelines has similarly evolved. Receivables originated prior to August 31, 2017 were originated prior to the implementation of the auto loan operating policy and the August 31, 2017 modifications to the credit risk management auto standard that preceded the Loan Policy. Solely for determining whether a receivable was considered by SC to be an exception to its underwriting guidelines for purposes of the tables below under “The Receivables Pool—Exceptions to Underwriting Criteria”, a receivable originated on or prior to August 31, 2017 is deemed an exception if it does not conform to the policy limits outlined in the most recent version of the Credit Guidelines and Loan Policy (without giving effect to the Pricing Decision Platform), even if that receivable was underwritten and originated in conformance with the underwriting policy in effect at the time of origination.

Funding of Approved Contracts and Stipulations

Underwriting decisions are based on information provided to SC by the applicant and the dealer. However, SC may verify the identity, employment, income, residency and other applicant or vehicle information in accordance with SC’s origination guidelines either before the application is approved and/or before the contract is funded in connection with a stipulation. Stipulations are action or documentation requirements systemically and/or manually applied within the systems that do not alter the underlying terms of the approval. Stipulations can be applied during the underwriting or funding process and could result in additional information, consumer contact or specific loan parameters that must be satisfied before the loan is purchased. Stipulations may vary depending on SC’s assessment of the overall risk a dealer presents to SC and its customers and may be waived in accordance with SC’s funding override procedures. Prior to funding an approved contract, SC employs its proprietary electronic platform, which was designed to handle the entire post-approval funding process, including the archiving of documents, applicant verification process and any re-calculation of final pricing based on any revisions to the original contract terms. SC’s operations department has procedures outlining when verifications are required and what the acceptable forms of information are for each verification; these verification procedures have evolved over time, and are subject to further revision and refinement. Verification documentation generally address applicant identity, insurance verification, proof of income, proof of residence and proof of employment.

From time to time following the origination of a receivable, the interest rate specified on the related contract may be decreased at the discretion of the originator after review of the original interest rate. Any such decrease is reflected in a customer adjustment letter sent to the obligor.

SC generates a proprietary loan funded score (formerly known as loss forecasting score) after each contract is funded. The proprietary loan funded score is used by SC to further assess the probability that a funded loan will default and is based on the data used under SC’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SC’s credit risk management department considered relevant in the development of SC’s proprietary loan funded scoring model. SC’s loan funded scoring model is reviewed and adjusted periodically to assess its predictive capability. SC has in the past updated its loan funded scoring model and may further refine the model from time to time.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the originator a security interest in the related financed vehicle. In each state in which the originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The originator or its predecessor in interest (if applicable) is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the originator’s security interest. As described below under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties”, SC may be required to repurchase a receivable if the originator’s security interest in the related financed vehicle is not perfected.

SC’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

THE SERVICER

Santander Bank, N.A. (“SBNA”) will be the servicer and the custodian for all of the receivables (in its capacity as servicer, the “servicer”). Prior to April 1, 2025, the receivables were serviced by SC. SC has acted as servicer for over 100 securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SC since the first quarter of 1998, as well as 15 acquired securitizations. SBNA has acted as servicer for motor vehicle retail installment sale contracts and motor vehicle leases since 2023. Since April 1, 2025, SBNA has acted as servicer for over 20 securitizations of motor vehicle retail installment sale contracts sponsored by SC. SBNA has adopted the servicing policies and procedures of SC and, consequently, the customary servicing practices of SBNA are the same as the customary servicing practices of SC.

SBNA is a national banking association chartered under the National Bank Act and is subject to supervision by the Office of the Comptroller of the Currency (the “OCC”). SBNA is a wholly-owned subsidiary of Santander Holdings USA, Inc. (“SHUSA”). SHUSA is a U.S. bank holding company headquartered in Boston, Massachusetts that serves as an intermediate holding company for the U.S. operations of Banco Santander, S.A.

All servicing and processing for the receivables will be performed by the servicer. The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SBNA is set forth below under “Servicing of the Receivables.”

The servicer will have the right to delegate, at any time without notice or consent, certain servicing and processing responsibilities of the receivables to other entities pursuant to the servicing agreement. Such delegation will not release the servicer of its responsibility with respect to its duties under the servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement” which describes other obligations of the servicer under the servicing agreement.

SERVICING OF THE RECEIVABLES

The servicer’s servicing practices are closely integrated with the origination platform of SC and also are governed by the Loan Policy. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria. As part of its risk management program, the servicer periodically performs comprehensive compliance risk assessments that identify products, services and customer types to determine risks associated with, among other things, consumer compliance laws, regulations and supervisory guidance. In connection with these risk assessments, the servicer may elect to modify its customary servicing practices or may enhance training and procedures related thereto, including by providing enhanced training to specific servicing personnel. The servicer’s specific servicing practices and policies may change over time.

Payment Methods and Overpayments. Obligors have a variety of available payment options, including mail through a lockbox service, overnight delivery services, a customer website, an interactive voice response system, third-party payment processing services and verbally with the servicer’s customer service and collections staff. Debit and ACH payments are accepted through these payment avenues, but the servicer does not accept payment by credit card. Payment refunds are made to the obligor in the event of an overpayment (including in connection with a payoff).

Payment Due Date Changes. To make payment due dates more convenient for obligors (for example, to move payment due dates to coincide with an obligor’s payroll cycle), the servicer may approve a change in the due date for current accounts or accounts where the due date change would bring the account current. Currently, only two due date changes may be approved during the term, and a new payment due date cannot be more than 20 days into the future from the original due date.

Partial Payments. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with customary servicing practices. The required minimum payment under customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. In each case, the period of delinquency is based on the number of days payments are contractually past due and is determined based on customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment.

Fee Waivers and Refunds. In some instances, accumulated Supplemental Servicing Fees on an obligor’s account may be waived by someone with the appropriate level of authority (which varies based on the status of the account and the amount to be waived). The servicer also has the discretion to refund any Supplemental Servicing Fees it has collected to the obligor. As described below under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Servicing Compensation and Expenses”, the servicer will be entitled to retain all Supplemental Servicing Fees.

Payoffs and Balance Waivers. A payoff is an amount quoted to the obligor, a dealer or an insurance company that will satisfy all interest, late fees, miscellaneous fees and principal due and accrued on the related receivable. A “short” payoff is a payment applied that does not satisfy the full final payoff amount, often because of accrued interest or late fees after a payoff is quoted. When the remaining account balance falls below the business threshold to be considered a short payoff, the receivable will be considered paid-in-full. The threshold for a short-payoff is periodically reviewed and may be adjusted based on business strategy. Balance waivers above this threshold may be made with approval commensurate with the dollar amount of the waiver and the status of the receivable.

Settlements. A settlement (also known as a principal reduction or debt forgiveness) is an option to assist obligors to settle or pay less than the full amount due on a receivable. An account settlement will only be accepted by the servicer in order to reduce an imminent loss and pursuant to management approval with the level of approval commensurate with the dollar amount of the principal reduction.

Bankruptcy. After notification that an obligor has filed for bankruptcy protection, the account is routed to the bankruptcy department to facilitate compliance with applicable bankruptcy law. The servicer’s bankruptcy department is responsible for servicing, processing and monitoring all bankruptcy accounts from the point of bankruptcy initiation to final disposition. Once the bankruptcy filing is verified by the bankruptcy department, all collection and recovery activities stop until a motion for relief from stay has been granted, a reaffirmation agreement is reached or the bankruptcy is dismissed. Through a bankruptcy account modification, the servicer can restructure debts to include interest, payment amount and term to reflect the treatment of the receivable in the confirmed bankruptcy plan. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.”

Servicemembers Civil Relief Act. Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an obligor who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after the origination of the receivable) is entitled to certain protections, as described under “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act”. Customary servicing practices for the benefit of obligors in military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) have in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The application of the Servicemembers Civil Relief Act and similar state laws may lead to delays in payment or losses on your notes.”

Disaster Relief and Recovery. In the event of a natural or manmade disaster, the servicer may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation. The servicer reevaluates and revises its policies related to disaster relief and recovery from time to time based on varying economic hardships arising out of natural and manmade disasters. For more information regarding the impact of a natural or manmade disaster on the receivables and your investment in the notes, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.”

Claims and Total Loss. The servicer’s insurance department is responsible for assisting customers and insurance companies with insurance claims upon notification of an incident. The servicer’s insurance department helps facilitate claims processing by providing necessary documentation to insurance companies and repair facilities, validation of documents received and follow-up calls to customers, insurance companies and repair facilities as needed. Claim types facilitated by the servicer’s insurance department include repair, total loss, GAP and credit life and disability. The obligors for all of the receivables owned by the issuing entity are required under the receivables to maintain physical damage insurance policies naming the originator as loss payee. the servicer does not force place insurance in the event of a lapse and the servicer may, but is not required under the transaction documents to, use a third-party vendor to monitor proof of insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Customers are responsible for any balances that remain on an account after the insurance proceeds have been received and posted.

Customer Relief Tools. The servicer provides various options to assist obligors with temporary setbacks, including extensions and modifications, each of which has been designed to comply with applicable federal regulatory and legal guidance. Prior to implementing any of these options, the servicer assesses account status and an obligor’s hardship or situation in an effort to determine if a loss mitigation treatment will increase the likelihood that an obligor is able to repay its obligations under the receivable. For example, when evaluating relief options, the servicer considers at a minimum the type of hardship or situation affecting the obligor, how long the hardship or situation is likely to impact the obligor’s ability to repay and whether the relief option will increase the likelihood of the obligor’s ability to repay. As part of the approval process for extensions or modifications, the obligor is expected to establish a renewed ability and willingness to repay the loan in accordance with regulatory ability-to-pay guidance. However, for obligors impacted by a natural disaster, an extension, modification or reduction in payment may be offered without assessing the obligor’s ability and willingness to pay, as described above under “—Disaster Relief and Recovery”. None of the loss mitigation treatments currently include interest grace periods. The servicer’s servicing practices and policies set forth explicit requirements that control the use of these options. The servicer’s servicing practices and policies, including specific policies related to the use of extensions, modifications, reductions in payment and other servicing tools, are reevaluated and revised from time to time. Exceptions to the servicer’s servicing practices and policies, including eligibility requirements for loss mitigation treatment, must be approved by someone with the appropriate level of authority.

Extensions. An extension is the process of moving one or more monthly payments to the end of the receivable’s term (thereby extending the maturity date of the contract) in order to provide an obligor with temporary financial relief. Additionally, an extension may occur in connection with a modification, as described below under “—Modifications”. Historically, extensions (other than extensions in connection with a modification) were generally limited to a maximum of eight months during the life of the loan. However, in 2020, the servicer modified its general servicing practices such that extensions (other than extensions in connection with a modification) were generally limited to a maximum of twelve months during the life of the loan, and the servicer has further modified its general servicing practices to generally limit extensions (other than extensions in connection with a modification) to a maximum of eight months during the life of the loan plus an additional twelve months during a disaster situation, with the maximum number of extensions not to exceed sixteen during the life of a loan. Under the servicer’s current servicing practices, each extension (other than extensions in connection with a modification) ranges from one to three months in length, with the maximum number of months per extension limited to three months. In March 2023, the servicer further modified its general servicing practices such that eight payments must have been received from the date of origination before the obligor is eligible for an extension (other than extensions in connection with a modification), and eight payments must have been received since a previous extension or modification.

Modifications. Under the servicer’s current servicing practices and policies, a hardship modification is the process of decreasing an obligor’s monthly payment by changing the terms of the original contract, and a mature modification is a modification provided to obligors who are within six months of the maturity date which extends the term of the receivable and may reduce the interest rate for the new remaining term. A modification is generally only an option for accounts that have not been charged-off, and for which a specified minimum number of payments have been made. Obligors are only eligible for a single modification during the life of the receivable, but an obligor who has received a modification may also be granted a mature modification. The servicing practices and policies provide the servicer with the ability to implement a range of options with respect to an impacted receivable in connection with a hardship modification, including permitting voluntary surrender of the related financed vehicle, waiving the receivable’s deficiency balance, a permanent or temporary reduction in the principal balance of or interest rate on such receivable and extension of the receivable’s term.

Collections. Primary collections activities are performed at multiple U.S. servicing centers to enhance the servicer’s servicing capabilities and the level of customer service delivered to the servicer’s obligors. The servicer also uses vendors for collections and reviews and certain other customer service operations and servicing-related activities. The servicer uses application characteristics, refreshed credit data, model-driven methodologies and obligor behavior to apply a risk-driven collections strategy. The servicer may use a behavior score to determine the entry point into predictive collections and the intensity of treatment upon entry. Under the servicer’s servicing practices, communication with obligors (whether written or verbal), is required to be conducted in accordance with applicable regulatory and statutory requirements. Phone conversations between obligors and the servicer are recorded or monitored for performance evaluation, training and other business related purposes. In order to minimize losses, the servicer attempts to collect payments from delinquent customers to bring the account current. At this stage of the collections process, the objectives include, among other things: to collect past due payments; to educate obligors on the consequences of non-payment; and to use available tools to support repayment, workout or disposition of collateral (where applicable, and as a last resort), including loan modification tools (e.g., modifications, extensions) to assist in repayment of amounts owed.

The collection process is divided into stages. The number of days a receivable is delinquent enough to trigger any stage in the collection process varies depending on the behavior score and credit quality of the related obligor. The first stage in the collection process is early stage collections. The servicer’s early stage customers are generally in a pooled environment and contacted through text, email and telephone. The servicer’s telephony system delivers the call and customer information to employees simultaneously. The second stage in the collection process is late stage collections. Receivables within the second stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of late stage collections is to reduce delinquency, mitigate loss and limit the number of receivables that roll to the servicer’s potential loss group. If the delinquency is not cured during the late stage collections process, repossession of the vehicle may be recommended. The servicer utilizes outsourcing partners to assist in servicing receivables at all stages of delinquency. The servicer’s outsourcing partners utilize the same platform, systems, and quality assurance metrics as its direct employees.

Repossession. If a receivable is past due or has defaulted, then the servicer may repossess the related financed vehicle. The management of repossessed vehicles aims to minimize loss and may be determined by various strategies, including liquidation. In determining whether to repossess a financed vehicle, the servicer may also take into account current economic conditions as well as the state of the used automobile market. All repossessions must be approved by management or an authorized designee. Prior to approving a repossession, the servicer verifies that the obligor is not subject to protection under the Relief Act. Where required by law or by its customary servicing practices, the servicer sends the obligor a right-to-cure letter prior to repossession of the financed vehicle, informing the obligor and/or the co-obligor, if applicable, that the receivable is in default and that the related financed vehicle will be repossessed if the obligor and/or the co-obligor, if applicable, fails to cure the default within the specified time. Additionally, an obligor and/or a co-obligor, if applicable, has the ability to voluntarily surrender a financed vehicle at any time. The right-to-cure letter may be waived as an exception for voluntary surrenders or if the vehicle securing the receivable is in jeopardy by reason of an impound, seizure or abandonment. An exception to the general process requirements for a repossession must be approved by an officer with appropriate approval authority. After repossession, a “Notice of Intent to Sell” letter is sent to the obligor where required by state law, notifying the obligor that the vehicle will be sold at auction unless all requirements for a reinstatement are met. Repossession efforts are closed when a payment is made on the receivable or when an extension request is complete, but may be resumed if payments on the receivable remain past due and no additional payments are made. If the servicer is unable to repossess a financed vehicle, then the servicer may pursue an action for replevin. Replevin is a court order that provides legal authority for a lienholder or law enforcement (on the lienholder’s behalf) to recover the financed vehicle on a receivable in default. If the obligor is subject to a bankruptcy proceeding, then repossession and replevin options are subject to additional protections and considerations and are supervised by the servicer’s bankruptcy department.

The servicer’s asset remarketing group manages the inventory of repossessed assets from the point of repossession to the application of liquidation proceeds. Repossessed vehicles are sold at auction. In addition, the asset remarketing group monitors all expenses related to the sales process and the servicer’s credit risk management information systems group monitors and provides oversight of auction activities on a monthly basis.

Impounds. The servicer’s impound department is responsible for supporting the overall loss mitigation and asset recovery of impounded vehicles to prevent unintended lien loss and to determine the appropriate course of action regarding the repossession or abandonment of financed vehicles. The impound department, subject to specific limitations (e.g., the vehicle has already been assigned for repossession), generally will attempt to make contact with the obligor to determine whether the obligor intends to recover the vehicle. With the appropriate level of management approval, which varies based on the dollar amount of the associated recovery costs, the servicer may elect to bailout the vehicle after taking into consideration all associated costs and expected net proceeds prior to repossession or abandonment of the impounded vehicle. Impound bailout costs may consist of repossession fees, collateral evaluation fees, storage fees, repair fees, transportation fees and other associated recovery fees. These fees are allocated to the obligor’s account.

Reinstatements. A reinstatement is an agreement with the obligor to restore the receivable to the terms prior to the repossession. The servicer’s servicing practices and policies provide that the servicer must comply with state specific guidelines and regulatory requirements to reinstate an account. As part of the approval process for a reinstatement, the obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. The ability to make ongoing future payments may be determined from new information pertinent to any of the following situations, but not limited to: income reduction or loss; job changes; life changes (e.g., death in the family, family emergencies, medical); car repairs; and unexpected expenses. Reinstatements must be approved by someone with the appropriate level of authority, which level of authority varies based on the number of previous repossessions and the existence of other factors such as an early payment default or threats of violence. In addition, the Loan Policy provides specific additional guidelines in connection with a reinstatement for obligors in bankruptcy.

Charge-offs. The servicer defines a charge-off as the accounting process of writing off likely uncollectable receivables. For charge-off accounts (other than accounts in active bankruptcy), collections activity continues with respect to any outstanding balance. Once a receivable is charged-off, it is always indicated as a charge-off in the servicer’s system of record. The servicer’s charge-off policy is designed to ensure compliance with applicable law and a consistent approach to the charge-off of delinquent accounts. Generally, a receivable is charged-off at month-end during the month in which the receivables reaches 120 days past due. Under the servicer’s servicing practices, if a vehicle is sold following a repossession, then the receivable will be charged-off upon receipt of the related liquidation proceeds and if a receivable is confirmed as being the subject of fraud, then the receivable will be charged-off within 60 days from the last day of the month in which the confirmed fraud was identified. Receivables with a deceased obligor and no surviving obligors are charged-off once the account has reached 60 days past due, as early as the month following notification. Receivables with an obligor in bankruptcy are charged-off within 60 days of receipt of filing from the bankruptcy court, and the balance of the receivable is written down to the value of the collateral (less cost to sell). Once a receivable has been charged-off (or, in some circumstances, once a vehicle has been repossessed) by the servicer, interest may stop accruing.

Under the servicer’s servicing practices, receivables related to repossessed vehicles are charged-off at the end of the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) more than 90 days have elapsed since the date the vehicle was repossessed; and (c) the receivable becomes contractually delinquent 120 days. The amount of the initial charge-off will be equal to the then current outstanding receivable principal balance less, if the repossessed vehicle has been liquidated, the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossessing, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

If the vehicle financed by a receivable is a total loss, the receivable will be charged-off at the end of the month when the receivable becomes contractually delinquent greater than 120 days.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 750 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the administrator, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer for a period of 90 days after written notice of such failure is delivered by the asset representations reviewer to the issuing entity, the sponsor and the indenture trustee. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the administrator, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes will, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the administrator, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations made in the asset representations review agreement; or

•	an insolvency event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent payment date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the Note Balance, the indenture trustee will follow the direction of the noteholders representing the greater percentage of the Note Balance) or (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent payment date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the Collection Period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. The asset representations reviewer will pay the expenses (including the fees and expenses of counsel) of transitioning the asset representations reviewer under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review—Indemnification and Limitations of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of Banco Santander, S.A.: the depositor, Santander US Capital Markets LLC, as one of the underwriters, SBNA, as servicer, and SC, as the originator, as sponsor and as administrator. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another. The indenture trustee is an affiliate of one of the underwriters.

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These receivables are secured by a combination of new and used automobiles, heavy-duty trucks, light-duty trucks, SUVs and vans manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to the issuing entity have been originated by the originator. See “The Originator” in this prospectus.

The characteristics of the receivables presented throughout this prospectus are based on the receivables as of the cut-off date, which were owned by SC and met the criteria set forth under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties” as of the cut-off date.

Each of the receivables were selected using selection procedures that were not known or intended by SC to be adverse to the issuing entity.

As of the cut-off date, receivables representing 100% of the Pool Balance were originated by SC. See “The Originator—Receivable Origination Channels” in this prospectus. All of the receivables are Simple Interest Receivables. See “—Calculation Methods” and “The Originator—Receivables and Calculation Methods” in this prospectus.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater – or smaller – number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

Exceptions to Underwriting Criteria

As described above under “The Originator—Credit Risk Management and Underwriting”, SC utilizes a proprietary underwriting platform for loan originations. As described above under “The Originator—Credit Risk Management and Underwriting—Application Decisioning and Underwriting”, SC originates receivables considered by SC to be exceptions to SC’s underwriting guidelines.

As of the cut-off date, 3,111 of the receivables, having an aggregate outstanding principal balance of $81,889,092.46 (approximately 3.81% of the principal balance of the receivables in the pool as of the cut-off date), were considered by SC to be exceptions to SC’s underwriting guidelines:

Category of Policy Limit – One Exception Only	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
Max Payment-to-Income	233	$5,496,059.55	0.26%
Max Debt-to-Income	75	$1,368,462.04	0.06%
Max Loan-to-Value Ratio	619	$14,593,777.19	0.68%
Max Vehicle Age	1	$42,447.11	0.00%(2)
Max Amount Financed	3	$308,769.18	0.01%
Min Amount Financed	25	$146,391.41	0.01%
Max Mileage	1	$15,345.68	0.00%(2)
Max Backend	1,966	$50,497,851.31	2.35%
Max Payment	146	$7,438,312.99	0.35%
Total	3,069	$79,907,416.46	3.72%

(1)	Sum of percentages may not equal total due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Category of Policy Limit – More Than One Exception	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
Max Payment-to-Income and Max Loan-to-Value Ratio	1	$4,991.53	0.00%(2)
Max Debt-to-Income and Max Loan-to-Value Ratio	1	$106,328.09	0.00%(2)
Max Payment-to-Income, Max Amount Financed, Max Backend and Max Payment	1	$74,134.88	0.00%(2)
Max Payment-to-Income and Max Debt-to-Income	3	$88,307.51	0.00%(2)
Max Amount Financed and Max Backend	2	$195,084.65	0.01%
Max Amount Financed and Max Payment	9	$741,321.82	0.03%
Max Payment-to-Income and Max Backend	3	$60,346.00	0.00%(2)
Max Payment-to-Income and Max Payment	1	$13,835.05	0.00%(2)
Max Loan-to-Value Ratio and Max Backend	12	$334,093.43	0.02%
Max Backend and Max Payment	9	$363,233.04	0.02%
Total	42	$1,981,676.00	0.09%

(1)	Sum of percentages may not equal total due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Solely for determining whether a receivable was considered by SC to be an exception to its underwriting guidelines for purposes of the tables above, a receivable originated on or prior to August 31, 2017 is deemed an exception if it does not conform to the policy limits outlined in the most recent version of the Credit Guidelines and Loan Policy (without giving effect to the Pricing Decision Platform), even if that receivable was underwritten and originated in conformance with the underwriting policy in effect at the time of origination.

SC determined that receivables considered by SC to be exceptions to SC’s underwriting guidelines should be included in the receivables pool. SC elected to include those receivables because SC’s general practice is to securitize substantially all eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the issuing entity, and the existence of an exception is not a selection criterion used to determine eligibility of a receivable for inclusion in the receivables pool. In addition, the information relating to delinquency, repossession and credit loss experience set forth below under “—Delinquencies, Repossessions and Credit Losses” and the securitized pool performance discussed below under “—Information About Certain Previous Securitizations” is reflective of all receivables originated by SC.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to the Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications as of the Cut-off Date

The composition, distribution by loan-to-value ratio, FICO® score, loan funded score, contract rate, geographic distribution by state of residence of the obligor, model year, original term to maturity, remaining term to maturity, original amount financed, current principal balance, vehicle make and original mileage, in each case, of the receivables in the pool as of the cut-off date are set forth in the tables below.

Composition of the Pool of Receivables

As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$636,949,694.22	$1,513,359,696.98	$2,150,309,391.20
Number of Receivables	19,216	67,741	86,957
Percentage of Aggregate Outstanding Principal Balance	29.62%	70.38%	100.00%
Average Outstanding Principal Balance	$33,146.84	$22,340.38	$24,728.42
Range of Outstanding Principal Balances	$656.77 to $116,500.56	$508.15 to $99,128.47	$508.15 to $116,500.56
Weighted Average Contract Rate(1)	15.45%	19.06%	17.99%
Range of Contract Rates	0.00% to 29.99%	0.00% to 29.99%	0.00% to 29.99%
Weighted Average Remaining Term(1)	68 months	67 months	68 months
Range of Remaining Terms(2)	4 months to 75 months	4 months to 75 months	4 months to 75 months
Weighted Average Original Term(1)	72 months	71 months	72 months
Range of Original Terms(2)	24 months to 75 months	24 months to 75 months	24 months to 75 months

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100.00%	26,052	29.96%	$615,793,750.37	28.64%
100.00% - 109.99%	16,820	19.34	438,260,495.45	20.38
110.00% - 119.99%	17,628	20.27	454,904,759.56	21.16
120.00% - 129.99%	13,400	15.41	337,702,875.79	15.70
130.00% - 139.99%	11,517	13.24	268,094,176.21	12.47
140.00% - 149.99%	1,536	1.77	35,426,063.59	1.65
150.00% and greater	4	0.00 (3)	127,270.23	0.01
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)

LTV for receivables originated by SC is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the “value” of the financed vehicle. The “value” of the financed vehicle means, (i) with respect to new vehicles, either the invoice price or MSRP of the financed vehicle, (ii) with respect to used vehicles (other than as set forth in clause (iii)), the book value of the financed vehicle and (iii) with respect to used vehicles originated through pass-through arrangements in place with certain third parties, the sales prices of the financed vehicle. The “value” of the financed vehicle may not be reflective of the market value of the financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Less than 0.005% but greater than 0.00%.

Distribution of the Pool of Receivables

By FICO® Score

As of the Cut-off Date

FICO® Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
351 – 400	0.01%
401 – 450	0.33
451 – 500	3.43
501 – 550	14.45
551 – 600	26.83
601 – 650	24.38
651 and higher	16.79
No FICO® Score(3)	13.78

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“No FICO® Score” represents those receivables where no FICO® score for the obligor was available at origination.

Distribution of the Pool of Receivables

By Loan Funded Score

As of the Cut-off Date

SC Loan Funded Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
450 and lower	1.56%
451 – 500	30.58
501 – 550	34.16
551 – 600	21.80
601 – 650	8.18
651 – 700	2.63
701 – 750	0.78
751 and higher	0.31

Total	100.00%

(1)

The loan funded score (formerly known as the loss forecasting score) is a proprietary score used by SC. Under SC’s scoring model, a loan funded score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SC’s proprietary loan funded scoring system is not comparable to a score from a credit bureau or a FICO® score. Further, a loan funded score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Contract Rate

As of the Cut-off Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 0.001%	27	0.03%	$805,222.02	0.04%
0.001% - 1.000%	21	0.02	613,904.63	0.03
1.001% - 2.000%	20	0.02	629,273.27	0.03
2.001% - 3.000%	79	0.09	3,980,627.02	0.19
3.001% - 4.000%	58	0.07	2,379,495.95	0.11
4.001% - 5.000%	65	0.07	2,666,617.91	0.12
5.001% - 6.000%	75	0.09	2,831,113.16	0.13
6.001% - 7.000%	74	0.09	2,420,366.46	0.11
7.001% - 8.000%	166	0.19	4,536,942.01	0.21
8.001% - 9.000%	370	0.43	10,909,332.82	0.51
9.001% - 10.000%	1,038	1.19	31,687,693.20	1.47
10.001% - 11.000%	1,853	2.13	55,896,205.71	2.60
11.001% - 12.000%	3,029	3.48	89,520,031.68	4.16
12.001% - 13.000%	4,299	4.94	120,627,740.73	5.61
13.001% - 14.000%	5,273	6.06	139,877,280.52	6.50
14.001% - 15.000%	6,254	7.19	161,901,564.90	7.53
15.001% - 16.000%	6,304	7.25	164,436,255.50	7.65
16.001% - 17.000%	6,756	7.77	175,351,406.69	8.15
17.001% - 18.000%	8,713	10.02	226,170,383.14	10.52
18.001% - 19.000%	5,613	6.45	139,644,863.91	6.49
19.001% - 20.000%	4,989	5.74	121,913,896.60	5.67
20.001% - 21.000%	7,009	8.06	161,056,375.46	7.49
21.001% - 22.000%	3,599	4.14	82,433,216.50	3.83
22.001% - 23.000%	3,358	3.86	75,709,490.40	3.52
23.001% - 24.000%	4,345	5.00	93,720,512.14	4.36
24.001% - 25.000%	5,203	5.98	106,488,242.15	4.95
25.001% - 26.000%	1,968	2.26	40,352,472.36	1.88
26.001% - 27.000%	1,790	2.06	36,898,348.51	1.72
27.001% - 28.000%	1,297	1.49	26,617,285.24	1.24
28.001% - 29.000%	841	0.97	18,078,793.71	0.84
29.001% - 30.000%	2,471	2.84	50,154,436.90	2.33
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	12,617	14.51%	$340,546,513.70	15.84%
Florida	10,972	12.62	274,951,370.05	12.79
California	7,814	8.99	197,629,862.58	9.19
North Carolina	3,729	4.29	91,737,297.64	4.27
Georgia	3,683	4.24	91,675,604.72	4.26
Pennsylvania	3,638	4.18	89,092,504.00	4.14
New York	3,321	3.82	84,409,736.72	3.93
Ohio	3,340	3.84	73,709,793.61	3.43
New Jersey	2,479	2.85	59,104,114.21	2.75
South Carolina	2,278	2.62	55,309,239.93	2.57
Illinois	2,266	2.61	53,015,492.31	2.47
Arizona	1,925	2.21	48,879,993.04	2.27
Virginia	1,861	2.14	45,917,467.31	2.14
Maryland	1,649	1.90	44,457,418.09	2.07
Tennessee	1,786	2.05	42,799,269.39	1.99
Alabama	1,627	1.87	37,446,582.03	1.74
Indiana	1,620	1.86	37,280,121.88	1.73
Kentucky	1,577	1.81	36,557,808.50	1.70
Louisiana	1,449	1.67	34,802,106.58	1.62
Missouri	1,474	1.70	32,813,770.59	1.53
Massachusetts	1,404	1.61	32,270,359.46	1.50
Arkansas	1,225	1.41	28,139,292.35	1.31
Nevada	1,006	1.16	26,204,292.20	1.22
Oklahoma	1,171	1.35	25,862,103.33	1.20
Mississippi	1,026	1.18	24,251,907.42	1.13
Colorado	861	0.99	22,058,102.09	1.03
Michigan	992	1.14	21,728,519.00	1.01
Other(3)	8,167	9.39	197,658,748.47	9.19
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)

Based on the state of residence of the obligor on the receivables. The state of residence of the obligor may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the state of residence is populated for the securitized pool and how state of residence is required to be populated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2013	399	0.46%	$2,925,979.54	0.14%
2014	659	0.76	5,482,143.85	0.25
2015	1,093	1.26	9,975,795.97	0.46
2016	3,750	4.31	52,624,194.68	2.45
2017	5,689	6.54	83,050,307.90	3.86
2018	6,677	7.68	116,590,145.83	5.42
2019	8,287	9.53	160,441,519.35	7.46
2020	8,544	9.83	181,222,000.29	8.43
2021	10,708	12.31	267,811,602.76	12.45
2022	12,155	13.98	321,988,381.57	14.97
2023	7,805	8.98	220,602,440.48	10.26
2024	7,199	8.28	239,229,026.62	11.13
2025	13,899	15.98	484,820,249.02	22.55
2026	93	0.11	3,545,603.34	0.16
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
24 and less	20	0.02%	$177,528.47	0.01%
25 – 36	307	0.35	3,966,899.24	0.18
37 – 48	891	1.02	12,998,941.74	0.60
49 – 60	7,174	8.25	127,735,970.96	5.94
61 – 72	65,779	75.65	1,573,150,653.36	73.16
73 – 75	12,786	14.70	432,279,397.43	20.10
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)

The original term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the original term to maturity is calculated for the securitized pool and how the original term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
6 and less	181	0.21%	$355,049.71	0.02%
7 – 12	687	0.79	2,225,003.25	0.10
13 – 18	2,559	2.94	15,343,798.79	0.71
19 – 24	5,302	6.10	45,573,734.75	2.12
25 – 30	215	0.25	3,145,181.19	0.15
31 – 36	334	0.38	4,287,736.10	0.20
37 – 42	71	0.08	1,175,970.25	0.05
43 – 48	1,040	1.20	15,442,749.88	0.72
49 – 54	583	0.67	12,831,048.36	0.60
55 – 60	8,671	9.97	170,823,463.69	7.94
61 – 66	3,405	3.92	96,887,733.19	4.51
67 – 72	56,963	65.51	1,537,534,507.61	71.50
73 – 75	6,946	7.99	244,683,414.43	11.38
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)

The remaining term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the remaining term to maturity is calculated for the securitized pool and how the remaining term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Amount Financed

As of the Cut-off Date

Original Amount Financed	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 - $5,000.00	10	0.01%	$45,284.96	0.00	%(2)
$5,000.01 - $7,500.00	401	0.46	2,358,074.78	0.11
$7,500.01 - $10,000.00	1,555	1.79	11,622,649.39	0.54
$10,000.01 - $12,500.00	3,393	3.90	31,868,221.87	1.48
$12,500.01 - $15,000.00	5,327	6.13	61,629,766.07	2.87
$15,000.01 - $17,500.00	7,005	8.06	97,754,653.84	4.55
$17,500.01 - $20,000.00	8,408	9.67	139,090,259.46	6.47
$20,000.01 - $22,500.00	9,003	10.35	175,051,973.38	8.14
$22,500.01 - $25,000.00	8,970	10.32	197,366,523.84	9.18
$25,000.01 - $27,500.00	8,178	9.40	200,447,590.22	9.32
$27,500.01 - $30,000.00	7,249	8.34	195,863,748.80	9.11
$30,000.01 - $32,500.00	6,120	7.04	179,506,262.34	8.35
$32,500.01 - $35,000.00	4,731	5.44	150,050,854.43	6.98
$35,000.01 - $37,500.00	3,741	4.30	127,469,241.15	5.93
$37,500.01 - $40,000.00	2,985	3.43	108,939,928.32	5.07
$40,000.01 - $42,500.00	2,157	2.48	83,481,572.43	3.88
$42,500.01 - $45,000.00	1,640	1.89	68,444,709.43	3.18
$45,000.01 - $47,500.00	1,364	1.57	60,432,638.22	2.81
$47,500.01 - $50,000.00	1,052	1.21	49,514,360.55	2.30
$50,000.01 and greater	3,668	4.22	209,371,077.72	9.74
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Distribution of the Pool of Receivables

By Current Principal Balance

As of the Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	2,585	2.97%	$8,748,708.22	0.41%
$5,000.01 - $10,000.00	6,459	7.43	48,958,830.56	2.28
$10,000.01 - $15,000.00	8,922	10.26	113,346,600.55	5.27
$15,000.01 - $20,000.00	13,621	15.66	240,256,877.47	11.17
$20,000.01 - $25,000.00	16,456	18.92	370,144,497.35	17.21
$25,000.01 - $30,000.00	14,192	16.32	388,884,011.37	18.09
$30,000.01 - $35,000.00	9,863	11.34	318,412,417.62	14.81
$35,000.01 - $40,000.00	6,049	6.96	225,451,786.85	10.48
$40,000.01 - $45,000.00	3,325	3.82	140,563,874.19	6.54
$45,000.01 - $50,000.00	2,229	2.56	105,543,404.04	4.91
$50,000.01 and greater	3,256	3.74	189,998,382.98	8.84
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Vehicle Make

As of the Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Chevrolet	11,000	12.65%	$286,629,289.93	13.33%
Toyota	7,978	9.17	208,059,449.15	9.68
Ford	7,947	9.14	203,604,347.75	9.47
Nissan	9,019	10.37	182,858,478.04	8.50
Dodge	5,878	6.76	167,965,385.24	7.81
Jeep	6,537	7.52	162,487,272.50	7.56
Kia	5,770	6.64	122,772,752.49	5.71
Honda	5,046	5.80	119,476,333.61	5.56
Hyundai	5,188	5.97	108,020,594.67	5.02
Tesla	2,559	2.94	82,049,512.52	3.82
GMC	2,489	2.86	77,450,935.63	3.60
Volkswagen	2,605	3.00	57,257,229.04	2.66
Mercedes-Benz	1,806	2.08	52,158,207.84	2.43
BMW	1,588	1.83	43,774,309.95	2.04
Mitsubishi	1,910	2.20	41,679,952.19	1.94
Buick	1,334	1.53	29,376,345.66	1.37
Mazda	1,307	1.50	28,747,336.08	1.34
Subaru	1,113	1.28	24,805,366.83	1.15
Cadillac	777	0.89	22,049,475.08	1.03
Other(2)	5,106	5.87	129,086,817.00	6.00
Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Original Mileage

As of the Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
0 - 5,000	20,228	23.26%	$665,456,729.17	30.95%
5,001 - 10,000	1,763	2.03	49,406,681.64	2.30
10,001 - 15,000	2,111	2.43	54,504,754.44	2.53
15,001 - 20,000	2,718	3.13	69,571,694.70	3.24
20,001 - 25,000	3,372	3.88	83,624,277.32	3.89
25,001 - 30,000	3,946	4.54	95,378,903.41	4.44
30,001 - 35,000	4,211	4.84	97,898,881.16	4.55
35,001 - 40,000	4,347	5.00	101,296,226.10	4.71
40,001 - 45,000	4,360	5.01	99,144,798.86	4.61
45,001 - 50,000	4,436	5.10	102,442,051.21	4.76
50,001 - 55,000	4,467	5.14	100,813,513.12	4.69
55,001 - 60,000	4,764	5.48	105,756,617.41	4.92
60,001 - 65,000	4,330	4.98	92,835,865.23	4.32
65,001 - 70,000	3,775	4.34	79,151,872.54	3.68
70,001 - 75,000	3,372	3.88	67,526,648.40	3.14
75,001 - 80,000	3,276	3.77	65,482,719.91	3.05
80,001 - 85,000	2,505	2.88	49,604,583.37	2.31
85,001 - 90,000	2,281	2.62	44,317,396.07	2.06
90,001 and greater	6,695	7.70	126,095,177.14	5.86

Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Delinquencies, Repossessions and Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) auto receivables originated by SC and (ii) certain auto receivables owned by SC (or an affiliate of SC consolidated into the financial statements of SC) that were classified by SC in its “sub-prime” category. SC’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. The information in the following tables includes the experience with respect to receivables originated by certain unaffiliated third parties, but the tables do not reflect delinquency, repossession and credit loss experience with respect to those third-party-originated receivables prior to the respective dates on which those receivables were converted to SC’s or the servicer’s servicing system, as applicable.

The information in the following tables reflects receivables with a variety of payment and other characteristics that may not correspond to the characteristics of the receivables pool. In addition, delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of SC or the servicer that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile receivables. As a result, past or future delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables, particularly during periods of economic disruption or downturn.

See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes”.

Delinquency Experience

	As of March 31,
	2025		2024
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$29,166,383,157		$28,667,437,855
Delinquencies (1)(2)
31-60 days	$2,512,085,050	8.61%	$2,610,116,552	9.10%
61-90 days	$1,288,379,063	4.42%	$1,202,121,080	4.19%
91 days & over	$415,855,453	1.43%	$413,167,843	1.44%
Total 31+ Delinquencies(3)	$4,216,319,566	14.46%	$4,225,405,475	14.74%
Total 61+ Delinquencies(3)	$1,704,234,516	5.84%	$1,615,288,923	5.63%

	As of December 31,
	2024		2023		2022
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$28,932,388,330		$28,316,499,417		$29,388,567,106
Delinquencies (1)(2)
31-60 days	$3,111,179,975	10.75%	$3,161,969,834	11.17%	$2,743,798,547	9.34%
61-90 days	$1,417,602,414	4.90%	$1,421,261,944	5.02%	$1,271,513,324	4.33%
91 days & over	$519,627,172	1.80%	$504,081,043	1.78%	$544,774,474	1.85%
Total 31+ Delinquencies(3)	$5,048,409,561	17.45%	$5,087,312,821	17.97%	$4,560,086,345	15.52%
Total 61+ Delinquencies(3)	$1,937,229,587	6.70%	$1,925,342,987	6.80%	$1,816,287,798	6.18%

	As of December 31,
	2021		2020
	Dollars	Percent	Dollars	Percent

Principal Amount of Receivables Outstanding	$29,294,022,119		$27,865,092,460
Delinquencies (1)(2)
31-60 days	$2,211,503,728	7.55%	$1,767,784,251	6.34%
61-90 days	$874,014,629	2.98%	$689,467,595	2.47%
91 days & over	$378,419,153	1.29%	$313,364,957	1.12%
Total 31+ Delinquencies(3)	$3,463,937,510	11.82%	$2,770,616,803	9.94%
Total 61+ Delinquencies(3)	$1,252,433,782	4.28%	$1,002,832,552	3.60%

(1)

The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with customary servicing practices. The required minimum payment under customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this table, the period of delinquency is based on the number of days payments are contractually past due and was determined based on customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment.

(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total 31+ Delinquencies and Total 61+ Delinquencies due to rounding.

Credit Loss Experience

	For the three months ended March 31,
	2025	2024
Principal Outstanding at Period End	$29,166,383,157	$28,667,437,855
Average Principal Outstanding During the Period	$29,146,562,159	$28,483,989,305
Number of Receivables Outstanding at Period End	1,430,026	1,478,842
Average Number of Receivables Outstanding During the Period	1,429,439	1,472,450
Number of Repossessions(1)	59,704	61,511
Number of Repossessions as a Percent of Average Number of Receivables Outstanding(3)	16.71%	16.71%
Net Losses(2)	$403,876,571	$405,690,766
Net Losses as a Percent of Average Principal Amount Outstanding(3)	5.54%	5.70%

	For the year ended December 31,
	2024	2023	2022
Principal Outstanding at Period End	$28,932,388,330	$28,316,499,417	$29,388,567,106
Average Principal Outstanding During the Period	$29,002,468,336	$29,057,743,556	$29,505,975,376
Number of Receivables Outstanding at Period End	1,423,877	1,468,689	1,568,500
Average Number of Receivables Outstanding During the Period	1,471,466	1,526,201	1,625,151
Number of Repossessions(1)	234,443	242,799	217,430
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	15.93%	15.91%	13.38%
Net Losses(2)	$1,743,206,503	$1,655,594,224	$1,518,491,024
Net Losses as a Percent of Average Principal Amount Outstanding	6.01%	5.70%	5.15%

	For the year ended December 31,
	2021	2020
Principal Outstanding at Period End	$29,294,022,119	$27,865,092,460
Average Principal Outstanding During the Period	$28,962,002,919	$27,129,247,286
Number of Receivables Outstanding at Period End	1,700,182	1,756,803
Average Number of Receivables Outstanding During the Period	1,745,135	1,742,897
Number of Repossessions(1)	203,963	249,894
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	11.69%	14.34%
Net Losses(2)	$761,493,803	$1,471,895,781
Net Losses as a Percent of Average Principal Amount Outstanding	2.63%	5.43%

(1)	Repossessions are net of redemptions and reinstatements. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.
(2)

“Net Losses” for any period are an amount equal to (i) the aggregate principal balance of receivables that became defaulted receivables plus all cram down losses minus (ii) insurance proceeds, sales proceeds and recoveries, net of auction, painting, repair and refurbishment expenses (but without taking into account any external costs associated with repossession expenses).

(3)	The percentages for the three months ended March 31, 2024 and March 31, 2025 are annualized and are not necessarily indicative of a full year’s actual results.

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and the level of future total delinquencies or the severity of future credit losses may vary as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with customary servicing practices. The required minimum payment under customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented below, the period of delinquency is based on the number of days payments are contractually past due and was determined based on customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. As of the cut-off date, none of the receivables in the pool were delinquent by more than 30 days.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	83,542	96.07%	$2,100,843,789.59	97.70%
Delinquent more than once for 30-59 days but never for 60 days or more	2,339	2.69	36,631,638.51	1.70
Delinquent at least once for 60 days or more	1,076	1.24	12,833,963.10	0.60

Total	86,957	100.00%	$2,150,309,391.20	100.00%

(1)	“Delinquent no more than once for 30-59 days” represents accounts that were never delinquent or were delinquent one time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for publicly securitized pools of receivables originated or acquired by SC, securitized through the Santander Drive Auto Receivables Trust, or “SDART”, public securitization platform and having a first payment date occurring before May 31, 2025. Appendix A does not include information regarding securitized pools of receivables originated by any unaffiliated third-party originator from whom SC acquired receivables, although Appendix A does include information regarding securitizations sponsored by SC which include receivables originated by those unaffiliated third-party originators. This static pool information is presented for the securitized pool in each prior public securitization sponsored by SC through the “SDART” securitization platform during at least the last five years. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. Appendix A and all of the information therein is incorporated into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

Appendix A includes the following summary information for each of the securitized pools:

•	original pool balance;

•	original pool count;

•	average original contract balance;

•	weighted average contract rate;

•	weighted average original term;

•	weighted average remaining term;

•	weighted average loan-to-value ratio;

•	minimum FICO® score, maximum FICO® score and weighted average FICO® score;

•	weighted average loan funded score (formerly known as loss forecasting score); and

•

distribution of receivables by vehicle type (new/used), contract rate, geography, vehicle make, model year, original term, remaining term, amount financed, current principal balance, original mileage, loan funded score (formerly known as loss forecasting score), FICO® score, and loan-to-value range.

The foregoing characteristics for the pool of receivables to be acquired by the issuing entity on the closing date will not be identical to the characteristics of any prior securitized pool, and the characteristics of each prior securitized pool vary from securitization to securitization. SC’s practice is to select a securitized pool from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the applicable issuing entity. However, the composition of the assets in SC’s portfolio designated for the “SDART” securitization transactions has changed over time. This is because SC’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time. Despite these differences as identified in the summary information for the prior securitized pools, the prior securitized pools are generally comparable to the receivables in this securitization transaction, because although SC has periodically implemented updated credit risk management standards and policies, the underlying origination, credit underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on SC’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, new/used percentages, loan-to-value ratios and whether the pool includes contracts with original terms greater than 60 months. A securitized pool with lower FICO® scores, higher loan-to-value ratios and a higher percentage of longer-term contracts may not perform as well as a securitized pool with higher FICO® scores, lower loan-to-value ratios and/or a lower percentage of longer-term contracts. Securitized pools generally will perform better during periods of economic growth than during periods of economic downturn or stagnant growth.

The pool of receivables to be acquired by the issuing entity on the closing date is expected to have similar loan-to-value ratios and percentage of new vehicles compared to most of the prior receivables securitization transactions set forth on Appendix A and slightly lower FICO® scores compared to some of the recent receivables securitization transactions set forth on Appendix A.

However, notwithstanding any general similarities in the characteristics of the prior securitized pools set forth on Appendix A and the pool of receivables in this securitization transaction, changes in economic, social and geographic conditions may have a greater impact on the performance of the pool of receivables than any similarities or differences in these characteristics. For example, patterns of loss, prepayment and delinquency for automobile receivables, including those in the pool of receivables in this securitization, may differ significantly during periods of economic disruption or downturn than during other times.

As a result of each of the foregoing, the performance of the prior receivables securitization transactions sponsored by SC may not correspond to or be an accurate predictor of the performance of this receivables securitization transaction. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Credit scores, loan funded scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.”

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SC senior management to ensure the accuracy of such descriptions. SC also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SC officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SC employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the first paragraph under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from SC’s and the servicer’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SC’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 150 receivable files, 142 of which relate to the receivables in the pool described in this prospectus, were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes. Based on this review, there was one discrepancy to the receivable files selected and reviewed. The discrepancy was related to a difference in model type.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by SC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending June 30, 2025.

Please refer to the Form ABS-15G filed by SC on January 29, 2025 for additional information. The CIK number of SC is 0001540151.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each class of notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor or repurchased by SC as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies. In addition, early retirement of the notes may be effected if the servicer (or its designee) exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements, the Servicing Agreement and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of each class of notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 7 pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$2,580,052.96	19.711%	June 30, 2025	66	9
2	$60,917,533.54	18.036%	June 30, 2025	72	20
3	$7,432,917.29	15.726%	June 30, 2025	52	31
4	$16,618,720.13	18.119%	June 30, 2025	51	46
5	$183,654,512.05	18.928%	June 30, 2025	64	58
6	$1,634,422,240.80	18.109%	June 30, 2025	72	70
7	$244,683,414.43	16.526%	June 30, 2025	75	74

Total	$2,150,309,391.20

•

all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in July 2025 and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following per annum fixed coupon rates: Class A-1 notes, 4.723%; Class A-2 notes, 4.93%; Class A-3 notes, 4.75%; Class B notes, 4.88%; Class C notes, 5.12%; Class D notes, 5.40%; and Class E notes, 7.24%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in July 2025, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the applicable initial principal amount set forth on the front cover of this prospectus;

•	payments on the notes are paid in cash on each payment date commencing August 15, 2025 and on the 15th calendar day of each subsequent month whether or not that day is a Business Day;

•	the offered notes are purchased on the closing date of July 30, 2025;

•

the servicing fee will be 3.00% per annum, the administration fee will be 0.05% per annum, the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $16,666.67 monthly, and all other fees and expenses equal zero;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Indenture—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	77.99%	75.49%	70.21%	63.86%	33.05%	22.30%
September 15, 2025	57.92%	52.98%	42.60%	30.18%	0.00%	0.00%
October 15, 2025	37.81%	30.52%	15.20%	0.00%	0.00%	0.00%
November 15, 2025	20.77%	11.64%	0.00%	0.00%	0.00%	0.00%
December 15, 2025	9.31%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.21	0.18	0.15	0.12	0.07	0.06
Weighted Average Life (Years) to Maturity	0.21	0.18	0.15	0.12	0.07	0.06

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	99.24%	92.43%
October 15, 2025	100.00%	100.00%	100.00%	99.03%	88.00%	77.91%
November 15, 2025	100.00%	100.00%	97.59%	90.32%	79.12%	66.47%
December 15, 2025	100.00%	99.36%	91.77%	82.86%	70.98%	55.33%
January 15, 2026	99.28%	94.98%	85.98%	75.50%	62.92%	44.32%
February 15, 2026	95.54%	90.58%	80.22%	68.25%	54.94%	33.45%
March 15, 2026	91.77%	86.16%	74.49%	61.10%	47.03%	22.73%
April 15, 2026	87.96%	81.74%	68.80%	54.07%	39.21%	12.16%
May 15, 2026	84.17%	77.35%	63.17%	47.15%	31.47%	1.74%
June 15, 2026	80.35%	72.94%	57.57%	40.34%	23.82%	0.00%
July 15, 2026	76.50%	68.52%	52.00%	33.63%	16.25%	0.00%
August 15, 2026	72.62%	64.09%	46.47%	27.04%	8.78%	0.00%
September 15, 2026	68.70%	59.65%	40.98%	20.57%	1.39%	0.00%
October 15, 2026	64.76%	55.20%	35.52%	14.26%	0.00%	0.00%
November 15, 2026	60.78%	50.74%	30.11%	8.15%	0.00%	0.00%
December 15, 2026	56.77%	46.27%	24.73%	2.09%	0.00%	0.00%
January 15, 2027	52.73%	41.78%	19.39%	0.00%	0.00%	0.00%
February 15, 2027	48.66%	37.29%	14.09%	0.00%	0.00%	0.00%
March 15, 2027	44.55%	32.78%	8.84%	0.00%	0.00%	0.00%
April 15, 2027	40.87%	28.69%	3.90%	0.00%	0.00%	0.00%
May 15, 2027	37.16%	24.58%	0.00%	0.00%	0.00%	0.00%
June 15, 2027	33.41%	20.47%	0.00%	0.00%	0.00%	0.00%
July 15, 2027	29.64%	16.34%	0.00%	0.00%	0.00%	0.00%
August 15, 2027	25.84%	12.20%	0.00%	0.00%	0.00%	0.00%
September 15, 2027	22.00%	8.06%	0.00%	0.00%	0.00%	0.00%
October 15, 2027	18.13%	3.90%	0.00%	0.00%	0.00%	0.00%
November 15, 2027	14.24%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2027	10.30%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2028	6.34%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2028	2.34%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.56	1.35	1.04	0.81	0.64	0.46
Weighted Average Life (Years) to Maturity	1.56	1.35	1.04	0.81	0.64	0.46

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	87.22%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	72.07%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	57.22%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	42.63%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	91.16%	28.30%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	80.37%	14.22%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	69.73%	0.41%
January 15, 2027	100.00%	100.00%	100.00%	94.15%	59.24%	0.00%
February 15, 2027	100.00%	100.00%	100.00%	85.26%	48.92%	0.00%
March 15, 2027	100.00%	100.00%	100.00%	76.47%	38.75%	0.00%
April 15, 2027	100.00%	100.00%	100.00%	67.78%	28.74%	0.00%
May 15, 2027	100.00%	100.00%	98.50%	59.19%	18.91%	0.00%
June 15, 2027	100.00%	100.00%	91.18%	50.72%	9.25%	0.00%
July 15, 2027	100.00%	100.00%	83.92%	42.35%	0.00%	0.00%
August 15, 2027	100.00%	100.00%	76.70%	34.10%	0.00%	0.00%
September 15, 2027	100.00%	100.00%	69.53%	25.97%	0.00%	0.00%
October 15, 2027	100.00%	100.00%	62.42%	17.95%	0.00%	0.00%
November 15, 2027	100.00%	99.60%	55.35%	10.06%	0.00%	0.00%
December 15, 2027	100.00%	93.34%	48.34%	2.29%	0.00%	0.00%
January 15, 2028	100.00%	87.06%	41.39%	0.00%	0.00%	0.00%
February 15, 2028	100.00%	80.77%	34.50%	0.00%	0.00%	0.00%
March 15, 2028	97.53%	74.51%	27.70%	0.00%	0.00%	0.00%
April 15, 2028	91.49%	68.24%	20.96%	0.00%	0.00%	0.00%
May 15, 2028	85.40%	61.96%	14.28%	0.00%	0.00%	0.00%
June 15, 2028	79.26%	55.66%	7.67%	0.00%	0.00%	0.00%
July 15, 2028	73.07%	49.35%	1.12%	0.00%	0.00%	0.00%
August 15, 2028	66.82%	43.03%	0.00%	0.00%	0.00%	0.00%
September 15, 2028	60.52%	36.69%	0.00%	0.00%	0.00%	0.00%
October 15, 2028	54.17%	30.35%	0.00%	0.00%	0.00%	0.00%
November 15, 2028	47.77%	23.99%	0.00%	0.00%	0.00%	0.00%
December 15, 2028	41.31%	17.62%	0.00%	0.00%	0.00%	0.00%
January 15, 2029	34.79%	11.23%	0.00%	0.00%	0.00%	0.00%
February 15, 2029	28.22%	4.84%	0.00%	0.00%	0.00%	0.00%
March 15, 2029	21.60%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2029	14.91%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
May 15, 2029	8.17%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	1.46%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.30	2.99	2.40	1.93	1.58	1.13
Weighted Average Life (Years) to Maturity	3.30	2.99	2.40	1.93	1.58	1.13

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	66.47%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	32.61%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	99.39%	0.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	75.65%	0.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	52.38%	0.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	29.60%	0.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	7.32%	0.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
January 15, 2028	100.00%	100.00%	100.00%	86.36%	0.00%	0.00%
February 15, 2028	100.00%	100.00%	100.00%	67.22%	0.00%	0.00%
March 15, 2028	100.00%	100.00%	100.00%	48.46%	0.00%	0.00%
April 15, 2028	100.00%	100.00%	100.00%	30.05%	0.00%	0.00%
May 15, 2028	100.00%	100.00%	100.00%	12.00%	0.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
August 15, 2028	100.00%	100.00%	86.33%	0.00%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	69.98%	0.00%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	53.81%	0.00%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	37.83%	0.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	22.05%	0.00%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	6.46%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	96.01%	0.00%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	79.65%	0.00%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	63.26%	0.00%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	47.05%	0.00%	0.00%	0.00%	0.00%
July 15, 2029	86.48%	30.82%	0.00%	0.00%	0.00%	0.00%
August 15, 2029	69.07%	14.57%	0.00%	0.00%	0.00%	0.00%
September 15, 2029	51.51%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
October 15, 2029	33.80%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2029	15.94%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.17	3.90	3.27	2.66	2.18	1.54
Weighted Average Life (Years) to Maturity	4.17	3.90	3.27	2.66	2.18	1.54

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	99.50%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	69.77%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	40.72%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	12.38%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	86.74%	0.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	67.25%	0.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	48.24%	0.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	29.71%	0.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	11.69%	0.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	94.78%	0.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	78.90%	0.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	63.38%	0.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	48.21%	0.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	33.42%	0.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	19.00%	0.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	4.97%	0.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	91.82%	0.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	77.91%	0.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	64.19%	0.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	50.68%	0.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	37.50%	0.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	24.54%	0.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	11.79%	0.00%	0.00%	0.00%
September 15, 2029	100.00%	98.43%	0.00%	0.00%	0.00%	0.00%
October 15, 2029	100.00%	83.49%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
November 15, 2029	100.00%	68.53%	0.00%	0.00%	0.00%	0.00%
December 15, 2029	98.09%	53.55%	0.00%	0.00%	0.00%	0.00%
January 15, 2030	81.42%	38.56%	0.00%	0.00%	0.00%	0.00%
February 15, 2030	64.61%	23.55%	0.00%	0.00%	0.00%	0.00%
March 15, 2030	47.65%	8.54%	0.00%	0.00%	0.00%	0.00%
April 15, 2030	30.54%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2030	13.28%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.65	4.44	3.84	3.16	2.58	1.81
Weighted Average Life (Years) to Maturity	4.65	4.44	3.84	3.16	2.58	1.81

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	86.61%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	62.99%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	40.03%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	17.74%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	94.89%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	79.97%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	65.53%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	51.56%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	38.09%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	25.13%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	12.69%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	0.77%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	92.39%	0.00%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	80.77%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	69.52%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	58.64%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	48.15%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	38.09%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	28.44%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	19.19%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	99.36%	10.36%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	88.55%	1.95%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
November 15, 2029	100.00%	100.00%	77.96%	0.00%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	67.58%	0.00%	0.00%	0.00%
January 15, 2030	100.00%	100.00%	57.41%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	100.00%	47.48%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	100.00%	37.77%	0.00%	0.00%	0.00%
April 15, 2030	100.00%	94.30%	28.29%	0.00%	0.00%	0.00%
May 15, 2030	100.00%	81.09%	19.06%	0.00%	0.00%	0.00%
June 15, 2030	98.12%	69.30%	10.85%	0.00%	0.00%	0.00%
July 15, 2030	84.46%	57.51%	2.86%	0.00%	0.00%	0.00%
August 15, 2030	70.68%	45.72%	0.00%	0.00%	0.00%	0.00%
September 15, 2030	56.78%	33.93%	0.00%	0.00%	0.00%	0.00%
October 15, 2030	42.76%	22.13%	0.00%	0.00%	0.00%	0.00%
November 15, 2030	28.62%	10.33%	0.00%	0.00%	0.00%	0.00%
December 15, 2030	14.36%	0.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.20	5.05	4.57	3.83	3.10	2.13
Weighted Average Life (Years) to Maturity	5.20	5.05	4.57	3.83	3.10	2.13

Percent of the Initial Note Balance at Various ABS Percentages

Class E Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	94.31%
December 15, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 15, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 15, 2029	100.00%	100.00%	100.00%	100.00%	77.26%	0.00%
February 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
March 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
April 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
May 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
June 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
July 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
August 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
November 15, 2029	100.00%	100.00%	100.00%	87.08%	0.00%	0.00%
December 15, 2029	100.00%	100.00%	100.00%	70.92%	0.00%	0.00%
January 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
July 15, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
August 15, 2030	100.00%	100.00%	89.48%	0.00%	0.00%	0.00%
September 15, 2030	100.00%	100.00%	73.33%	0.00%	0.00%	0.00%
October 15, 2030	100.00%	100.00%	57.69%	0.00%	0.00%	0.00%
November 15, 2030	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2030	100.00%	96.86%	0.00%	0.00%	0.00%	0.00%
January 15, 2031	99.94%	71.55%	0.00%	0.00%	0.00%	0.00%
February 15, 2031	68.79%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.60	5.52	5.23	4.42	3.52	2.37
Weighted Average Life (Years) to Maturity	5.63	5.55	5.28	4.53	3.59	2.41

THE NOTES

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the final indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the servicing agreement. Citibank, N.A. will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the related record date.

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a Business Day, on the next Business Day), which we refer to as the “payment date.” The first payment date is the payment date in August 2025.

The “record date” means, with respect to each payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date, or (iii) any other day specified in the transaction documents. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Indenture—Priority of Payments” in this prospectus.

Delivery of Notes

The offered notes will be issued in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one such note of each Class which may be issued in a denomination other than an integral multiple of $1,000). The offered notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC” and Clearstream Banking Luxembourg S.A. (“Clearstream”) against payment in immediately available funds.

Book-Entry Registration

Each class of offered notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede, as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC or Clearstream, which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

As a result, investors will only be able to exercise their rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit an investor’s ability to pledge or transfer its notes to persons or entities that do not participate in DTC or Clearstream.

Interest and principal on the notes will be paid by the issuing entity to DTC as the record holder of those notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process could delay receipt of payments from the issuing entity with respect to an investor’s beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and an investor’s recourse will be limited to its remedies against those entities.

The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold book-entry notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary book-entry notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The offered notes will be issued in fully registered, certificated form to owners of beneficial interests in a book-entry note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate at least a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made via DTC to the extent applicable, and in the event notes are not held through DTC, by wire transfer to each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, the transfer agent or the registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the sponsor, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the sponsor, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the sponsor, the administrator or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the note registrar will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five (5) days of that record date; and

•

within thirty (30) days after receipt by the note registrar of a written request from the owner trustee or indenture trustee for that list, as of the day not more than ten (10) days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the second Business Day preceding each payment date, the administrator will provide to the indenture trustee and, on each payment date, the indenture trustee will forward or otherwise make available to each noteholder a monthly report (prepared by the administrator) setting forth for that payment date and the related Collection Period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal;

•	the amount of the distribution on or with respect to each class of notes allocable to interest;

•

the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance, in each case after giving effect to payments on such payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Delinquency Percentage;

•	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

•	whether the Delinquency Percentage exceeds the Delinquency Trigger;

•

(i) the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date and (ii) the aggregate administration fee paid to the administrator, the amount of any unpaid administration fees and the change in such amount from that of the prior payment date;

•

the amount of fees paid to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any unpaid fees to the indenture trustee, owner trustee and the asset representations reviewer and any changes in such amount from the prior payment date;

•

(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount and the reserve account excess amount, if any, to be withdrawn from the reserve account on such payment date, (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date, and (v) the change in such balance from the immediately preceding payment date;

•	the aggregate repurchase price with respect to repurchased receivables paid by the sponsor with respect to the related Collection Period;

•

the amount of Class A noteholders’ interest carryover shortfall, the Class B noteholders’ interest carryover shortfall, the Class C noteholders’ interest carryover shortfall, the Class D noteholders’ interest carryover shortfall and the Class E noteholders’ interest carryover shortfall, if any, on such payment date and the change in such amount from the preceding payment date;

•	the number of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the Pool Factor and the Note Factor; and

•	the Pool Balance.

The administrator may, in its sole discretion, elect to include the information specified in the thirteenth, fourteenth and fifteenth bullet points above in 30-day increments beginning with 30-59 days delinquency in lieu of the increments set forth in such bullet points above.

The “Note Factor” will be, for any payment date, a six-digit decimal equal to the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal amount of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the Pool Balance as of the end of the month as a fraction of the original Pool Balance of receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a book-entry note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a book-entry note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any record date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest period) to but excluding the 15th day of the month in which that payment date occurs (assuming a 30-day calendar month). A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more will result in an event of default.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the Note Balance of the Class A-1 notes, (ii) the Class A-1 interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the Note Balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360.

•

Interest Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs, assuming a 30-day calendar month. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five (5) Business Days or more, will result in an event of default. See “The Indenture—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2 noteholders, until the Class A-2 notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class B noteholders until the Class B notes are paid in full, to the Class C noteholders until the Class C notes are paid in full, to the Class D noteholders until the Class D notes are paid in full and then to the Class E noteholders until the Class E notes are paid in full as set forth under “The Indenture—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on the final scheduled payment date for that class of notes or on a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of the Class A-2 notes and the Class A-3 notes, based on the Note Balance of the Class A-2 notes and the Class A-3 notes, until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, to the Class D notes until the Class D notes are paid in full and then to the Class E notes until the Class E notes are paid in full. See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the August 2026 payment date;

•	for the Class A-2 notes, the October 2028 payment date;

•	for the Class A-3 notes, the January 2030 payment date;

•	for the Class B notes, the September 2031 payment date;

•	for the Class C notes, the September 2031 payment date;

•	for the Class D notes, the September 2031 payment date; and

•	for the Class E notes, the June 2032 payment date.

Payments of Principal on the Notes on each Payment Date

(Other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

THE TRANSFER AGREEMENTS, THE SERVICING AGREEMENT

AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SC and the depositor and the “sale agreement” entered into between the depositor and the issuing entity. We sometimes refer to the sale agreement and the purchase agreement collectively as the “transfer agreements.” This section also summarizes material provisions of the “administration agreement” entered into between the issuing entity, SC and the indenture trustee and the “servicing agreement” entered into between the servicer, the issuing entity, SC, and the indenture trustee.

Forms of the transfer agreements, the indenture, the servicing agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the final transfer agreements, the indenture, the servicing agreement and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements, the indenture, the servicing agreement or the administration agreement, and the summaries of the transfer agreements, the servicing agreement and the administration agreement in this prospectus are subject to all of the provisions of the transfer agreements, the servicing agreement and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date the sponsor will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale agreement, on the closing date the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and the depositor’s rights under the purchase agreement relating to those receivables and related property. The sale agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

SC, pursuant to the purchase agreement, will represent and warrant that, as of the cut-off date (or such other date as may be set forth below), each receivable:

•	was fully and properly executed or electronically authenticated by the obligor thereto;

•

was either (i) originated by a dealer to finance the retail sale by that dealer of the related financed vehicle and has been purchased by SC in accordance with the terms of a dealer agreement between SC and that dealer, (ii) has been originated by SC or (iii) has been acquired by SC in accordance with the terms of a purchase agreement between the applicable originator and SC;

•

as of the closing date, will be secured by a first priority validly perfected security interest in the financed vehicle in favor of SC, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle in favor of SC, as secured party;

•	contained customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

provided, at origination, for level monthly payments which fully amortize the initial principal balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

•	provided for interest at the contract rate specified on the schedule of receivables (which is the schedule identifying the receivables transferred to the issuing entity on the closing date);

•	was originated in the United States and denominated in dollars;

•	was secured by a new or used automobile, heavy-duty truck, light-duty truck, SUV or van;

•	had a contract rate of not less than 0.00%;

•	had an original term to maturity of not more than 75 months;

•	had a remaining term to maturity of at least 4 months and not more than 75 months;

•	had an outstanding principal balance of at least $500.00 and not more than $150,000.00;

•	had a final scheduled payment due not later than October 2, 2031;

•	was not more than 30 days past due;

•	was not identified in the records of the servicer as being subject to any pending bankruptcy proceeding;

•	was not subject to a force-placed insurance policy on the related financed vehicle;

•	was a Simple Interest Receivable;

•	provided that a prepayment by the related obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the receivable’s contract rate;

•

complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable;

•

constituted the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such receivable may be modified by the application after the cut-off date of the Servicemembers Civil Relief Act, as amended, or similar state or local laws to the extent applicable to the related obligor;

•	had not been satisfied, subordinated or rescinded nor do the records of the servicer indicate that the related financed vehicle has been released from the lien of such receivable in whole or in part;

•	required that the obligor thereunder obtain physical damage insurance covering the related financed vehicle;

•

the obligor on which was not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government;

•

was not originated in, nor is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such receivable would be unlawful, void, or voidable; and

•	constituted either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the Uniform Commercial Code.

In addition, SC will represent and warrant that, with respect to each receivable:

•

except for payment delinquencies continuing for a period of not more than 30 days as of the cut-off date, the records of the servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the receivable existed as of the cut-off date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the receivable had arisen as of the cut-off date and SC had not waived any of the foregoing;

•

as of the closing date and immediately prior to the sale and transfer contemplated in the purchase agreement and the sale agreement, SC had good and marketable title to and was the sole owner of the receivable free and clear of all liens created by SC (except any lien which will be released prior to assignment of such receivable thereunder), and, immediately upon the sale and transfer by the depositor to the issuing entity pursuant to the sale agreement, the issuing entity will have good and marketable title to such receivable, free and clear of all liens created by SC (other than permitted liens);

•

there is only one executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the Uniform Commercial Code) related to the receivable;

•

the records of the servicer did not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable; and

•	the obligor has made, or will make, the first two monthly payments under such receivable.

We refer to the foregoing representations and warranties as the “Eligibility Representations”.

If a responsible officer of any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that (i) delivery of the monthly report which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by SC of that breach and (ii) the owner trustee or the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer of the owner trustee or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of SC under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then SC will either (a) correct or cure that breach, if applicable, or (b) repurchase that receivable from the issuing entity, in either case on or before the Business Day before the payment date following the end of the Collection Period which includes the 60th day (or, if SC elects, an earlier date) after the date SC became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity or the noteholders if it has not affected the ability of the depositor (or its assignee) to receive and retain timely payment in full on such receivable. The owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify SC of a breach by delivering written notice to SC identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by SC will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, SC will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by SC. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” SC will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the administrator will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 24.00%.

The Delinquency Trigger was calculated as a multiple of 1.75 times the previous historical monthly peak Delinquency Percentage of SC’s public securitization transactions under the Santander Drive Auto Receivables Trust platform since 2007 through June 30, 2025 rounded to the nearest whole percentage. SC believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its public securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to SC’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the outstanding Note Balance (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. SC, the servicer, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a written notice to SC, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and stating that the asset representations reviewer will conduct an asset review. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the sponsor, and to the extent the Review Expenses remain unpaid after 90 days, they will be payable by the issuing entity out of amounts on deposit in the collection account as described under “The Indenture—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within 90 days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor (or, to the extent not paid by the sponsor, the issuing entity) will indemnify the asset representations reviewer for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants made in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from amounts on deposit in the collection account as described under “The Indenture—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the sponsor or the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the sponsor provide (or cause the servicer to provide) an updated copy of that review material and the review period will be extended for an additional 30 days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the sponsor and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer (with a copy to the sponsor) that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration; provided, however, (i) if the indenture trustee declines to act in accordance with this paragraph at the direction of an investor due to the failure of such investor to offer the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.” If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party will have the right to make the selection of mediation (including nonbinding arbitration) or arbitration. If more than one Note Owner or noteholder has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the direction of the Note Owners or noteholders, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing Note Owners or noteholders. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the direction of the certificateholders holding the majority of the voting interests of such directing certificateholders. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which such receivables were repurchased will include disclosure of such repurchase. A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request will be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required. The monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable. Additionally, SC will make Form ABS-15G filings disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the sponsor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration), the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party pursuant to such association’s mediation procedures in effect at such time. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and, if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time. The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of the purchase agreement, and may not modify or change the purchase agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and SC will not be required to pay more than the applicable repurchase price with respect to any receivable which SC is required to repurchase under the terms of the purchase agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction. No person may bring a putative or certified class action to arbitration.

Any mediation (including nonbinding arbitration) or arbitration described above will be held in New York, New York or such other location as the requesting party and SC mutually agree upon. The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under the purchase agreement, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), will be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under the dispute resolution provisions) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that SC, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively, “Representatives”), as reasonably required in connection with any resolution procedure under the dispute resolution provisions, and to the asset representations reviewer, if an asset review has been conducted, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives is compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed. For the avoidance of doubt, if the indenture trustee is the requesting party, the indenture trustee may disclose Confidential Information with respect to an asset review to the requesting investor which directed the indenture trustee in connection with such asset review.

The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to SC, with a copy to the depositor, the issuing entity, the owner trustee and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) will advise the requesting party and SC of an intent to join in the mediation or arbitration, which will result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more Note Owners or noteholders), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the Note Balance of all of the notes held by such directing noteholders and/or Note Owners. If the initial requesting party is the owner trustee (on behalf of one or more certificateholders), any decisions related to the mediation or arbitration will be made by the owner trustee at the written direction of the certificateholders holding the majority of the voting interests of the directing certificateholders.

Administration Agreement

SC will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale agreement, the servicing agreement, the indenture, the depository agreement and the trust agreement and administer and perform all of the duties and obligations of the issuing entity under the sale agreement, the servicing agreement, the indenture, the depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to such documents. The administrator may, at any time without notice or consent, delegate any of its duties under the transaction documents to any of its affiliates and may delegate specific duties to sub-contractors or other professional service firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive an administration fee for each Collection Period. The “administration fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 0.05% and (3) the Pool Balance as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date).

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale agreement may be amended by the depositor without the consent of the noteholders or any other person; the servicing agreement may be amended by SC and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by SC, the depositor, the servicer or the administrator, as applicable:

(i)   an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)   the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the Controlling Class; provided, that the sale agreement may not be so amended if that amendment would (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the notes which were required to consent to such matter before giving effect to such amendment. The transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

In addition, the trust agreement, the purchase agreement, the sale agreement, the servicing agreement and the administration agreement may only be amended if (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders; provided, however, that the items in the foregoing clause (a) and clause (b) will not be required for any amendment to the trust agreement, the purchase agreement, the sale agreement, the servicing agreement or the administration agreement for the purpose of conforming the terms of such transaction document to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

No amendment of any document adversely affecting the rights, protections or duties of the owner trustee or the indenture trustee, as applicable, will be effective without such party’s prior written consent.

Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account; and

•	the reserve account.

Upon the issuance of any definitive certificates in accordance with terms of the trust agreement, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the administrator. If no such direction is provided, the amounts in the collection account and the reserve account will remain uninvested. Amounts on deposit in the collection account and the reserve account may be invested in eligible investments that are generally limited to obligations or securities that mature or are liquidated so that such funds will be available on or before the Business Day immediately preceding the next payment date. However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria. The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “—Servicing Compensation and Expenses” below.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, the servicer will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, the servicer may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SBNA or one of its affiliates is the servicer, (b) no event of default or servicer replacement event has occurred and is continuing, (c) SHUSA has a long-term unsecured debt rating of at least “Baa3” from Moody’s Investors Service, Inc. (“Moody’s”), (d) SHUSA has either (i) a long-term unsecured debt rating of at least “BBB” from Fitch Ratings, Inc. (“Fitch”) or (ii) a short-term unsecured debt rating of at least “F2” from Fitch and (e) SBNA is a direct or indirect subsidiary of Banco Santander, S.A. Notwithstanding the foregoing, the servicer may remit Collections to the collection account on any other alternate remittance schedule (but not later than the Business Day prior to the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and are not required to be segregated from its own funds. The servicer may deduct from Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the servicer or its affiliates.

On or before each payment date, the administrator will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through twelfth of the priority of payments described below under “The Indenture—Priority of Payments” over (b) the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The administrator will cause the reserve account to be established in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the depositor, the administrator, the sponsor or the servicer as a source of payment.

The reserve account will initially be funded on the closing date by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.00% of the Pool Balance as of the cut-off date. The Specified Reserve Account Balance will be, on any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “The Indenture—Priority of Payments”.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through twelfth under “The Indenture—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance will constitute Available Funds and the administrator will instruct the indenture trustee to distribute the amount of the excess as specified under “The Indenture—Priority of Payments” below.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization on the closing date will be approximately 4.40% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted overcollateralization level. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a targeted overcollateralization level equal to the sum of (i) 5.90% of the Pool Balance as of the last day of the related Collection Period and (ii) 2.00% of the Pool Balance as of the cut-off date.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “The Indenture—Priority of Payments” in this prospectus.

Optional Redemption

If the servicer exercises its optional clean-up call to purchase (and/or to designate one or more other parties to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The servicer (or its designee) may exercise this option on any payment date when both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Pool Balance has declined to 5% or less of the Pool Balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the Available Funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) the administration fee for such payment date and all unpaid administration fees for prior periods, (iii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iv) interest then due on the outstanding notes and (v) the aggregate unpaid Note Balance of all of the outstanding notes. If the servicer (or its designee) purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes, plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the pool balance as of the last day of the Collection Period immediately preceding such payment date. It is expected that, at the time this clean-up call option becomes available to the servicer, only the Class E notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through twelfth set forth in “The Indenture—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding notes as determined by the administrator. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account and (b) the outstanding notes will be redeemed in whole, but not in part.

Notice of redemption under the indenture will be given by the indenture trustee at the written direction and expense of the administrator not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses (including indemnification amounts) paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described below under “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Administrator	The administration fee as described above under “—Administration Agreement”
Indenture Trustee	$7,500 per annum plus expenses**
Owner Trustee	$3,000 per annum plus expenses**
Asset Representations Reviewer	$5,000 per annum plus expenses and, in connection with an Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review — Fees and Expenses for Asset Review”***

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**

The issuing entity has the primary obligation to pay the fees, expenses and indemnities of the indenture trustee and the owner trustee. To the extent that such amounts are not otherwise satisfied by the issuing entity, such amounts will be paid by SC.

***	The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer.

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the indenture trustee will be indemnified for any fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or in part, of any claim that the indenture trustee breached its standard of care and legal fees and expenses and court costs incurred in actions against the indemnifying party) incurred by it in connection with the administration of the trust under the indenture or under any other transaction document or performance of any of its powers or duties under the indenture or the enforcement of its rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described below under “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by SC. However, none of SC, the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.

Under the trust agreement, the owner trustee and its successors, assigns, directors, officers, employees and agents will be indemnified from and against any and all loss, liability, expense, tax, penalty, damage, judgment, cost, action, suit or claim (including reasonable attorneys’ fees and expenses, court costs and other legal expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee and its successors, assigns, directors, officers, employees and agents in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee under the trust agreement or the enforcement of their respective rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described below under “The Indenture—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by SC. However, the owner trustee will not be indemnified from and against any of the foregoing expenses or indemnities determined by a court of competent jurisdiction or as otherwise agreed by the parties to be arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee.

Collection and Other Servicing Procedures

SBNA will be the servicer. So long as SBNA is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and the indenture trustee’s agent will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees (including subcustodians). The servicer will maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transfer Agreements, the Servicing Agreement and the Administration Agreement” in this prospectus.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.00%, (2) one-twelfth and (3) the Pool Balance as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (other than Liquidation Expenses) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses. The servicer will be entitled to retain an amount equal to any Liquidation Expenses incurred during a Collection Period from Liquidation Proceeds received during such Collection Period. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with customary servicing practices. The servicer may, in accordance with customary servicing practices, grant permitted modifications, but not any other extension, deferral, amendment, modification, alteration or adjustment with respect to any receivable. The servicer will not extend the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the latest maturing class of notes. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable.

A “permitted modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any receivable (any of the foregoing, a “receivable modification”) with respect to which at least one of the following conditions has been satisfied:

(i)

such receivable modification, individually and collectively with any other receivable modifications proposed to be made with respect to the receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments that is not classified by the servicer as an extension);

(ii)

such receivable modification (A) is required by law, or (B) (x) is in accordance with customary servicing practices and (y) is intended by the servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the receivables or classes of loans similar to the receivables;

(iii)

in the case of any extension or deferral, (A) the obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (B) the obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations;

(iv)

the servicer, in response to a request made by an obligor, provides for extensions or deferrals of payment with respect to a receivable to the extent that the following conditions all apply: (A) such extensions or deferrals may not extend the final payment more than five (5) months past the original final payment date; (B) such extensions or deferrals will not exceed five (5) months in the aggregate during the life of such receivable; and (C) such extension or deferral does not cause the number of extensions or months by which the payment due date relating to such loan to be extended in the aggregate more than one (1) month within a continuous 12-month period; or

(v)

any receivable modification where (A) the obligor is in payment default, the receivable is a Severely Distressed Receivable or in the judgment of the servicer, in accordance with customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the servicer may proactively contact any obligor whom the servicer believes may be at higher risk of a payment default under the related receivable, and it being further understood that if the obligor has notified the servicer that the obligor has been materially and adversely impacted by a natural disaster or public terror attack, then the servicer may reasonably conclude that it is reasonably foreseeable that such obligor will default) and (B) the servicer believes that such amendment, modification, alteration or adjustment is appropriate or necessary to preserve the value of the receivable and to prevent the receivable from going into default (or, where the receivable is already in default, to prevent the receivable from becoming further impaired).

Subject to the restrictions described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing will not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle. Unless required by law or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer may not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except (a) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer has determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the aggregate liquidation proceeds or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with its customary servicing practices. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s Deficiency Balance. To facilitate any such sale the servicer may, in accordance with its customary servicing practices, purchase from the issuing entity such Deficiency Balance for a purchase price equal to the proceeds received by the servicer in an arm’s-length transaction for the sale of such Deficiency Balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such sold receivable no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a Deficiency Balance sale pursuant to the servicing agreement, in each case, free from any lien or other interest of the issuing entity or the indenture trustee. In addition, the servicer may, in some circumstances, in accordance with its customary servicing practices, waive any receivable’s Deficiency Balance.

Servicer Replacement Events

The occurrence and continuance of any one or more of the following events constitute “servicer replacement events” under the servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the Note Balance of the Controlling Class;

•

any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements made in the servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the Note Balance of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

In addition, neither SC nor the servicer will be liable for any failure or delay in the performance of its obligations or the taking of any action under the servicing agreement or under any other transaction document (and such failure or delay will not constitute a breach of any transaction document or a servicer replacement event, as applicable) if such failure or delay arises from compliance by SC or the servicer, as applicable, with any law or court order, the direction of a regulatory authority or regulatory guidance.

The servicer will give the issuing entity, the administrator and the indenture trustee notice of any servicer replacement event under the servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) will not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and to the noteholders. Any successor servicer must be an established institution whose regular business includes the servicing of comparable motor vehicle receivables.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, sale, conversion, transfer of substantially all of its assets or similar occurrence. The servicer (including any successor servicer) may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will relieve the servicer of its responsibility with respect to its duties and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables after resigning or being removed, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer. Any expenses incurred by the indenture trustee in connection with the appointment of and transition to any successor servicer will be indemnified as described above under “—Indemnification of the Indenture Trustee and the Owner Trustee.”

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

Evidence as to Compliance

The servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee and the administrator, an attestation report.

The servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning March 30, 2026, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity, the administrator and the indenture trustee notice of any servicer replacement event under the servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

•

except as expressly permitted by the indenture, the sale agreement, the servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	except as contemplated by the transaction documents, dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the indenture to be impaired or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien (other than certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture not to constitute a valid first priority security interest (other than with respect to certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. SC and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding Note Balance of the notes, voting as a single class, may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all current noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents Posted by Indenture Trustee for Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all amounts owed under the indenture.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, noteholders representing a majority of the outstanding Note Balance of the Controlling Class may remove the indenture trustee without cause by giving 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will constitute an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements made in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes—The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date” in this prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, will declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all accrued and unpaid interest on and all unpaid principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of at least 66 2/3% of the Note Balance of the Controlling Class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the monthly report), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor or the servicer; provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer pursuant to this clause first will be limited to $300,000 per annum in the aggregate (prior to the occurrence of an event of default of the type described in the first, second or fifth bullet point under “The Indenture—Events of Default” below);

second, pro rata, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods and to the administrator, the administration fee and all unpaid administration fees with respect to prior periods;

third, to the noteholders of the Class A notes, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class A noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

fifth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

sixth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal;

seventh, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

eighth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal;

ninth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

tenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal;

eleventh, to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);

twelfth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fifth Allocation of Principal;

thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

fourteenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal;

fifteenth, pro rata, to the indenture trustee, the owner trustee and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first due solely to the per annum limitation set forth therein; and

sixteenth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificateholders of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through twelfth above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the priority of payments above an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity (including amounts on deposit in the reserve account) in the following order of priority:

first, pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts, in each case, to the extent not previously paid by the sponsor or the servicer;

second, pro rata, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods and to the administrator, the administration fee and all unpaid administration fees with respect to prior periods;

third, to the holders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to the preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law); and

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;

fourth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth (a), in the following order of priority:

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until each such class has been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full; and

fifth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to or at the direction of the certificateholders, any funds remaining.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance of the outstanding notes, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal amount of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal amount thereof, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•

modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the sponsor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the outstanding principal amount of and accrued but unpaid interest on the outstanding notes;

•	modifies any indenture amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. In addition, no amendment or supplemental indenture will be effective unless (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such supplemental indenture or amendment or (b) such supplemental indenture or amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders; provided, however, that the items in the foregoing clause (a) and clause (b) will not be required for any amendment or supplemental indenture for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SC to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the servicing agreement the servicer has been appointed by the issuing entity and the indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the issuing entity’s agent of tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SC to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form, or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SC, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

SC typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights in the receivables against the dealers and their respective creditors. Under the Uniform Commercial Code, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. The contracts related to the receivables are originated in either tangible or electronic form and, if tangible, may have been electronically executed or otherwise electronically created and converted to tangible form. In the case of receivables evidenced by electronic contracts, SC has contracted with third parties to facilitate the process of creating and storing those electronic contracts. Each third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile financing industry. Through use of the third party’s system, SC may originate installment loans or a dealer may originate electronic retail installment sale contracts and then transfer these electronic contracts to SC. The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify SC as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. If a retail installment sale contract and/or installment loan is amended and SC does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, heavy-duty trucks, light-duty trucks, SUVs and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a heavy-duty truck, a light-duty truck, an SUV and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. The servicer, as custodian, will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, SC, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator or its predecessor in interest (if applicable), will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest (if applicable), generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the security interest in a financed vehicle assigned to the issuing entity was not perfected, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title (or will facilitate a transfer of electronic title) to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the servicer (directly or through a subcustodian) takes steps to effect re-perfection in the financed vehicle upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells the related financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the servicing agreement, the servicer will, in accordance with customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied without any signature or formal release by the prior lienholder. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. SC will represent in the purchase agreement that, as of the initial issuance of the notes, a first priority security interest in favor of SC (or its assignee) has been perfected (or action has been taken to perfect such interest) in each financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to SC’s repurchase obligations under the purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state or federal laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some st ates, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and some defaulting obligors may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of Model Consumer Protection Acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

Because the receivables constitute retail installment sale contracts and/or installment loans, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SC will represent in the purchase agreement that each of the receivables complied at the time it was originated in all material respects with all requirements of applicable federal, state or local laws and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of the receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your notes” in this prospectus.

Additionally, courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile financing. SC is subject to regulation and supervision by the CFPB. The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, the CFPB has also been scrutinizing certain other automobile lending and servicing practices, including repossessions, the sale of extended warranties, credit insurance and other add-on products, such as GAP contacts and refunds for these products after events such as early payoff of the account or repossession. There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases, and in other cases have not yet taken action. The outlook is similarly uncertain as to pending enforcement cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity. See “Risk Factors—Adverse events affecting the sponsor, the servicer, the administrator or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” If any of these practices were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, including laws related to unfair, deceptive or abusive acts or practices, the servicer may modify the terms of the underlying retail installment sale contract as described below and/or could be obligated to repurchase that receivable from the depositor (or its assignee). In addition, we, the sponsor or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

SC has initiated periodic reviews of its underwriting and credit policies and procedures to analyze both dealer-specific and portfolio-wide pricing data for potential disparities resulting from dealer discretionary pricing. SC has in the past modified, and may in the future modify, its compliance program or may reduce the interest rate, make a cash payment and/or reduce the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your notes” in this prospectus.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. However, there is a risk that the depositor, or SC, could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SC’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SC. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SC and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SC with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and the transfer of receivables by SC or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SC or that entity, as applicable, in the event of the filing of an application for relief by or against SC or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and

•

the transfer of receivables by SC to the depositor constitutes an absolute transfer and would not be included in SC’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SC and the depositor should be substantively consolidated or that the transfer of the receivables from SC to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Certain Matters Relating to Insolvency

SBNA is a national banking association whose deposits are insured by the FDIC up to applicable limits. SBNA is subject to comprehensive regulation and periodic examination by the OCC.

If SBNA were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of SBNA. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which SBNA was a party, if the FDIC determined that the performance of the contract was burdensome and that repudiation would promote the orderly administration of SBNA’s affairs. Among the contracts that might be repudiated is the servicing agreement.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under the servicing agreement, or otherwise affect SBNA’s rights under those contracts without the FDIC’s consent, for ninety (90) days after the receiver is appointed or forty-five (45) days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of SBNA. The requirement to obtain the FDIC’s consent before taking these actions relating to SBNA’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate SBNA’s obligations as servicer and any ongoing indemnity obligations under the servicing agreement.

If the FDIC were appointed as conservator or receiver for SBNA, the FDIC could:

•	request a stay of proceedings with respect to the issuing entity’s claims against SBNA;

•	repudiate without compensation SBNA’s ongoing obligations under the servicing agreement, such as the duty to collect payments or otherwise service the receivables; or

•	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to ninety (90) days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the noteholders from appointing a successor servicer under the servicing agreement, or (ii) authorize SBNA to stop servicing the receivables.

If the FDIC were to take any of these actions, payments of principal and interest on the offered notes could be delayed or reduced. See “Risk Factors—Adverse events affecting the sponsor, the servicer, the administrator or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes— FDIC receivership or conservatorship of the servicer or a regulatory requirement that the servicer resign could result in delays in payments or losses on your notes” in this prospectus.

Repurchase Obligation

SC will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of such receivable. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, SC will be required under the transaction documents to repurchase the affected receivables. SC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SC’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an obligor who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, Space Force, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors in military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act to receivables with annual rates (including fees and charges) greater than 6%, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, customary servicing practices for the benefit of obligors who enter military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) have in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%, keeping the reduced rate in place outside of the required timeframe or suspending repossession activity even when permissible. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act and other applicable state laws impose limitations that would impair the ability of the servicer to repossess a vehicle financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes. SC has not excluded receivables from the receivables pool based on the applicability or potential applicability of the Relief Act to the related obligors.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available from the reserve account or other credit enhancement, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SC, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to SC, the depositor and the issuing entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SC, (1) the FDIC would have to be appointed as receiver for SC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SC.

The Secretary of the Treasury could determine that the failure of SC or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, OLA could apply to SC, the depositor or the issuing entity and, if it were to apply, the timing and amounts of payments to the noteholders may be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SC’s or such covered subsidiary’s affairs. In January 2011, the acting general counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SC or its subsidiaries (including the depositor or the issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SC believes that the

FDIC would not be able to recover the receivables transferred under each transfer agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the purchase agreement would be treated as having made a loan to SC, and the issuing entity under the sale agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SC or the depositor were placed in receivership under OLA, the FDIC could assert that SC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. In such event, noteholders would have a secured claim in the receivership of the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount (“OID”) as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements are respected as legal true sales, as receiver for SC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of SC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SC or a covered subsidiary (including the issuing entity); or

•	repudiate the servicer’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SC or a covered subsidiary (including the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SC or any covered subsidiary or affect any contractual rights of SC or a covered subsidiary (including the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SC, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SC or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SC or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SC, the depositor and the issuing entity as provided in the applicable transfer agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Act).

Requirements for Certain EU and UK Regulated Persons and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other EU directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented.

The EU Securitization Regulation places certain conditions (the “EU Investor Requirements”) on investments in a “securitisation” (as defined in the EU Securitization Regulation) by an “institutional investor”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm each as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking each as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

EU Affected Investors should note that a legislative procedure is underway in the EU that is expected to result in the adoption of legislation which, if implemented in the terms currently proposed, would (among other things) amend certain aspects of the EU Investor Requirements. It is not currently known whether, when, or in what terms such proposed legislation will be implemented. Prospective investors in the notes that are EU Affected Investors should make their own assessment as to the implications (if any) of such proposed legislation.

With respect to the UK, the Securitisation Regulations 2024 (as amended), together with (i) the Securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the UK (as amended), (ii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended) and (iii) relevant provisions of the FSMA, set out the framework for the regulation of certain aspects of securitization in the UK (collectively, the “UK Securitization Framework”).

The UK Securitization Framework places certain conditions (the “UK Investor Requirements” and together with the EU Investor Requirements, the “Investor Requirements” (and references in this prospectus to the “applicable Investor Requirements” will mean such Investor Requirements to which a particular Affected Investor is subject)) on investments in a “securitisation” (as defined in the UK Securitization Framework) by an “institutional investor”, defined in the UK Securitization Framework to include: (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages AIFs or a small registered UK AIFM, as defined in the AIFM Regulations; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law (as amended, the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. In addition, the UK CRR makes provision as to the application of the UK Due Investor Requirements to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Pursuant to the EU Investor Requirements, an EU Affected Investor investing in a securitization must, amongst other things, verify that (a) the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) the originator, sponsor or issuing entity has, where applicable, made available information as required by the EU Securitization Regulation, and (c) except in certain specified cases, certain credit-granting requirements are satisfied.

Pursuant to the UK Investor Requirements, a UK Affected Investor must, amongst other things, prior to investing in a securitization, verify certain matters in accordance with the elements of the UK Securitization Framework to which it is subject, including that (a) the originator, sponsor or original lender (each as defined in the UK Securitization Framework) retains on an ongoing basis (or, in relation to certain UK Affected Investors, continually retains) a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Framework, (b) the originator, sponsor or issuing entity has made information available (and committed to make further information available) in accordance with the elements of the UK Securitization Framework to which the UK Affected Investor is subject, and (c) except in specified cases, certain credit-granting requirements are satisfied.

None of SC, the servicer, the administrator, the depositor, the issuing entity, the underwriters nor any other party to the transaction, or any of their respective affiliates, will retain or commit to retain a 5% material net economic interest with respect to the transaction described in this prospectus in accordance with the EU Securitization Regulation or the UK Securitization Framework or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take any other action or refrain from taking any action to facilitate or enable compliance by Affected Investors with the applicable Investor Requirements, or any person’s compliance with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described under “The Sponsor—Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor, or a requirement to take corrective action.

The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Investor Requirements. Consequently, the offered notes may not be a suitable investment for any Affected Investor. This may have an adverse impact on the value and liquidity of the offered notes. Prospective investors are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the offered notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the offered notes.

However, the following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar;

•	accrual method taxpayers subject to acceleration of income under Section 451(b) of the Code;

•	persons subject to any alternative minimum tax; and

•	investors in pass-through entities.

Furthermore, the discussion below does not address the indirect effects on the holders of equity interests in any entity (e.g., a partnership) that is a beneficial owner of notes. Such holders, including partners in a partnership that beneficially own notes, should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase offered notes at their issue price in the initial distribution thereof, who (except as discussed below under “—The Offered Notes—Tax Consequences to Foreign Noteholders”) are citizens or residents of the United States or domestic corporations, and who hold the offered notes as “capital assets” within the meaning of Section 1221 of the Code. Prospective investors are urged to consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

The following discussion addresses offered notes, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the offered notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as debt for United States federal income tax purposes; and (ii) for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

The Issuing Entity

At closing the issuing entity intends to be treated as a grantor trust with a single owner or mere security device for issuance of notes and certificates for United States federal income tax purposes.

Should any of the notes be characterized by the IRS as equity of the issuing entity, or should the IRS otherwise assert that the issuing entity is a partnership for United States federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

In addition, the issuing entity’s tax status may have further impact on noteholders, with certain such affects described below, see “—Possible Alternative Treatments of the Notes and the Issuing Entity.”

The Offered Notes

Treatment of Stated Interest & OID. Assuming the offered notes are treated as debt for United States federal income tax purposes and are not issued with OID, the stated interest on an offered note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting.

Original Issue Discount. It is possible that one or more classes of offered notes may be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception (i.e., is less than 0.25% of the weighted average maturity of the debt instrument (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity). An offered note’s stated redemption price at maturity is the aggregate of all payments required to be made under the offered note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the offered notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If an offered note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the offered note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the offered notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as an offered note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable Prepayment Assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the Prepayment Assumption, and regulations could be adopted changing the application of these provisions to the offered notes. It is unclear whether those provisions would be applicable to the offered notes in the absence of such regulations or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. If this provision applies to the offered notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the offered notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the offered notes offered hereunder are issued with OID.

In the case of an offered note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the offered note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the offered note. Such income generally is capital gain.

It is possible that certain offered notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the offered note is not an accrual method taxpayer, a bank, a broker or dealer that holds the offered note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the offered note in gross income upon a sale or exchange of the offered note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the offered note except to the extent it exceeds the sum of the interest income, if any, and OID accrued on the offered note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the United States Department of the Treasury, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Market Discount

The offered notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the noteholder purchases an offered note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related offered notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related offered note multiplied by a fraction, the numerator of which is the number of days the noteholder held that offered note and the denominator of which is the number of days from the date the noteholder acquired that offered note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an offered note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if that noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of an offered note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A noteholder may elect to include in gross income all interest that accrues on an offered note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to an offered note with respect to which this election has been made, the issue price of the offered note will equal the electing noteholder’s adjusted basis in the offered note immediately after its acquisition, the issue date of the offered note will be the date of its acquisition by the electing noteholder, and no payments on the offered note will be treated as payments of qualified stated interest. This election will generally apply only to the offered note with respect to which it is made and may not be revoked without the consent of the IRS. Noteholders should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a noteholder purchases an offered note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that noteholder will be considered to have purchased such offered note with “amortizable bond premium” equal to the amount of that excess. That noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the offered note. That noteholder’s tax basis in the offered note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an offered note held by a noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such offered note.

Noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their offered notes.

Related-Party Note Acquisition Considerations. The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, an offered note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the offered note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any offered notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the offered notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all offered notes. In addition, when a recharacterized offered note is acquired by a beneficial owner that is not an applicable related party, that offered note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from offered notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the offered notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of these rules.

Disposition of Offered Notes. If a noteholder sells an offered note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the offered note. The adjusted tax basis of the offered note to a particular noteholder will equal the noteholder’s cost for the offered note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the offered note. Any gain or loss will be capital gain or loss if the offered note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the offered note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released final Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). Noteholders should consult their tax advisors with regard to these rules.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on an offered note and any net gain recognized upon a disposition of an offered note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their offered notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the offered notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity or other intermediary, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity or other intermediary will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s United States federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Non-U.S. Person is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the depositor (or a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the offered note is a Non-U.S. Person and providing that Non-U.S. Person’s name and address. If the information provided in this statement changes, the Non-U.S. Person must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, and if the interest is not effectively connected with the conduct of a trade or business in the United States (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person), then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person); and

•	in the case of a foreign individual, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on an offered note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (and under certain tax treaties is attributable to a United States permanent establishment maintained by such Non-U.S. Person), the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest or, under rules previously scheduled to take effect on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the offered notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations have been published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the offered notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that offered notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding offered notes through financial institutions in) those countries. Non-U.S. Persons should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the offered notes.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, Special Tax Counsel will issue an opinion at closing, subject to the assumptions and qualifications therein, to the issuing entity that the offered notes will be treated as debt for United States federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for United States federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes are treated as debt for United States federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for United States federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for United States federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may experience adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders. Payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. noteholder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments,” note that U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses). In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of recharacterized notes with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a noteholder that is a Non-U.S. Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to (x) withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

Further, in order to backstop a Non-U.S. Person’s tax liability associated with gain upon the sale of a partnership interest where the partnership is engaged in a trade or business within the United States, rules under Section 1446(f) of the Code provide that the transferee of a certificate or other equity interest in the issuing entity (including an offered note that the IRS successfully recharacterized as an equity interest) could be liable for a withholding tax of 10% of the amount realized by the transferor (including debt deemed to be assumed by the transferee) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of IRS guidance issued thereunder so as to exempt the amount realized from such withholding. (The affidavits generally relate to either confirming that the transferor is a United States person for United States federal income tax purposes, that the issuing entity has not engaged in a trade or business within the United States at any time during the taxable year of the issuing entity through the date of the transfer, that the underlying assets of the issuing entity do not give rise to a certain level of income effectively connected with a trade or business in the United States, or that certain matters involving gain recognition are applicable to the transaction.) The issuing entity has not created a mechanism for a transferee of a certificate or a note to obtain any of the affidavits described above from a transferor. If any offered notes were successfully recharacterized by the IRS as other than indebtedness, a transferee of such offered note may be required to withhold unless it receives an appropriate affidavit. If a transferee is required to withhold and does not, the issuing entity is required to withhold, but only on distributions to such transferee. Any tax liability or penalties payable by the issuing entity could reduce the cash flow that would otherwise be available to make payments on all notes. Potential holders are encouraged to consult with their own tax advisors regarding the possible effect of these rules.

In addition, as described above, to the extent the issuing entity is treated as a partnership, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the offered notes. To the extent distributions on such offered notes were treated as dividends, a Non-U.S. Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of offered notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired with assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold “plan assets” of any of the foregoing (each a “Benefit Plan”) as well as by an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold “plan assets” of the foregoing (together with Benefit Plans, “Plans”) that is subject to any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered notes should the Benefit Plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the offered notes will also mean the acquisition, holding or disposition of a beneficial interest in such notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the offered notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under the ERISA regulation, the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, as of the date of this prospectus, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for purposes of the ERISA regulation could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the ERISA regulation, the acquisition or holding of the offered notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1 (as amended), regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest or disqualified person to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is a risk that none of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriters, the owner trustee, the indenture trustee, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the owner trustee, the indenture trustee, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and other plans may not be subject to Title I of ERISA or to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental, church and other plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser and transferee (and, if applicable, its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the offered notes (or any interest therein) on behalf of or with the assets of a Benefit Plan or Plan that is subject to any Similar Law or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a Benefit Plan or a Plan that is subject to Similar Law, it will not acquire such note (or any interest therein) at any time that such note does not have an investment grade rating from at least one nationally recognized statistical rating organization or if such note has been characterized as other than indebtedness for applicable local law purposes.

The sale of offered notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered notes. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

None of the issuing entity, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee, any underwriter, or any of their respective affiliated entities will act as a fiduciary to a Plan with respect to such Plan’s decision to invest in the offered notes, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the offered notes by any Plan. The sale of the offered notes to a Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the administrator, the owner trustee, the indenture trustee, any underwriter, or any of their respective affiliated entities that such investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan, or that an investment is appropriate for Plans generally or for any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes
BNP Paribas Securities Corp.	$ 163,099,000	$ 108,733,000
Citigroup Global Markets Inc.	$ 163,099,000	$ 108,733,000
Mizuho Securities USA LLC	$ 163,099,000	$ 108,733,000
Santander US Capital Markets LLC	$ 163,099,000	$ 108,733,000
Academy Securities, Inc.	$ 15,307,000	$ 10,204,000
CastleOak Securities, L.P.	$ 15,307,000	$ 10,204,000

Total	$ 683,010,000	$455,340,000

Underwriter	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
BNP Paribas Securities Corp.	$ 44,620,000	$ 48,650,000	$ 55,370,000
Citigroup Global Markets Inc.	$ 44,620,000	$ 48,650,000	$ 55,370,000
Mizuho Securities USA LLC	$ 44,620,000	$ 48,650,000	$ 55,370,000
Santander US Capital Markets LLC	$ 44,620,000	$ 48,650,000	$ 55,370,000

Total	$178,480,000	$194,600,000	$221,480,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed(1)	Reallowance Discount Not to Exceed
Class A-2 Notes	0.108%	0.054%
Class A-3 Notes	0.132%	0.066%
Class B Notes	0.150%	0.075%
Class C Notes	0.150%	0.075%
Class D Notes	0.156%	0.078%

(1)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The Class A-1 notes and the Class E notes are not being offered hereby, and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC.

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is a risk that one will not develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. A market for the offered notes may not develop, and if one does develop, it may not continue or it may not provide sufficient liquidity.

The depositor and SC have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that it will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one Business Day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than one Business Day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SC, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the administrator, the servicer, the issuing entity and their affiliates. Further, one or more of the underwriters or their affiliates may be holding, buying or selling interests in motor vehicle receivables similar to the receivables in the pool of receivables or in credit default swaps or similar derivatives related to such similar receivables, not originating or limiting origination of such similar receivables or taking long or short positions with respect to securities backed by such similar receivables. One of the underwriters is an affiliate of the sponsor and one of the underwriters is an affiliate of the indenture trustee. Such activities may result in conflicts of interest and, consequently, the interest of the underwriters or their affiliates may not be aligned with the interests of investors in the notes.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters and the indenture trustee and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt.

The indenture trustee, at the direction of the administrator, on behalf of the issuing entity, may from time to time invest the funds in accounts and in eligible investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters.

The depositor will receive aggregate proceeds of approximately $1,729,013,178.81 from the sale of the offered notes (representing approximately 99.77513% of the initial Note Balance of the offered notes) after paying the aggregate underwriting discount of $3,739,714.00 on the offered notes. Additional offering expenses are estimated to be $800,000.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Conflicts of Interest

Our affiliate, Santander US Capital Markets LLC, is a member of FINRA and is participating in the distribution of the notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, is permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. Our affiliates, including Santander US Capital Markets LLC, may use this prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SC that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom – Prohibition on Offers to UK Retail Investors

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any UK retail investor in the UK. For the purposes of this provision:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law, and as amended; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EU retail investor in the EEA. For the purposes of this provision:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

FORWARD-LOOKING STATEMENTS

This prospectus (including any related free writing prospectus prepared by us or on our behalf, if any) and the documents incorporated by reference herein contain forward-looking statements. In addition, certain statements made in future SEC filings by the sponsor, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the sponsor’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include those that discuss, among other things, outlook or other non-historical matters; projections, expenses, future cash flows; our expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook,” or other words of similar meaning. The sponsor, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause the return on your investment in the notes to differ materially from your expectations based on such forward-looking statements, including, among other things:

•	the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes;

•	the limited nature of the issuing entity’s assets, which could result in delays in payment or losses on your notes arising from shortfalls or delays in amounts available to make payments on the notes;

•	adverse events affecting the sponsor, the servicer, the administrator or other transaction parties, which could result in losses on your notes or reduce the market value or liquidity of your notes;

•

the issuance of multiple classes of notes by the issuing entity or retention of notes by the depositor or its affiliates, which may result in your notes being more sensitive to losses, being affected by conflicts of interest between classes and having reduced liquidity or voting power because of such retention;

•	certain features of the notes and financial market disruptions, which may adversely affect the return on your notes or the market value and liquidity of your notes; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” in this prospectus.

Future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and the sponsor, the issuing entity and the depositor do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, the depositor, the indenture trustee, the owner trustee, the issuing entity, the servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including United States federal income tax matters, will be passed upon for the sponsor, the depositor and the issuing entity by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP. Sidley Austin LLP from time to time renders legal services to SC and certain of its affiliates on other matters.

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that will be repurchased by the sponsor on that payment date, (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance and (iv) any amounts deposited into the collection account in connection with the exercise of an optional redemption of the notes.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas, Massachusetts or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed; provided that, when used in the context of a payment date or determination date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Class A-1 Note Balance” means, at any time, $219,570,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $683,010,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $455,340,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $178,480,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $194,600,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $221,480,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Class E Note Balance” means, at any time, $103,210,000, reduced by all payments of principal made prior to such time on the Class E notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on July 31, 2025). As used in this prospectus, the “related” Collection Period with respect to any date of determination or payment date will be deemed to be the Collection Period which immediately precedes that date of determination or payment date.

“Collections” means, to the extent received by the servicer after the cut-off date, the sum of (A) with respect to any receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable and (iii) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was financed by such receivable and (B) Net Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased by the sponsor on a prior payment date, (2) any Supplemental Servicing Fees or (3) any amounts required by law to be remitted to the related obligor.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding, and thereafter the Class E notes as long as any Class E notes are outstanding.

“customary servicing practices” means the customary servicing practices of the servicer or any sub-servicer with respect to all comparable motor vehicle receivables that the servicer or such sub-servicer, as applicable, services for itself and others, as such customary servicing practices may be changed from time to time, it being understood that the servicer and the sub-servicers may not have the same “customary servicing practices”.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became 120 days past due during such Collection Period and the servicer (including a predecessor servicer) has not repossessed the related financed vehicle, (b) the servicer (including a predecessor servicer) has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer (including a predecessor servicer) has charged-off in full the related principal balance or has determined that such principal balance should be charged-off in full on the servicing records of the servicer in accordance with its customary servicing practices.

“Deficiency Balance” means, with respect to any receivable, any deficiency balance, charged-off amount, principal balance, accrued interest and/or fees and any related security; provided, that such amounts and related security relate to a receivable which is a Defaulted Receivable.

“Delinquency Trigger” means, for any payment date and the related Collection Period, 24.00%.

“ERISA regulation” means the United States Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

“Fifth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Fifth Allocation of Principal on and after the final scheduled payment date for the Class E notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class E notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

148

“Liquidation Expenses” means, with respect to any Defaulted Receivable and any receivable for which the related financed vehicle has been repossessed and reinstated (or attempted to be repossessed), any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection with the collection of such receivable or the repossession or liquidation of the related financed vehicle.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer (including a predecessor servicer) with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer (including a predecessor servicer) in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (including a predecessor servicer) (from whatever source, including proceeds of a sale of the financed vehicle, a Deficiency Balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable will not constitute “Liquidation Proceeds”.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Net Liquidation Proceeds” means, for any Collection Period, the sum of all Liquidation Proceeds received during such Collection Period less all Liquidation Expenses incurred during such Collection Period.

“Non-U.S. Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust, (1) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust, or (v) an entity or arrangement treated as a partnership for United States federal income tax purposes.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate (calculated as the percentage that the notional principal amount of such certificate represents of the aggregate notional principal amount of all certificates), which will be specified on the face thereof and will represent the percentage of certain distributions of the issuing entity beneficially owned by such certificateholder. The sum of the Percentage Interests for all of the certificates is 100%.

“Pool Balance” means, at any time, the aggregate outstanding principal balance of the receivables (other than Defaulted Receivables) at such time.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency will not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the notes as of such payment date (before giving effect to any principal payments made on the notes on such payment date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such payment date.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B notes as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Severely Distressed Receivable” means, as of any date of determination, a receivable (other than a repurchased receivable) (i) that is 60 or more days delinquent or, if less than 60 days delinquent, the related obligor has experienced a hardship and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable in accordance with its terms, (ii) that is a Defaulted Receivable, (iii) for which the obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related financed vehicle has been repossessed (or for which the servicer (including any predecessor servicer) has initiated repossession proceedings), (v) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with customary servicing practices or (vi) for which the maturity date is in less than six months and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable by the maturity date.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Special Tax Counsel” means Mayer Brown LLP, as special federal tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” will be $0.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Targeted Overcollateralization Amount” means, the sum of (i) 5.90% of the Pool Balance as of the last day of the related Collection Period and (ii) 2.00% of the Pool Balance as of the cut-off date.

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes and the Class C notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

“Unrelated Amounts” means (a) amounts deposited by the servicer (including any predecessor servicer) or an affiliate into the collection account but later determined by the servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the servicer (including any predecessor servicer) or an affiliate into the collection account as Collections but which were later determined by the servicer to not constitute Collections with respect to the receivables and (c) amounts received by the servicer (including any predecessor servicer) or an affiliate with respect to a receivable that the servicer (or its affiliate) is prohibited from depositing into the collection account or otherwise remitting to the issuing entity by law or court order, the direction of a regulatory authority or regulatory guidance.

INDEX

10 percent shareholder	136
60-Day Delinquent Receivables	93
AAA	97
ABS	68
ABS Tables	69
Acting General Counsel	127
administration agreement	89
administration fee	1, 98
administrator	1
Affected Investors	130
amortizable bond premium	134
Appendix A	65
Assessment of Compliance	107
asset representations reviewer	1
Asset Review	95
asset-level data	52
Attestation Report	107
Available Funds	147
Bankruptcy Code	124
Benefit Plan	139
Business Day	147
Cede	v
certificateholders	2
certificates	2
CFPB	19
chattel paper	117
Citibank	34
Class A notes	2
Class A-1 Note Balance	147
Class A-2 Note Balance	147
Class A-3 Note Balance	147
Class B Note Balance	147
Class C Note Balance	147
Class D Note Balance	147
Class E Note Balance	147
Clayton	49
Clearstream	83
closing date	2
Code	107
Collection Period	147
Collections	147
Confidential Information	97
Contract Rate	147
controlled foreign corporation	136
Controlling Class	148
Credit Guidelines	41
customary servicing practices	148
cut-off date	7
Defaulted Receivable	148
Deficiency Balance	148
Delinquency Percentage	93
Delinquency Trigger	93, 148
depositor	1

Dodd-Frank Act	23, 126
DTC	v, 83
EEA	vii
effectively connected earnings and profits	137
Eligibility Representations	92
ERISA	139
ERISA regulation	148
EU	11
EU Affected Investors	129
EU CRR	129
EU Investor Requirements	129
EU PRIIPS Regulation	vii
EU Prospectus Regulation	vii
EU Qualified Investor	vii
EU retail investor	145
EU Retail Investor	vii
EU Securitization Regulation	129
event of default	6, 110
excess interest	10
FATCA	137
FDIC	25
FETL	viii
Fifth Allocation of Principal	148
final scheduled payment date	88
financed vehicles	7
First Allocation of Principal	148
Fitch	100
Fourth Allocation of Principal	148
FSCMA	viii
FSMA	vi
FTC	23
FTC Rule	122
GAP	24
HDC Rule	122
Hired Agencies	12
Holder-in-Due-Course	122
indenture trustee	1, 34
Instituting Noteholders	93
Investor Requirements	130
investors	83
IRS	131
issuing entity	1
issuing entity property	7
Liquidation Expenses	149
Liquidation Proceeds	149
Loan Policy	41
Majority Certificateholders	149
market discount rules	134
MiFID II	vii
monthly remittance condition	100
Moody’s	100
MPLFA	36
Net Liquidation Proceeds	149

I-1

NI 33-105	vii
Non-U.S. Person	149
Note Balance	149
Note Factor	86
Note Owner	83
Noteholder Direction	94
notes	2
obligors	6
OCC	44
offered notes	2
OID	128
OLA	126
Order	vi
originator	1, 40
owner trustee	1, 33
payment date	3, 83
payment default	111
Percentage Interest	149
permitted modification	103
Plan	139
policy limits	42
pool balance	5
Pool Balance	149
Pool Factor	86
portfolio interest	136
Prepayment Assumption	149
PTCE	140
purchase agreement	89
Rating Agency Condition	150
receivable modification	103
receivables	6
receivables pool	6
record date	3, 83
Regular Allocation of Principal	150
Regulation RR	11
related person	136
Relief Act	45, 125
Representatives	97
requesting party	95
Retained Notes	143
Review Expenses	94
Review Satisfaction Date	93
Rule 193 Information	67

sale agreement	89
SBNA	1, 44
SC	v, 1, 36
SEC	v, 150
Second Allocation of Principal	150
Securities Act	142
securitized pool	65
seller	1
servicer	1, 44
servicer replacement events	105
servicing agreement	89
servicing fee	1, 103
Severely Distressed Receivable	150
Short-Term Note	150
SHUSA	44
Similar Law	139
Simple Interest Method	150
Simple Interest Receivables	150
Special Tax Counsel	150
specified reserve account balance	10
Specified Reserve Account Balance	151
sponsor	1
Stellantis	36
Subject Receivables	93
Supplemental Servicing Fees	151
Targeted Overcollateralization Amount	151
Third Allocation of Principal	151
transfer agreements	89
UCITS	129
UK	vi
UK Affected Investors	130
UK CRR	130
UK Investor Requirements	130
UK PRIIPS Regulation	vi
UK Prospectus Regulation	vi
UK Qualified Investor	vi
UK retail investor	144
UK Retail Investor	vi
UK Securitization Framework	130
Unrelated Amounts	151
verification documents	92
weighted average life	70
WTNA	33

I-2

APPENDIX A

Static Pool Information About Certain Previous Securitizations

Monthly Net Cumulative Losses(1) As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
2	0.02%	0.02%	0.03%	0.01%	0.02%	0.02%	0.02%	0.02%	0.03%	0.02%	0.01%	0.03%	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%	0.04%	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.02%
3	0.04%	0.05%	0.04%	0.03%	0.05%	0.05%	0.05%	0.04%	0.07%	0.04%	0.06%	0.08%	0.07%	0.06%	0.07%	0.06%	0.04%	0.06%	0.06%	0.04%	0.05%	0.06%	0.06%	0.06%	0.04%	0.06%	0.06%	0.06%
4	0.20%	0.13%	0.10%	0.11%	0.14%	0.24%	0.30%	0.27%	0.24%	0.21%	0.38%	0.35%	0.38%	0.22%	0.28%	0.21%	0.20%	0.20%	0.24%	0.19%	0.19%	0.24%	0.22%	0.26%	0.20%	0.36%	0.22%
5	0.33%	0.24%	0.26%	0.20%	0.29%	0.41%	0.63%	0.52%	0.53%	0.47%	0.78%	0.78%	0.91%	0.48%	0.46%	0.39%	0.35%	0.39%	0.49%	0.34%	0.34%	0.45%	0.45%	0.50%	0.43%	0.62%	0.45%
6	0.47%	0.42%	0.50%	0.32%	0.49%	0.72%	1.08%	0.84%	1.13%	0.96%	1.55%	1.50%	1.68%	0.99%	0.74%	0.72%	0.76%	0.83%	0.87%	0.75%	0.61%	0.91%	0.87%	0.91%	0.86%	0.94%
7	0.73%	0.68%	0.75%	0.54%	0.72%	1.15%	1.59%	1.30%	1.68%	1.64%	2.25%	2.35%	2.36%	1.66%	1.36%	1.40%	1.44%	1.58%	1.51%	1.35%	1.20%	1.54%	1.49%	1.49%	1.44%	1.42%
8	1.04%	0.98%	0.84%	0.77%	0.91%	1.50%	1.98%	1.64%	2.24%	2.26%	2.91%	2.92%	2.76%	2.24%	2.05%	2.07%	1.99%	2.18%	2.23%	1.82%	1.84%	2.08%	2.09%	2.07%	1.87%	1.86%
9	1.35%	1.13%	0.97%	0.93%	1.14%	1.88%	2.17%	2.04%	2.71%	2.85%	3.54%	3.29%	3.16%	2.70%	2.75%	2.62%	2.64%	2.65%	2.67%	2.38%	2.49%	2.65%	2.61%	2.56%	2.17%
10	1.68%	1.19%	1.09%	1.14%	1.40%	2.17%	2.39%	2.43%	3.23%	3.32%	3.99%	3.61%	3.55%	3.11%	3.48%	3.16%	3.07%	3.09%	3.15%	2.79%	3.00%	3.20%	3.14%	2.87%	2.54%
11	2.02%	1.29%	1.23%	1.37%	1.60%	2.28%	2.55%	2.86%	3.62%	3.82%	4.20%	3.98%	3.94%	3.66%	4.15%	3.55%	3.46%	3.42%	3.59%	3.26%	3.44%	3.74%	3.52%	3.10%
12	2.20%	1.41%	1.38%	1.66%	1.90%	2.42%	2.81%	3.30%	4.14%	4.26%	4.50%	4.32%	4.41%	4.17%	4.70%	3.96%	3.75%	3.81%	4.08%	3.62%	3.89%	4.19%	3.78%	3.43%
13	2.32%	1.50%	1.60%	1.86%	2.10%	2.58%	3.11%	3.64%	4.53%	4.48%	4.68%	4.75%	4.87%	4.66%	5.16%	4.38%	4.07%	4.23%	4.43%	3.93%	4.30%	4.60%	4.02%
14	2.36%	1.62%	1.79%	2.10%	2.17%	2.77%	3.43%	4.06%	4.78%	4.76%	5.03%	5.20%	5.35%	5.14%	5.61%	4.59%	4.35%	4.57%	4.85%	4.34%	4.69%	4.96%	4.25%
15	2.48%	1.78%	1.93%	2.32%	2.30%	2.99%	3.73%	4.43%	5.01%	4.99%	5.48%	5.63%	5.76%	5.51%	6.02%	4.79%	4.72%	4.96%	5.27%	4.80%	5.15%	5.26%
16	2.60%	1.96%	2.11%	2.56%	2.43%	3.23%	3.99%	4.81%	5.19%	5.28%	5.89%	6.03%	6.16%	5.92%	6.29%	5.08%	5.00%	5.38%	5.75%	5.08%	5.47%	5.51%
17	2.75%	2.07%	2.30%	2.64%	2.60%	3.51%	4.28%	5.12%	5.43%	5.68%	6.28%	6.34%	6.53%	6.25%	6.55%	5.34%	5.40%	5.79%	6.22%	5.43%	5.72%	5.77%
18	2.94%	2.22%	2.47%	2.72%	2.74%	3.75%	4.60%	5.20%	5.82%	6.05%	6.62%	6.78%	6.88%	6.62%	6.78%	5.62%	5.73%	6.25%	6.64%	5.71%	5.91%
19	3.14%	2.36%	2.49%	2.82%	2.88%	3.97%	4.91%	5.32%	6.12%	6.40%	6.87%	7.07%	7.18%	6.93%	7.05%	5.96%	6.11%	6.62%	7.03%	5.94%	6.21%
20	3.32%	2.47%	2.55%	2.94%	3.03%	4.18%	5.08%	5.45%	6.45%	6.66%	7.15%	7.37%	7.43%	7.23%	7.35%	6.21%	6.45%	6.88%	7.27%	6.20%
21	3.43%	2.50%	2.64%	3.07%	3.18%	4.37%	5.10%	5.57%	6.71%	6.89%	7.42%	7.58%	7.66%	7.40%	7.75%	6.54%	6.78%	7.14%	7.48%
22	3.65%	2.54%	2.75%	3.19%	3.34%	4.51%	5.19%	5.75%	6.96%	7.17%	7.61%	7.78%	7.78%	7.67%	8.16%	6.85%	7.03%	7.33%	7.72%
23	3.81%	2.56%	2.88%	3.34%	3.49%	4.54%	5.21%	5.96%	7.16%	7.42%	7.77%	7.91%	8.03%	7.97%	8.45%	7.19%	7.19%	7.57%
24	3.82%	2.62%	3.01%	3.48%	3.69%	4.54%	5.25%	6.15%	7.42%	7.64%	7.96%	8.15%	8.34%	8.29%	8.71%	7.49%	7.34%
25	3.88%	2.72%	3.12%	3.62%	3.75%	4.56%	5.35%	6.33%	7.67%	7.82%	8.09%	8.40%	8.61%	8.59%	9.06%	7.70%	7.52%
26	3.93%	2.80%	3.23%	3.78%	3.78%	4.63%	5.46%	6.50%	7.82%	7.97%	8.31%	8.60%	8.87%	8.89%	9.37%	7.93%
27	4.00%	2.89%	3.33%	3.95%	3.81%	4.75%	5.63%	6.67%	7.97%	8.08%	8.52%	8.86%	9.12%	9.18%	9.58%	8.04%
28	4.13%	3.02%	3.48%	4.02%	3.83%	4.85%	5.77%	6.82%	8.09%	8.25%	8.72%	9.06%	9.36%	9.48%	9.78%	8.19%
29	4.22%	3.12%	3.61%	4.02%	3.86%	4.98%	5.88%	6.92%	8.25%	8.50%	8.97%	9.31%	9.61%	9.71%	9.99%	8.30%
30	4.32%	3.22%	3.69%	4.05%	3.93%	5.09%	6.00%	6.99%	8.43%	8.71%	9.15%	9.56%	9.83%	9.89%	10.13%
31	4.46%	3.34%	3.65%	4.02%	3.99%	5.17%	6.11%	7.07%	8.61%	8.90%	9.28%	9.79%	10.04%	10.04%	10.26%
32	4.53%	3.41%	3.64%	4.06%	4.07%	5.25%	6.18%	7.15%	8.82%	9.05%	9.48%	9.98%	10.18%	10.19%
33	4.59%	3.37%	3.63%	4.12%	4.11%	5.32%	6.22%	7.28%	8.93%	9.23%	9.66%	10.08%	10.30%	10.34%
34	4.72%	3.36%	3.63%	4.19%	4.17%	5.36%	6.28%	7.41%	9.06%	9.43%	9.80%	10.15%	10.44%
35	4.74%	3.32%	3.66%	4.25%	4.24%	5.42%	6.32%	7.52%	9.22%	9.60%	9.88%	10.27%
36	4.74%	3.35%	3.70%	4.31%	4.32%	5.44%	6.40%	7.63%	9.36%	9.74%	9.97%
37	4.78%	3.38%	3.76%	4.35%	4.38%	5.46%	6.49%	7.76%	9.50%	9.82%	10.05%
38	4.76%	3.42%	3.79%	4.39%	4.40%	5.51%	6.56%	7.85%	9.57%	9.91%
39	4.78%	3.46%	3.82%	4.46%	4.41%	5.57%	6.63%	7.99%	9.67%	10.01%
40	4.81%	3.50%	3.86%	4.51%	4.44%	5.65%	6.70%	8.09%	9.77%
41	4.86%	3.52%	3.90%	4.53%	4.47%	5.70%	6.76%	8.17%
42	4.90%	3.56%	3.92%	4.53%	4.52%	5.75%	6.83%	8.21%
43	4.94%	3.60%	3.93%	4.56%	4.56%	5.82%	6.88%	8.25%
44	4.95%	3.61%	3.93%	4.62%	4.59%	5.89%	6.90%	8.29%
45	4.95%	3.62%	3.92%	4.65%	4.62%	5.93%	6.92%
46	4.96%	3.63%	3.94%	4.67%	4.66%	5.97%	6.95%
47	4.99%	3.63%	3.97%	4.70%	4.71%	5.98%	6.98%
48	5.02%	3.66%	3.99%	4.72%	4.74%	5.98%
49	5.04%		4.00%	4.72%	4.75%	5.99%
50	5.05%		4.03%	4.76%	4.76%
51				4.78%	4.77%
52				4.81%	4.77%
53				4.81%
54				4.81%
55				4.83%
56

(1)

“Liquidation proceeds” included in the calculation of “net cumulative loss” are net of external costs associated with repossession, as well as auction, painting, repair, refurbishment and similar expenses.

31-60 Days Delinquent As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
1	2.44%	0.82%	0.85%	0.80%	1.50%	1.69%	2.31%	2.19%	2.65%	1.66%	3.67%	4.41%	3.96%	2.68%	2.99%	2.33%	1.92%	2.17%	2.07%	2.13%	1.80%	2.60%	2.29%	2.25%	1.98%	3.36%	3.25%	2.39%
2	2.35%	1.53%	1.94%	2.21%	1.29%	2.91%	3.45%	3.93%	3.08%	3.48%	5.28%	5.76%	5.40%	4.79%	6.24%	4.04%	3.88%	4.22%	4.69%	4.40%	5.03%	4.15%	4.27%	4.47%	4.27%	5.39%	4.50%	4.85%
3	1.79%	1.95%	2.44%	2.27%	1.69%	3.65%	4.53%	4.65%	4.46%	4.64%	6.45%	6.70%	6.06%	5.88%	6.67%	3.65%	5.42%	5.57%	5.99%	5.93%	5.88%	4.65%	5.55%	5.46%	5.52%	6.98%	4.48%	5.87%
4	2.10%	2.42%	3.02%	3.09%	2.36%	4.38%	5.13%	5.59%	5.04%	5.65%	6.95%	7.27%	7.11%	7.38%	7.06%	5.68%	6.43%	6.84%	6.93%	6.99%	6.18%	6.02%	7.01%	6.81%	6.34%	7.40%	6.38%
5	2.57%	2.82%	2.66%	2.21%	2.91%	5.09%	5.83%	6.00%	5.93%	6.53%	7.41%	7.97%	7.98%	7.38%	6.13%	6.78%	7.20%	7.71%	8.57%	7.10%	6.17%	6.64%	7.47%	7.38%	7.54%	7.73%	7.00%
6	3.25%	3.07%	3.45%	2.48%	3.33%	5.43%	6.25%	5.15%	6.50%	6.76%	7.43%	8.60%	7.37%	7.13%	8.16%	7.23%	8.22%	8.91%	8.86%	6.92%	7.59%	7.50%	8.67%	7.64%	8.06%	6.91%
7	3.68%	2.77%	2.22%	3.08%	4.02%	5.99%	6.71%	6.19%	6.96%	6.98%	8.02%	8.09%	7.23%	5.94%	8.99%	8.12%	8.94%	9.41%	8.51%	8.17%	7.87%	8.27%	8.88%	8.71%	7.97%	8.66%
8	4.07%	3.50%	2.81%	3.71%	4.51%	6.32%	6.88%	6.44%	7.08%	7.22%	8.83%	7.99%	6.01%	7.87%	9.57%	8.35%	9.69%	8.62%	8.07%	8.48%	8.44%	8.51%	9.05%	8.94%	7.21%	8.78%
9	4.44%	2.24%	3.38%	4.23%	4.94%	6.79%	5.57%	7.13%	7.30%	7.68%	8.43%	6.54%	7.43%	8.46%	10.34%	8.84%	9.70%	8.11%	9.11%	8.63%	9.10%	8.94%	9.61%	8.51%	8.80%
10	3.98%	2.66%	3.92%	4.64%	5.29%	6.93%	6.74%	7.39%	7.57%	8.47%	7.99%	8.13%	8.03%	8.59%	9.71%	8.81%	8.74%	8.67%	8.53%	8.54%	8.90%	8.71%	9.14%	7.12%	8.67%
11	4.38%	3.26%	4.21%	5.09%	5.67%	5.74%	7.21%	7.82%	8.35%	8.08%	6.70%	8.95%	8.62%	9.01%	9.56%	8.87%	7.62%	8.59%	8.85%	8.39%	9.21%	8.56%	8.42%	8.66%
12	3.00%	3.92%	4.71%	5.31%	6.14%	6.83%	7.80%	8.03%	8.04%	7.95%	8.50%	9.64%	9.41%	9.13%	10.07%	9.62%	8.64%	9.11%	9.34%	9.27%	9.25%	9.67%	7.60%	8.77%
13	3.72%	4.35%	5.23%	5.81%	6.35%	7.45%	8.34%	8.15%	7.81%	6.75%	9.45%	10.29%	9.52%	9.75%	10.53%	9.97%	9.19%	9.76%	9.57%	9.49%	9.39%	9.99%	9.97%
14	4.43%	4.82%	5.47%	6.30%	5.12%	7.97%	8.42%	8.50%	6.33%	8.30%	10.02%	10.34%	10.09%	10.43%	11.81%	9.37%	9.75%	9.96%	10.47%	9.89%	10.16%	9.74%	10.12%
15	5.01%	5.35%	5.99%	6.44%	6.49%	8.38%	8.56%	9.18%	8.33%	9.07%	10.39%	10.94%	10.62%	10.65%	11.97%	9.21%	10.42%	10.95%	10.63%	11.07%	10.66%	8.76%
16	5.46%	5.44%	6.23%	6.79%	6.67%	8.60%	8.64%	8.79%	8.54%	9.46%	10.53%	11.05%	11.16%	11.55%	11.67%	10.19%	10.64%	10.64%	10.36%	11.17%	10.36%	10.84%
17	5.81%	5.74%	6.48%	5.29%	7.19%	8.87%	9.14%	8.56%	9.56%	10.03%	10.92%	11.64%	11.83%	11.45%	10.46%	10.19%	11.08%	10.97%	11.46%	10.74%	9.10%	10.99%
18	6.33%	6.11%	6.77%	6.63%	7.47%	8.81%	9.86%	6.83%	9.99%	10.10%	11.62%	12.46%	11.72%	10.76%	11.71%	11.08%	11.18%	12.00%	11.87%	9.46%	11.33%
19	6.44%	6.06%	5.48%	6.93%	7.75%	9.22%	9.13%	8.69%	9.91%	10.49%	12.01%	12.51%	10.76%	10.05%	12.38%	11.39%	11.11%	12.11%	11.50%	11.94%	11.21%
20	7.07%	6.36%	6.46%	7.51%	7.59%	9.82%	8.73%	9.62%	10.34%	11.02%	12.80%	11.58%	9.91%	11.21%	12.71%	11.29%	12.10%	11.32%	9.67%	11.60%
21	7.03%	5.12%	6.97%	7.98%	7.72%	9.36%	7.06%	10.12%	10.90%	11.10%	12.60%	10.84%	11.04%	11.03%	12.83%	11.69%	11.91%	9.98%	12.02%
22	7.59%	6.13%	7.18%	8.01%	8.37%	8.62%	9.03%	10.70%	11.10%	11.96%	11.40%	11.97%	11.36%	11.51%	12.87%	11.33%	11.64%	12.01%	11.79%
23	7.62%	6.26%	7.51%	7.85%	8.84%	7.02%	9.50%	10.61%	11.88%	11.82%	10.54%	12.23%	11.98%	12.14%	13.21%	10.97%	10.14%	11.81%
24	6.38%	6.76%	7.58%	7.95%	8.19%	9.11%	9.89%	10.99%	11.83%	11.38%	11.74%	12.55%	12.12%	11.95%	13.09%	12.40%	12.73%
25	7.32%	7.37%	7.66%	8.20%	7.81%	10.02%	10.45%	11.06%	10.95%	10.63%	12.24%	12.66%	11.88%	12.57%	12.76%	12.38%	12.48%
26	7.67%	7.27%	7.75%	9.11%	6.16%	10.53%	10.51%	11.65%	10.43%	11.63%	12.60%	12.92%	12.78%	12.41%	14.22%	11.77%
27	8.39%	7.44%	8.38%	8.36%	8.14%	11.22%	11.11%	12.40%	11.60%	11.94%	13.21%	13.24%	12.72%	12.17%	14.10%	10.71%
28	8.74%	7.25%	8.72%	8.26%	8.76%	11.04%	11.55%	12.27%	11.62%	12.12%	12.86%	13.10%	12.47%	13.01%	13.09%	12.67%
29	8.25%	7.86%	7.93%	7.02%	9.23%	11.71%	11.85%	11.57%	12.04%	12.35%	13.15%	12.87%	13.40%	12.89%	11.17%	12.31%
30	8.85%	8.48%	7.71%	8.39%	9.62%	12.29%	12.52%	10.27%	12.66%	12.59%	12.97%	13.64%	13.15%	12.73%	14.30%
31	8.81%	7.92%	6.34%	8.99%	9.66%	12.36%	12.23%	11.69%	12.38%	12.66%	12.79%	13.57%	12.75%	11.02%	13.99%
32	9.00%	7.35%	8.26%	9.51%	10.16%	12.81%	11.45%	11.56%	12.51%	12.46%	13.41%	13.34%	10.78%	13.53%
33	9.60%	5.90%	8.74%	9.76%	10.96%	12.63%	10.73%	12.54%	12.35%	12.49%	13.88%	11.22%	13.45%	13.20%
34	8.98%	7.45%	9.00%	9.86%	11.24%	11.58%	11.99%	12.84%	12.55%	13.48%	13.03%	13.75%	13.05%
35	8.41%	8.27%	9.34%	10.42%	11.69%	10.92%	12.21%	12.57%	13.17%	13.55%	11.43%	13.88%
36	6.66%	8.50%	9.58%	11.44%	11.78%	12.45%	12.85%	13.09%	13.22%	13.04%	14.13%
37	8.80%	9.14%	10.09%	11.29%	10.98%	12.79%	13.17%	12.79%	12.72%	11.35%	13.77%
38	9.41%	9.09%	10.47%	12.29%	9.89%	13.09%	13.24%	12.79%	11.29%	13.85%
39	10.21%	9.67%	10.80%	12.44%	11.20%	13.71%	13.36%	14.06%	13.02%	13.54%
40	10.65%	9.80%	11.57%	11.46%	11.55%	13.44%	13.27%	13.74%	13.27%
41	10.55%	10.10%	11.45%	10.28%	11.68%	14.02%	12.82%	13.17%
42	10.78%	10.99%	10.92%	11.92%	12.28%	13.52%	13.79%	11.13%
43	11.74%	11.35%	10.46%	11.47%	12.53%	13.49%	14.11%	14.20%
44	11.46%	10.39%	11.01%	12.39%	12.65%	14.53%	13.09%	13.42%
45	12.92%	9.30%	11.58%	12.86%	12.54%	14.43%	11.52%
46	12.80%	10.80%	11.78%	12.22%	12.00%	13.84%	14.26%
47	11.96%	10.74%	12.28%	13.10%	13.32%	12.13%	13.96%
48	10.92%	11.29%	12.43%	13.06%	13.25%	14.57%
49	12.13%		13.04%	13.17%	12.90%	14.58%
50	11.90%		12.69%	13.61%	11.24%
51				13.80%	13.96%
52				13.56%	13.55%
53				12.00%
54				14.15%
55				13.91%
56

61-90 Days Delinquent As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
1	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.06%	0.02%	0.01%	0.02%	0.03%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%
2	0.56%	0.28%	0.29%	0.32%	0.39%	0.56%	0.75%	0.77%	0.70%	0.58%	1.54%	1.68%	1.56%	1.00%	1.01%	0.85%	0.70%	0.83%	0.68%	0.77%	0.58%	0.80%	0.76%	0.78%	0.70%	0.91%	0.87%	0.78%
3	0.67%	0.65%	0.90%	0.94%	0.48%	1.09%	1.33%	1.61%	1.09%	1.56%	2.25%	2.30%	2.24%	2.29%	2.62%	1.57%	1.75%	1.66%	2.11%	1.71%	2.22%	1.56%	1.75%	1.65%	1.66%	2.06%	1.51%	1.86%
4	0.65%	0.73%	1.00%	1.04%	0.64%	1.40%	1.63%	1.93%	1.80%	2.02%	2.70%	2.68%	2.65%	2.67%	2.80%	1.50%	2.28%	2.29%	2.45%	2.27%	2.10%	1.84%	2.21%	2.20%	2.19%	2.51%	1.78%
5	0.89%	0.96%	1.03%	0.97%	0.90%	1.78%	2.06%	2.20%	2.21%	2.65%	2.91%	3.24%	3.27%	3.11%	2.70%	2.47%	2.71%	2.85%	2.96%	2.55%	2.47%	2.47%	2.78%	2.79%	2.70%	2.69%	2.51%
6	1.06%	1.11%	1.10%	0.85%	1.02%	1.92%	2.27%	2.07%	2.69%	3.06%	3.20%	3.76%	3.43%	3.18%	2.88%	3.04%	3.20%	3.43%	3.80%	2.75%	2.89%	2.93%	3.26%	3.24%	3.39%	2.97%
7	1.17%	0.97%	0.91%	0.97%	1.26%	2.26%	2.45%	1.98%	2.93%	3.15%	3.44%	3.84%	3.30%	2.95%	3.95%	3.49%	3.66%	3.91%	3.63%	3.16%	3.41%	3.50%	3.67%	3.66%	3.34%	3.03%
8	1.40%	1.09%	0.78%	1.17%	1.58%	2.40%	2.54%	2.71%	3.04%	3.05%	3.95%	3.41%	2.94%	2.92%	4.30%	3.78%	4.22%	3.93%	3.63%	3.53%	4.04%	3.72%	4.02%	3.89%	3.41%	3.80%
9	1.60%	0.91%	1.07%	1.42%	1.76%	2.56%	2.26%	3.08%	3.11%	3.38%	3.87%	3.07%	2.88%	3.83%	4.95%	3.81%	4.64%	3.64%	3.80%	3.94%	4.14%	4.15%	4.41%	3.77%	3.40%
10	1.51%	0.85%	1.32%	1.69%	2.03%	2.56%	2.06%	3.35%	3.33%	3.77%	3.55%	3.00%	3.42%	3.98%	5.12%	3.96%	4.02%	3.63%	4.13%	3.74%	4.23%	4.02%	4.40%	3.65%	3.98%
11	1.58%	1.08%	1.45%	1.86%	2.06%	2.26%	2.88%	3.31%	3.83%	3.62%	3.14%	3.67%	3.49%	4.13%	4.73%	4.14%	3.57%	3.61%	4.05%	3.54%	4.13%	4.03%	3.73%	3.28%
12	1.31%	1.27%	1.67%	2.04%	2.22%	2.19%	3.31%	3.52%	3.69%	3.59%	3.27%	4.08%	4.08%	4.18%	4.73%	4.12%	3.30%	3.91%	4.00%	3.84%	3.91%	3.97%	3.51%	3.93%
13	1.09%	1.40%	1.94%	2.33%	2.34%	2.80%	3.55%	3.57%	3.58%	3.25%	4.02%	4.56%	4.41%	4.18%	4.89%	4.25%	3.72%	3.92%	4.04%	3.90%	4.24%	4.54%	3.32%
14	1.37%	1.70%	2.10%	2.41%	2.12%	3.26%	3.72%	3.89%	3.14%	3.29%	4.37%	4.80%	4.47%	4.60%	5.10%	4.31%	4.07%	4.09%	4.65%	3.93%	4.28%	4.24%	4.49%
15	1.70%	1.81%	2.32%	2.53%	1.95%	3.54%	3.82%	4.28%	3.11%	4.00%	4.98%	4.92%	4.73%	4.86%	5.29%	4.10%	4.42%	4.31%	4.80%	4.36%	4.49%	4.27%
16	1.82%	2.02%	2.46%	2.44%	2.61%	3.67%	3.89%	4.10%	3.87%	4.24%	5.04%	5.27%	5.04%	5.17%	4.91%	4.29%	4.58%	4.84%	5.04%	4.88%	4.50%	4.21%
17	2.17%	2.21%	2.47%	2.32%	2.87%	3.74%	3.95%	3.83%	3.91%	4.62%	4.87%	5.26%	5.35%	5.49%	5.15%	4.78%	5.03%	4.77%	5.40%	4.72%	4.60%	5.21%
18	2.27%	2.19%	2.55%	2.09%	3.17%	3.76%	4.27%	3.29%	4.41%	4.79%	4.98%	5.76%	5.43%	4.95%	5.12%	4.94%	5.14%	5.28%	5.80%	4.65%	4.31%
19	2.32%	2.36%	2.37%	2.84%	3.23%	3.95%	4.12%	3.24%	4.62%	4.73%	5.21%	5.77%	5.01%	4.71%	5.39%	5.36%	5.36%	5.52%	5.59%	4.45%	5.41%
20	2.67%	2.33%	2.19%	2.95%	3.35%	4.55%	3.89%	3.79%	4.58%	4.97%	5.49%	5.23%	4.72%	4.76%	6.11%	5.22%	5.60%	5.35%	5.36%	5.57%
21	2.87%	2.09%	2.70%	3.32%	3.46%	4.26%	3.26%	4.10%	4.70%	5.28%	5.77%	4.77%	4.72%	5.28%	6.10%	5.56%	5.83%	5.20%	4.88%
22	2.81%	1.76%	3.09%	3.26%	3.58%	3.70%	3.12%	4.52%	5.19%	5.47%	5.16%	4.84%	4.90%	5.51%	6.00%	5.50%	5.39%	4.81%	5.77%
23	2.93%	2.47%	3.30%	3.50%	3.90%	3.27%	3.84%	4.64%	5.42%	5.59%	4.86%	5.23%	5.22%	5.51%	6.48%	5.61%	5.14%	5.75%
24	2.56%	2.67%	3.41%	3.55%	3.55%	3.06%	4.14%	4.75%	5.46%	5.21%	5.02%	5.50%	5.51%	5.54%	6.14%	5.49%	4.77%
25	2.34%	2.91%	3.37%	3.79%	3.33%	3.85%	4.76%	5.05%	4.93%	4.88%	5.09%	5.71%	5.69%	5.83%	6.27%	6.10%	6.12%
26	3.02%	3.26%	3.54%	4.06%	2.88%	4.14%	4.90%	5.23%	4.66%	5.13%	5.57%	5.54%	5.73%	5.78%	6.10%	5.95%
27	3.33%	3.24%	3.62%	4.00%	2.71%	4.67%	4.69%	5.57%	4.71%	5.18%	5.76%	5.98%	5.94%	6.00%	6.68%	5.20%
28	3.47%	3.26%	4.07%	3.49%	3.47%	4.88%	5.16%	5.64%	4.94%	5.61%	5.71%	6.15%	5.90%	6.10%	6.70%	5.51%
29	3.81%	3.38%	3.56%	2.93%	3.70%	4.77%	5.26%	5.05%	5.21%	5.73%	6.04%	6.24%	6.10%	6.37%	6.56%	6.49%
30	3.47%	3.84%	3.38%	2.94%	4.16%	5.07%	5.55%	4.86%	5.43%	5.53%	6.09%	6.50%	6.48%	6.01%	5.73%
31	3.63%	3.30%	2.83%	3.64%	4.20%	5.43%	5.85%	4.83%	5.49%	5.88%	6.14%	6.69%	6.12%	5.78%	7.10%
32	3.98%	3.18%	2.64%	3.74%	4.37%	5.85%	5.09%	5.20%	6.05%	5.92%	6.49%	6.23%	5.92%	5.42%
33	4.36%	2.57%	3.33%	4.16%	4.51%	5.89%	4.70%	5.23%	5.48%	5.96%	6.54%	6.20%	5.44%	6.60%
34	4.18%	2.77%	3.56%	4.44%	4.82%	5.05%	4.77%	5.63%	5.75%	6.00%	6.11%	5.69%	6.44%
35	3.76%	3.09%	4.04%	4.39%	5.15%	4.83%	5.05%	5.68%	6.08%	6.25%	5.85%	6.62%
36	3.11%	3.52%	4.11%	4.35%	5.25%	4.81%	5.41%	5.79%	6.42%	6.09%	5.62%
37	2.95%	3.62%	4.09%	4.97%	4.62%	5.30%	5.64%	5.72%	5.90%	5.71%	6.62%
38	3.71%	3.83%	4.38%	4.91%	4.50%	5.46%	5.65%	5.83%	5.84%	5.30%
39	3.98%	3.71%	4.57%	4.95%	4.43%	5.85%	6.08%	6.06%	5.69%	6.66%
40	4.45%	4.01%	4.69%	4.44%	4.66%	5.81%	6.06%	6.57%	6.35%
41	4.31%	4.08%	4.90%	4.42%	5.11%	5.98%	6.16%	6.01%
42	4.50%	4.22%	4.28%	4.30%	5.10%	6.40%	6.40%	5.91%
43	4.42%	4.17%	3.96%	4.72%	5.10%	6.46%	6.50%	5.50%
44	4.95%	3.95%	4.31%	4.89%	5.62%	6.77%	6.34%	6.88%
45	5.16%	3.95%	4.42%	5.16%	5.45%	6.88%	6.05%
46	5.19%	3.79%	4.99%	5.19%	5.88%	6.25%	5.57%
47	5.24%	3.99%	4.89%	5.51%	5.91%	6.10%	6.73%
48	4.79%	4.49%	4.88%	5.63%	6.47%	6.13%
49	4.58%		5.38%	5.78%	6.25%	7.46%
50	5.37%		5.39%	6.32%	5.92%
51				6.34%	5.79%
52				6.09%	6.88%
53				6.09%
54				5.86%
55				7.20%
56

91-120 Days Delinquent As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.03%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%
3	0.26%	0.17%	0.20%	0.21%	0.22%	0.33%	0.47%	0.47%	0.42%	0.37%	1.01%	1.02%	0.95%	0.58%	0.43%	0.40%	0.41%	0.44%	0.34%	0.42%	0.29%	0.43%	0.39%	0.37%	0.36%	0.37%	0.39%	0.38%
4	0.37%	0.42%	0.62%	0.64%	0.25%	0.68%	0.73%	0.95%	0.66%	1.00%	1.34%	1.24%	1.32%	1.42%	1.41%	0.97%	1.03%	0.95%	1.21%	0.95%	1.22%	0.85%	0.96%	0.82%	0.88%	1.00%	0.66%
5	0.34%	0.42%	0.52%	0.53%	0.36%	0.76%	0.88%	0.94%	0.98%	1.16%	1.46%	1.41%	1.43%	1.39%	1.25%	0.79%	1.18%	1.20%	1.24%	0.97%	0.97%	0.88%	1.05%	1.00%	1.08%	1.06%	0.73%
6	0.54%	0.58%	0.58%	0.48%	0.47%	0.93%	1.06%	0.95%	1.12%	1.34%	1.48%	1.68%	1.49%	1.43%	1.39%	1.17%	1.25%	1.37%	1.32%	1.11%	1.09%	1.11%	1.20%	1.11%	1.16%	0.98%
7	0.59%	0.56%	0.44%	0.46%	0.49%	1.02%	1.07%	0.95%	1.31%	1.46%	1.63%	1.62%	1.47%	1.33%	1.34%	1.45%	1.31%	1.43%	1.49%	1.10%	1.20%	1.23%	1.28%	1.37%	1.25%	1.13%
8	0.72%	0.54%	0.43%	0.51%	0.63%	1.09%	1.08%	1.00%	1.39%	1.53%	1.69%	1.56%	1.27%	1.39%	1.77%	1.56%	1.61%	1.41%	1.26%	1.28%	1.53%	1.36%	1.39%	1.39%	1.11%	1.12%
9	0.76%	0.43%	0.36%	0.58%	0.74%	1.10%	0.99%	1.15%	1.40%	1.46%	1.70%	1.28%	1.39%	1.31%	2.18%	1.63%	1.62%	1.38%	1.45%	1.31%	1.63%	1.55%	1.61%	1.26%	1.24%
10	0.76%	0.45%	0.50%	0.71%	0.85%	1.07%	0.93%	1.50%	1.53%	1.67%	1.53%	1.42%	1.31%	1.57%	2.26%	1.52%	1.56%	1.38%	1.41%	1.63%	1.57%	1.60%	1.59%	1.25%	1.17%
11	0.79%	0.42%	0.64%	0.91%	1.01%	0.96%	0.96%	1.50%	1.68%	1.65%	1.31%	1.27%	1.43%	1.77%	2.02%	1.56%	1.36%	1.21%	1.64%	1.44%	1.65%	1.55%	1.44%	1.39%
12	0.61%	0.50%	0.79%	0.91%	0.98%	0.93%	1.26%	1.47%	1.70%	1.59%	1.33%	1.59%	1.68%	1.80%	1.88%	1.60%	1.40%	1.39%	1.60%	1.40%	1.60%	1.66%	1.20%	1.21%
13	0.59%	0.63%	0.84%	1.04%	0.93%	1.02%	1.50%	1.62%	1.59%	1.44%	1.31%	1.87%	1.78%	1.71%	1.79%	1.50%	1.12%	1.61%	1.49%	1.54%	1.57%	1.55%	1.22%
14	0.56%	0.69%	0.87%	1.10%	0.88%	1.24%	1.60%	1.67%	1.33%	1.43%	1.61%	1.95%	1.67%	1.58%	1.93%	1.45%	1.43%	1.46%	1.62%	1.60%	1.91%	1.64%	1.13%
15	0.60%	0.84%	1.03%	1.14%	0.92%	1.43%	1.60%	1.80%	1.35%	1.38%	1.84%	1.88%	1.77%	1.65%	1.82%	1.53%	1.52%	1.67%	1.77%	1.64%	1.67%	1.46%
16	0.77%	0.85%	1.11%	1.11%	0.96%	1.57%	1.65%	1.70%	1.27%	1.73%	1.94%	1.82%	1.74%	1.86%	1.68%	1.58%	1.70%	1.72%	1.87%	1.57%	1.57%	1.58%
17	0.92%	0.97%	1.11%	0.89%	1.15%	1.51%	1.82%	1.62%	1.58%	1.93%	1.94%	1.97%	1.83%	1.82%	1.63%	1.46%	1.84%	1.88%	1.99%	1.69%	1.50%	1.43%
18	1.04%	1.02%	1.04%	0.89%	1.24%	1.53%	1.94%	1.35%	1.79%	2.00%	1.76%	1.93%	1.90%	1.77%	1.83%	1.75%	1.80%	1.86%	1.93%	1.45%	1.73%
19	1.12%	0.99%	0.88%	0.90%	1.32%	1.67%	1.70%	1.40%	1.80%	1.80%	1.74%	2.05%	1.70%	1.59%	1.62%	1.82%	1.88%	1.75%	1.84%	1.56%	1.41%
20	1.10%	1.00%	0.90%	1.25%	1.42%	1.79%	1.52%	1.22%	1.67%	1.69%	1.92%	1.77%	1.55%	1.59%	1.87%	1.82%	2.05%	1.77%	1.70%	1.34%
21	1.20%	0.86%	1.01%	1.30%	1.39%	1.65%	1.23%	1.36%	1.72%	1.72%	1.84%	1.61%	1.54%	1.50%	2.16%	1.96%	1.92%	1.47%	1.89%
22	1.27%	0.87%	1.18%	1.55%	1.56%	1.49%	1.24%	1.68%	1.62%	1.94%	1.68%	1.62%	1.55%	1.79%	1.95%	2.04%	1.75%	1.74%	1.49%
23	1.18%	0.79%	1.29%	1.37%	1.72%	1.05%	1.05%	1.68%	1.85%	1.91%	1.56%	1.49%	1.73%	1.93%	1.99%	1.82%	1.50%	1.54%
24	0.96%	1.10%	1.25%	1.33%	1.45%	1.20%	1.26%	1.56%	1.87%	1.74%	1.63%	1.68%	1.91%	1.82%	2.44%	2.07%	1.81%
25	1.04%	1.08%	1.37%	1.54%	1.33%	1.14%	1.50%	1.56%	1.76%	1.62%	1.59%	1.97%	1.81%	2.02%	2.19%	1.91%	1.58%
26	0.94%	1.24%	1.29%	1.73%	1.01%	1.40%	1.74%	1.58%	1.57%	1.54%	1.71%	1.91%	2.00%	2.00%	2.23%	1.90%
27	1.28%	1.26%	1.45%	1.45%	1.02%	1.63%	1.74%	1.70%	1.57%	1.60%	1.89%	1.99%	1.88%	1.89%	2.04%	1.83%
28	1.35%	1.15%	1.63%	1.26%	0.94%	1.60%	1.64%	1.74%	1.62%	1.87%	1.89%	2.02%	1.99%	2.06%	2.17%	1.79%
29	1.39%	1.38%	1.40%	0.99%	1.20%	1.54%	1.73%	1.42%	1.74%	1.91%	1.98%	2.11%	2.21%	1.93%	1.81%	1.66%
30	1.58%	1.50%	1.14%	0.98%	1.42%	1.45%	1.76%	1.36%	1.82%	1.71%	1.92%	2.23%	2.04%	1.86%	2.17%
31	1.38%	1.31%	0.89%	0.98%	1.51%	1.54%	1.64%	1.50%	1.84%	1.68%	1.98%	2.11%	1.82%	1.82%	1.62%
32	1.46%	1.08%	0.94%	1.17%	1.39%	1.48%	1.60%	1.40%	1.74%	1.98%	2.09%	1.85%	1.76%	1.84%
33	1.71%	0.87%	0.79%	1.44%	1.44%	1.68%	1.50%	1.69%	1.85%	1.97%	1.95%	1.55%	1.86%	1.55%
34	1.25%	0.78%	1.10%	1.44%	1.38%	1.54%	1.50%	1.70%	1.70%	2.16%	1.86%	1.83%	1.69%
35	1.28%	0.89%	1.42%	1.37%	1.52%	1.22%	1.49%	1.65%	1.91%	1.90%	1.70%	1.70%
36	1.06%	1.00%	1.29%	1.31%	1.48%	1.39%	1.48%	1.94%	1.96%	1.82%	1.66%
37	1.01%	1.33%	1.38%	1.21%	1.38%	1.22%	1.62%	1.90%	1.89%	1.73%	1.54%
38	0.94%	1.08%	1.22%	1.61%	1.21%	1.53%	1.54%	1.98%	1.74%	1.85%
39	1.04%	1.14%	1.27%	1.50%	1.26%	1.74%	1.67%	1.88%	1.93%	1.53%
40	1.61%	1.24%	1.48%	1.28%	1.10%	1.58%	1.79%	1.75%	1.65%
41	1.53%	1.36%	1.28%	1.08%	1.43%	1.84%	1.80%	1.78%
42	1.40%	1.25%	1.20%	1.45%	1.54%	1.77%	2.00%	1.53%
43	1.27%	1.24%	1.08%	1.22%	1.48%	1.83%	1.82%	1.63%
44	1.21%	1.13%	1.14%	1.31%	1.54%	1.95%	1.68%	1.44%
45	1.51%	0.99%	1.12%	1.47%	1.59%	1.88%	1.56%
46	1.77%	0.99%	1.27%	1.43%	1.46%	1.77%	1.82%
47	1.41%	1.10%	1.50%	1.46%	1.81%	1.58%	1.42%
48	1.31%	1.20%	1.40%	1.43%	1.59%	1.67%
49	1.42%		1.55%	1.63%	1.58%	1.69%
50	1.06%		1.61%	1.80%	1.40%
51				1.67%	1.53%
52				1.41%	1.47%
53				1.50%
54				1.87%
55				1.52%
56

Note Factor Rate As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	96.99%	96.27%	96.76%	97.16%	97.25%	96.25%	96.18%	96.62%	96.69%	95.31%	96.03%	96.15%	96.47%	96.87%	96.32%	95.84%	95.95%	96.26%	96.34%	96.79%	96.41%	96.86%	96.98%	97.16%	96.88%	96.38%	97.08%	97.02%
2	93.95%	92.48%	93.30%	94.06%	93.16%	92.18%	92.28%	93.06%	92.46%	90.87%	91.76%	92.18%	93.04%	93.89%	92.88%	91.98%	92.03%	92.67%	93.27%	93.57%	93.05%	93.72%	94.03%	94.26%	93.94%	92.94%	94.02%	94.14%
3	90.53%	88.59%	90.02%	90.78%	88.99%	87.92%	88.30%	89.17%	88.38%	86.44%	87.57%	88.11%	89.58%	91.00%	89.40%	87.35%	88.28%	89.09%	90.08%	90.30%	89.68%	90.27%	91.17%	91.15%	90.70%	89.53%	90.66%	91.03%
4	86.57%	84.39%	86.42%	87.72%	84.48%	83.65%	83.91%	85.09%	84.08%	81.47%	82.36%	83.20%	85.73%	87.56%	85.54%	82.74%	84.03%	85.17%	86.56%	86.50%	85.71%	86.62%	87.79%	87.85%	87.20%	85.84%	87.09%
5	82.43%	80.38%	82.43%	83.02%	79.79%	79.54%	79.43%	80.65%	79.64%	76.25%	77.36%	78.84%	81.91%	83.47%	80.05%	77.20%	79.27%	80.75%	82.25%	82.27%	80.78%	82.48%	83.84%	83.97%	83.41%	81.60%	83.18%
6	78.15%	77.27%	79.50%	79.38%	75.84%	76.11%	75.62%	76.39%	75.95%	71.40%	73.16%	75.07%	78.55%	80.01%	75.52%	72.30%	74.75%	76.80%	78.40%	78.20%	76.44%	78.93%	80.49%	80.52%	79.70%	77.25%
7	74.89%	74.29%	75.98%	75.99%	72.31%	72.69%	72.10%	72.86%	72.65%	67.08%	69.49%	71.49%	75.31%	76.55%	71.35%	67.98%	70.86%	73.20%	74.92%	74.44%	72.58%	75.63%	77.15%	77.38%	76.29%	74.10%
8	72.20%	71.79%	72.63%	72.38%	69.12%	69.14%	68.76%	69.59%	69.55%	63.35%	65.72%	67.80%	71.61%	73.36%	67.42%	64.35%	67.50%	69.32%	71.38%	70.62%	70.03%	72.10%	74.07%	74.09%	73.28%	70.97%
9	69.51%	68.34%	69.42%	69.05%	65.89%	65.94%	64.98%	66.23%	66.62%	60.83%	62.22%	63.65%	68.32%	70.01%	64.65%	61.77%	65.01%	66.65%	67.79%	67.25%	67.38%	69.29%	71.12%	71.44%	70.60%
10	66.95%	65.21%	66.09%	65.78%	62.53%	62.86%	61.70%	63.10%	63.84%	58.45%	58.81%	60.29%	64.98%	66.78%	61.87%	59.20%	62.58%	64.21%	64.80%	64.85%	64.67%	66.62%	68.45%	68.70%	67.82%
11	64.57%	62.05%	62.73%	62.67%	59.24%	59.37%	58.58%	59.91%	61.29%	56.17%	56.22%	57.91%	61.68%	63.84%	59.32%	56.88%	60.04%	61.82%	62.59%	62.34%	62.29%	63.91%	65.92%	66.15%
12	61.32%	58.84%	59.51%	59.36%	56.82%	56.32%	55.61%	57.09%	58.83%	53.93%	53.98%	55.59%	58.75%	60.71%	56.87%	54.58%	57.70%	59.66%	60.22%	60.07%	59.77%	61.44%	63.34%	63.51%
13	58.38%	56.33%	57.29%	57.00%	53.95%	53.56%	52.88%	54.43%	56.47%	51.53%	51.74%	53.40%	55.76%	58.05%	54.55%	52.37%	55.33%	57.43%	57.92%	57.80%	57.47%	58.97%	60.97%
14	55.63%	53.44%	54.40%	53.99%	50.80%	50.87%	50.17%	52.14%	53.87%	49.42%	49.57%	51.20%	53.10%	55.47%	52.37%	50.22%	53.33%	55.25%	55.93%	55.76%	55.26%	56.57%	58.74%
15	53.49%	50.88%	51.73%	51.37%	48.17%	48.47%	47.74%	50.03%	51.69%	47.33%	47.49%	49.25%	50.53%	52.95%	50.30%	48.12%	51.25%	53.23%	53.75%	53.62%	53.07%	54.14%
16	50.75%	48.26%	49.08%	48.87%	45.74%	46.09%	45.54%	48.05%	49.55%	45.32%	45.34%	47.28%	48.62%	50.96%	48.24%	46.06%	49.21%	51.12%	51.63%	51.61%	51.10%	51.91%
17	48.12%	45.98%	46.70%	46.11%	43.34%	43.90%	43.57%	46.11%	47.47%	43.39%	43.43%	45.50%	46.85%	49.16%	46.26%	44.04%	47.25%	49.20%	49.65%	49.67%	48.89%	49.77%
18	45.75%	43.56%	44.42%	43.74%	41.22%	41.93%	41.64%	44.05%	45.53%	41.45%	41.63%	43.71%	45.07%	47.34%	44.37%	42.23%	45.27%	47.34%	47.71%	47.61%	46.89%
19	43.33%	41.52%	41.86%	41.59%	39.15%	40.18%	39.84%	42.26%	43.59%	39.78%	40.00%	42.06%	43.28%	45.52%	42.46%	40.44%	43.49%	45.46%	45.86%	45.69%	44.89%
20	41.06%	39.48%	39.75%	39.45%	37.25%	38.46%	38.15%	40.42%	41.78%	38.19%	38.41%	40.33%	41.53%	43.77%	40.80%	38.67%	41.78%	43.71%	43.93%	43.88%
21	38.77%	37.11%	37.73%	37.46%	35.55%	36.84%	36.35%	38.69%	40.05%	36.72%	36.81%	38.68%	39.85%	42.14%	39.03%	37.01%	40.06%	41.86%	42.21%
22	36.81%	35.16%	35.75%	35.55%	33.97%	35.26%	34.80%	37.16%	38.45%	35.27%	35.22%	37.07%	38.26%	40.63%	37.27%	35.37%	38.40%	40.14%	40.48%
23	34.95%	33.46%	33.91%	33.81%	32.45%	33.59%	33.28%	35.51%	36.91%	33.83%	33.69%	35.50%	36.75%	39.05%	35.71%	33.82%	36.78%	38.41%
24	32.88%	31.76%	32.16%	32.25%	31.02%	32.16%	31.84%	34.04%	35.31%	32.46%	32.20%	34.07%	35.21%	37.42%	34.17%	32.34%	35.19%
25	31.10%	30.12%	30.60%	30.79%	29.68%	30.77%	30.47%	32.63%	33.81%	31.06%	30.84%	32.62%	33.69%	35.92%	32.65%	30.90%	33.65%
26	29.42%	28.55%	29.20%	29.42%	28.21%	29.39%	29.11%	31.34%	32.29%	29.73%	29.49%	31.20%	32.26%	34.36%	31.29%	29.57%
27	27.85%	27.08%	27.87%	28.08%	27.00%	28.15%	27.80%	30.09%	30.85%	28.48%	28.17%	29.86%	30.79%	32.92%	29.96%	28.16%
28	26.33%	25.72%	26.58%	26.81%	25.76%	26.84%	26.53%	28.84%	29.49%	27.32%	26.82%	28.52%	29.47%	31.55%	28.65%	26.85%
29	24.88%	24.50%	25.35%	25.46%	24.59%	25.65%	25.41%	27.60%	28.21%	26.04%	25.54%	27.24%	28.21%	30.17%	27.27%	25.60%
30	23.60%	23.29%	24.16%	24.29%	23.48%	24.54%	24.29%	26.39%	26.89%	24.82%	24.28%	26.01%	26.92%	28.90%	26.10%
31	22.37%	22.13%	22.86%	23.19%	22.36%	23.47%	23.19%	25.20%	25.62%	23.71%	23.15%	24.79%	25.65%	27.54%	24.90%
32	21.26%	21.05%	21.84%	22.05%	21.33%	22.44%	22.14%	24.05%	24.38%	22.60%	22.07%	23.62%	24.41%	26.30%
33	20.23%	19.89%	20.79%	21.01%	20.30%	21.40%	21.03%	23.00%	23.18%	21.53%	20.98%	22.44%	23.20%	25.11%
34	19.18%	18.91%	19.75%	19.96%	19.32%	20.40%	20.02%	21.88%	22.05%	20.49%	19.93%	21.30%	22.06%
35	18.26%	17.90%	18.78%	18.96%	18.42%	19.34%	19.05%	20.83%	20.99%	19.46%	18.81%	20.24%
36	17.21%	16.94%	17.81%	18.05%	17.52%	18.41%	18.14%	19.81%	19.97%	18.47%	17.82%
37	16.30%	16.04%	16.90%	17.18%	16.64%	17.48%	17.19%	18.76%	18.92%	17.48%	16.83%
38	15.43%	15.14%	16.04%	16.37%	15.73%	16.64%	16.28%	17.87%	17.85%	16.52%
39	14.58%	14.29%	15.24%	15.54%	14.93%	15.76%	15.42%	16.95%	16.86%	15.62%
40	13.80%	13.51%	14.46%	14.73%	14.10%	14.86%	14.56%	16.08%	15.87%
41	12.98%	12.75%	13.69%	13.92%	13.36%	14.04%	13.76%	15.20%
42	12.26%	12.02%	12.93%	13.18%	12.61%	13.21%	13.00%	14.32%
43	11.56%	11.27%	12.15%	12.40%	11.82%	12.45%	12.25%	13.49%
44	10.91%	10.57%	11.42%	11.70%	11.11%	11.72%	11.51%	12.70%
45	10.26%	9.88%	10.73%	10.98%	10.39%	11.00%	10.74%
46	9.65%	9.22%	10.07%	10.29%	9.72%	10.28%	10.02%
47	8.99%	8.55%	9.41%	9.66%	9.09%	9.53%	9.33%
48	8.34%	0.00%	8.76%	9.04%	8.47%	8.89%
49	7.75%		8.16%	8.44%	7.85%	8.26%
50	0.00%		0.00%	7.87%	7.21%
51				7.30%	6.65%
52				6.74%	6.09%
53				6.17%
54				5.63%
55				5.10%
56

Pool Factor Rate As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	98.23%	97.58%	97.97%	98.28%	98.29%	97.50%	97.40%	97.77%	97.75%	97.24%	97.59%	97.78%	97.68%	98.05%	97.77%	97.86%	97.78%	98.08%	97.89%	98.28%	98.01%	98.10%	98.24%	98.30%	98.14%	97.67%	98.14%	98.07%
2	96.41%	94.95%	95.64%	96.30%	95.41%	94.61%	94.61%	95.24%	94.58%	94.54%	94.91%	95.35%	95.35%	96.06%	95.83%	95.73%	95.61%	96.15%	96.18%	96.43%	96.11%	96.10%	96.35%	96.44%	96.29%	95.36%	96.07%	96.06%
3	94.38%	92.20%	93.41%	94.15%	92.37%	91.53%	91.71%	92.42%	91.51%	91.75%	92.25%	92.83%	92.89%	94.09%	93.77%	93.02%	93.48%	94.20%	94.29%	94.50%	94.17%	93.74%	94.45%	94.41%	94.17%	93.01%	93.61%	93.82%
4	91.87%	89.13%	90.84%	92.04%	88.89%	88.20%	88.22%	89.19%	88.07%	88.42%	88.52%	89.44%	89.84%	91.56%	91.24%	90.16%	90.89%	91.82%	92.00%	92.05%	91.68%	91.05%	91.99%	91.99%	91.67%	90.18%	90.83%
5	89.21%	86.11%	87.86%	88.52%	85.17%	84.83%	84.50%	85.58%	84.36%	84.80%	84.87%	86.23%	86.61%	88.42%	87.52%	86.60%	87.95%	89.06%	89.02%	89.29%	88.40%	87.92%	89.00%	89.01%	88.82%	86.91%	87.68%
6	86.42%	83.04%	85.28%	85.16%	81.39%	81.25%	80.67%	81.48%	80.71%	81.18%	81.39%	83.17%	83.49%	85.48%	84.34%	83.34%	84.83%	86.36%	86.27%	86.30%	85.39%	84.98%	86.24%	86.23%	85.84%	83.38%
7	83.31%	79.91%	81.58%	81.60%	77.69%	77.67%	77.00%	77.79%	77.29%	77.76%	78.32%	80.13%	80.51%	82.34%	81.05%	80.10%	81.91%	83.61%	83.55%	83.33%	82.39%	82.06%	83.30%	83.48%	82.97%	80.08%
8	80.39%	77.27%	78.06%	77.80%	74.33%	73.96%	73.51%	74.37%	74.05%	74.64%	75.23%	77.24%	77.43%	79.47%	77.90%	76.83%	79.21%	80.78%	80.61%	80.45%	79.59%	79.06%	80.57%	80.65%	79.86%	76.78%
9	77.47%	73.64%	74.69%	74.30%	70.93%	70.62%	69.56%	70.87%	71.01%	71.76%	72.38%	74.21%	74.63%	76.57%	74.82%	73.87%	76.39%	77.95%	77.88%	77.75%	76.68%	76.30%	77.98%	77.92%	77.02%
10	74.69%	70.35%	71.18%	70.86%	67.41%	67.40%	66.13%	67.59%	68.11%	69.03%	69.59%	71.52%	71.78%	73.83%	71.70%	70.93%	73.66%	75.22%	75.11%	75.08%	73.71%	73.46%	75.28%	75.02%	74.09%
11	72.11%	67.02%	67.66%	67.59%	63.95%	63.75%	62.87%	64.26%	65.46%	66.43%	66.61%	68.79%	69.00%	71.15%	68.83%	68.27%	70.79%	72.51%	72.64%	72.28%	71.10%	70.56%	72.59%	72.32%
12	68.59%	63.65%	64.27%	64.12%	60.72%	60.56%	59.77%	61.32%	62.91%	63.87%	64.05%	66.12%	66.39%	68.37%	66.08%	65.63%	68.14%	70.09%	70.00%	69.75%	68.34%	67.93%	69.83%	69.53%
13	65.39%	60.31%	61.24%	60.94%	57.73%	57.68%	56.92%	58.54%	60.44%	61.12%	61.48%	63.61%	63.75%	66.00%	63.46%	63.10%	65.46%	67.58%	67.43%	67.22%	65.81%	65.30%	67.30%
14	62.41%	57.30%	58.24%	57.81%	54.47%	54.86%	54.09%	56.15%	57.74%	58.71%	58.99%	61.08%	61.38%	63.67%	61.02%	60.63%	63.21%	65.13%	65.21%	64.94%	63.39%	62.73%	64.93%
15	59.28%	54.64%	55.46%	55.09%	51.73%	52.35%	51.55%	53.94%	55.48%	56.33%	56.61%	58.84%	59.10%	61.50%	58.69%	58.22%	60.86%	62.85%	62.77%	62.55%	60.98%	60.13%
16	56.35%	51.91%	52.70%	52.48%	49.20%	49.87%	49.25%	51.87%	53.25%	54.02%	54.15%	56.58%	56.95%	59.50%	56.38%	55.86%	58.55%	60.48%	60.40%	60.32%	58.82%	57.76%
17	53.53%	49.54%	50.23%	49.62%	46.71%	47.58%	47.20%	49.85%	51.09%	51.82%	51.96%	54.53%	54.95%	57.47%	54.15%	53.56%	56.34%	58.32%	58.20%	58.15%	56.39%	55.48%
18	51.00%	47.03%	47.87%	47.16%	44.51%	45.52%	45.18%	47.69%	49.07%	49.60%	49.90%	52.48%	52.93%	55.42%	52.04%	51.48%	54.10%	56.23%	56.03%	55.85%	54.19%
19	48.41%	44.91%	45.20%	44.92%	42.36%	43.69%	43.30%	45.83%	47.05%	47.68%	48.03%	50.58%	50.90%	53.35%	49.89%	49.42%	52.09%	54.11%	53.96%	53.71%	52.00%
20	45.97%	42.78%	43.00%	42.69%	40.38%	41.90%	41.53%	43.90%	45.16%	45.87%	46.20%	48.59%	48.93%	51.38%	48.02%	47.40%	50.15%	52.14%	51.81%	51.69%
21	43.51%	40.31%	40.91%	40.63%	38.62%	40.20%	39.65%	42.09%	43.37%	44.19%	44.38%	46.69%	47.03%	49.54%	46.03%	45.50%	48.22%	50.05%	49.89%
22	41.42%	38.29%	38.85%	38.64%	36.98%	38.54%	38.04%	40.50%	41.70%	42.54%	42.56%	44.84%	45.23%	47.83%	44.05%	43.62%	46.35%	48.12%	47.95%
23	39.43%	36.52%	36.94%	36.84%	35.40%	36.80%	36.45%	38.78%	40.09%	40.89%	40.79%	43.04%	43.52%	46.05%	42.29%	41.84%	44.51%	46.18%
24	37.21%	34.75%	35.12%	35.22%	33.91%	35.31%	34.94%	37.24%	38.44%	39.32%	39.09%	41.40%	41.78%	44.20%	40.56%	40.15%	42.72%
25	35.30%	33.05%	33.50%	33.70%	32.52%	33.85%	33.50%	35.76%	36.87%	37.72%	37.53%	39.72%	40.07%	42.52%	38.86%	38.50%	40.98%
26	33.50%	31.42%	32.04%	32.27%	30.99%	32.41%	32.08%	34.42%	35.29%	36.20%	35.98%	38.09%	38.45%	40.76%	37.33%	36.97%
27	31.83%	29.88%	30.66%	30.88%	29.73%	31.11%	30.72%	33.11%	33.79%	34.76%	34.47%	36.55%	36.79%	39.12%	35.84%	35.35%
28	30.20%	28.47%	29.31%	29.56%	28.44%	29.75%	29.39%	31.81%	32.38%	33.44%	32.92%	35.01%	35.29%	37.58%	34.36%	33.85%
29	28.64%	27.20%	28.04%	28.16%	27.23%	28.50%	28.22%	30.51%	31.04%	31.98%	31.45%	33.54%	33.86%	36.02%	32.81%	32.42%
30	27.27%	25.94%	26.80%	26.94%	26.08%	27.34%	27.05%	29.24%	29.67%	30.59%	30.02%	32.14%	32.40%	34.59%	31.50%
31	25.96%	24.74%	25.45%	25.79%	24.91%	26.22%	25.90%	28.00%	28.35%	29.31%	28.72%	30.73%	30.97%	33.05%	30.16%
32	24.77%	23.61%	24.39%	24.61%	23.84%	25.15%	24.80%	26.80%	27.06%	28.04%	27.48%	29.39%	29.57%	31.65%
33	23.66%	22.41%	23.30%	23.53%	22.77%	24.07%	23.65%	25.70%	25.81%	26.83%	26.23%	28.02%	28.20%	30.30%
34	22.55%	21.38%	22.22%	22.43%	21.76%	23.02%	22.59%	24.53%	24.63%	25.63%	25.03%	26.72%	26.91%
35	21.55%	20.34%	21.21%	21.40%	20.82%	21.91%	21.57%	23.43%	23.53%	24.46%	23.75%	25.50%
36	20.43%	19.34%	20.20%	20.46%	19.88%	20.94%	20.62%	22.37%	22.46%	23.33%	22.61%
37	19.46%	18.40%	19.26%	19.55%	18.97%	19.96%	19.64%	21.28%	21.37%	22.19%	21.47%
38	18.53%	17.46%	18.36%	18.70%	18.03%	19.09%	18.68%	20.34%	20.26%	21.10%
39	17.62%	16.58%	17.53%	17.85%	17.19%	18.17%	17.79%	19.38%	19.23%	20.06%
40	16.78%	15.77%	16.72%	17.01%	16.33%	17.22%	16.88%	18.47%	18.21%
41	15.90%	14.98%	15.92%	16.16%	15.56%	16.37%	16.05%	17.55%
42	15.13%	14.22%	15.13%	15.39%	14.78%	15.50%	15.25%	16.63%
43	14.39%	13.44%	14.32%	14.58%	13.96%	14.70%	14.47%	15.77%
44	13.69%	12.72%	13.56%	13.85%	13.22%	13.94%	13.70%	14.95%
45	12.99%	12.00%	12.84%	13.10%	12.48%	13.20%	12.90%
46	12.33%	11.31%	12.16%	12.38%	11.78%	12.44%	12.15%
47	11.63%	10.61%	11.47%	11.73%	11.12%	11.66%	11.43%
48	10.93%	9.98%	10.79%	11.09%	10.48%	10.99%
49	10.30%		10.17%	10.46%	9.84%	10.33%
50	9.67%		9.56%	9.87%	9.16%
51				9.28%	8.59%
52				8.69%	8.00%
53				8.10%
54				7.54%
55				6.99%
56

Prepayment Speed (1-month ABS) As of May 31, 2025

Period	SDART 2020-1	SDART 2020-2	SDART 2020-3	SDART 2020-4	SDART 2021-1	SDART 2021-2	SDART 2021-3	SDART 2021-4	SDART 2022-1	SDART 2022-2	SDART 2022-3	SDART 2022-4	SDART 2022-5	SDART 2022-6	SDART 2022-7	SDART 2023-1	SDART 2023-2	SDART 2023-3	SDART 2023-4	SDART 2023-5	SDART 2023-6	SDART 2024-1	SDART 2024-2	SDART 2024-3	SDART 2024-4	SDART 2024-5	SDART 2025-1	SDART 2025-2
1	0.77%	0.98%	0.95%	0.79%	0.62%	1.24%	1.27%	1.11%	1.10%	1.44%	1.17%	1.09%	1.21%	1.08%	1.20%	0.96%	1.18%	1.05%	1.24%	0.82%	1.06%	0.83%	0.91%	0.81%	0.83%	0.97%	0.75%	0.89%
2	0.78%	1.21%	1.08%	0.89%	1.32%	1.57%	1.44%	1.37%	1.66%	1.45%	1.40%	1.23%	1.18%	1.04%	0.78%	0.84%	1.02%	0.91%	0.79%	0.82%	0.82%	0.81%	0.90%	0.84%	0.79%	0.91%	0.83%	0.99%
3	0.97%	1.32%	1.10%	1.00%	1.63%	1.72%	1.58%	1.58%	1.75%	1.55%	1.41%	1.35%	1.30%	1.04%	0.87%	1.18%	0.99%	0.94%	0.95%	0.90%	0.89%	1.02%	0.96%	1.04%	0.92%	0.94%	1.04%	1.17%
4	1.35%	1.60%	1.38%	1.07%	2.09%	2.02%	2.03%	2.00%	2.10%	2.05%	2.22%	2.06%	1.86%	1.52%	1.23%	1.51%	1.42%	1.33%	1.31%	1.37%	1.31%	1.44%	1.43%	1.42%	1.35%	1.31%	1.48%
5	1.57%	1.68%	1.73%	2.08%	2.38%	2.11%	2.29%	2.33%	2.38%	2.35%	2.22%	2.00%	2.01%	2.08%	2.05%	2.03%	1.78%	1.67%	1.91%	1.60%	1.92%	1.76%	1.94%	1.85%	1.68%	1.66%	1.76%
6	1.68%	1.75%	1.52%	2.10%	2.48%	2.28%	2.36%	2.61%	2.38%	2.39%	2.13%	1.89%	1.95%	1.91%	1.88%	1.90%	1.93%	1.67%	1.77%	1.78%	1.84%	1.73%	1.83%	1.76%	1.81%	1.80%
7	1.92%	1.83%	2.22%	2.36%	2.53%	2.37%	2.36%	2.47%	2.28%	2.32%	1.92%	1.91%	1.85%	2.00%	1.95%	1.93%	1.83%	1.70%	1.69%	1.89%	1.86%	1.72%	1.95%	1.77%	1.73%	1.81%
8	1.86%	1.55%	2.26%	2.67%	2.31%	2.50%	2.27%	2.35%	2.18%	2.14%	1.94%	1.81%	1.85%	1.95%	1.93%	1.98%	1.64%	1.73%	1.85%	1.81%	1.79%	1.81%	1.83%	1.85%	1.88%	1.80%
9	1.86%	2.13%	2.22%	2.48%	2.39%	2.33%	2.50%	2.49%	2.08%	2.01%	1.81%	1.83%	1.82%	2.00%	1.96%	1.84%	1.80%	1.70%	1.80%	1.76%	1.84%	1.76%	1.74%	1.77%	1.83%
10	1.75%	2.08%	2.43%	2.54%	2.56%	2.27%	2.34%	2.39%	2.04%	1.90%	1.77%	1.76%	1.88%	1.95%	2.02%	1.84%	1.70%	1.78%	1.85%	1.73%	1.97%	1.79%	1.86%	1.87%	1.94%
11	1.70%	2.19%	2.50%	2.47%	2.54%	2.52%	2.30%	2.48%	1.85%	1.84%	1.85%	1.84%	1.90%	1.92%	1.90%	1.67%	1.79%	1.77%	1.70%	1.90%	1.78%	1.91%	1.82%	1.85%
12	2.19%	2.35%	2.49%	2.63%	2.48%	2.36%	2.26%	2.27%	1.83%	1.83%	1.73%	1.83%	1.81%	2.03%	1.84%	1.73%	1.77%	1.66%	1.83%	1.77%	1.90%	1.74%	1.88%	1.96%
13	2.12%	2.37%	2.30%	2.52%	2.34%	2.22%	2.15%	2.18%	1.77%	1.93%	1.75%	1.78%	1.86%	1.75%	1.77%	1.68%	1.84%	1.71%	1.82%	1.76%	1.79%	1.81%	1.83%
14	2.04%	2.26%	2.29%	2.49%	2.50%	2.24%	2.19%	1.94%	1.91%	1.83%	1.75%	1.81%	1.69%	1.74%	1.72%	1.62%	1.59%	1.72%	1.63%	1.62%	1.74%	1.77%	1.74%
15	2.25%	2.07%	2.22%	2.31%	2.27%	2.06%	2.03%	1.79%	1.73%	1.85%	1.72%	1.61%	1.66%	1.63%	1.64%	1.58%	1.67%	1.66%	1.79%	1.72%	1.79%	1.76%
16	2.14%	2.13%	2.23%	2.23%	2.16%	2.10%	1.90%	1.71%	1.74%	1.85%	1.80%	1.68%	1.59%	1.51%	1.59%	1.69%	1.69%	1.73%	1.77%	1.66%	1.60%	1.73%
17	2.16%	1.96%	2.09%	2.37%	2.20%	1.98%	1.75%	1.66%	1.74%	1.82%	1.65%	1.51%	1.48%	1.55%	1.53%	1.66%	1.69%	1.62%	1.69%	1.59%	1.78%	1.68%
18	1.61%	2.07%	2.03%	2.20%	2.00%	1.83%	1.75%	1.75%	1.68%	1.86%	1.56%	1.58%	1.54%	1.55%	1.60%	1.60%	1.71%	1.58%	1.69%	1.69%	1.72%
19	2.04%	1.84%	2.20%	2.08%	2.01%	1.69%	1.67%	1.64%	1.69%	1.65%	1.44%	1.47%	1.51%	1.55%	1.65%	1.58%	1.60%	1.64%	1.59%	1.70%	1.74%
20	2.02%	1.85%	1.96%	2.10%	1.90%	1.67%	1.58%	1.73%	1.62%	1.57%	1.45%	1.51%	1.48%	1.58%	1.51%	1.61%	1.58%	1.49%	1.62%	1.63%
21	2.05%	2.08%	1.95%	2.01%	1.72%	1.61%	1.64%	1.66%	1.56%	1.48%	1.47%	1.44%	1.52%	1.45%	1.65%	1.61%	1.60%	1.60%	1.55%
22	1.87%	1.86%	1.97%	1.98%	1.67%	1.57%	1.55%	1.52%	1.50%	1.48%	1.43%	1.50%	1.43%	1.41%	1.69%	1.59%	1.54%	1.56%	1.57%
23	1.79%	1.70%	1.86%	1.86%	1.61%	1.61%	1.55%	1.64%	1.45%	1.50%	1.39%	1.48%	1.43%	1.49%	1.56%	1.58%	1.51%	1.61%
24	1.93%	1.75%	1.83%	1.71%	1.54%	1.51%	1.52%	1.49%	1.51%	1.41%	1.46%	1.42%	1.47%	1.56%	1.54%	1.55%	1.58%
25	1.81%	1.71%	1.67%	1.65%	1.46%	1.50%	1.49%	1.46%	1.44%	1.44%	1.33%	1.45%	1.48%	1.47%	1.60%	1.53%	1.57%
26	1.77%	1.69%	1.56%	1.57%	1.55%	1.52%	1.49%	1.35%	1.43%	1.45%	1.39%	1.43%	1.46%	1.54%	1.45%	1.39%
27	1.70%	1.63%	1.51%	1.55%	1.39%	1.40%	1.46%	1.35%	1.45%	1.37%	1.38%	1.41%	1.49%	1.47%	1.45%	1.48%
28	1.70%	1.52%	1.51%	1.48%	1.44%	1.48%	1.44%	1.33%	1.37%	1.32%	1.43%	1.42%	1.37%	1.41%	1.42%	1.48%
29	1.68%	1.44%	1.42%	1.52%	1.40%	1.39%	1.29%	1.30%	1.36%	1.47%	1.43%	1.38%	1.36%	1.44%	1.51%	1.45%
30	1.54%	1.44%	1.40%	1.44%	1.35%	1.30%	1.30%	1.29%	1.41%	1.41%	1.41%	1.37%	1.41%	1.31%	1.37%
31	1.51%	1.40%	1.47%	1.38%	1.37%	1.27%	1.31%	1.36%	1.37%	1.35%	1.28%	1.38%	1.35%	1.41%	1.38%
32	1.41%	1.33%	1.27%	1.45%	1.30%	1.25%	1.20%	1.32%	1.41%	1.34%	1.28%	1.30%	1.32%	1.37%
33	1.34%	1.38%	1.33%	1.36%	1.32%	1.27%	1.30%	1.26%	1.35%	1.33%	1.32%	1.31%	1.37%	1.33%
34	1.39%	1.27%	1.34%	1.40%	1.29%	1.18%	1.27%	1.35%	1.34%	1.34%	1.26%	1.36%	1.32%
35	1.24%	1.32%	1.29%	1.37%	1.21%	1.29%	1.23%	1.29%	1.28%	1.33%	1.35%	1.29%
36	1.35%	1.30%	1.33%	1.28%	1.22%	1.20%	1.21%	1.32%	1.26%	1.28%	1.28%
37	1.30%	1.27%	1.27%	1.24%	1.17%	1.22%	1.26%	1.35%	1.27%	1.29%	1.30%
38	1.28%	1.27%	1.21%	1.19%	1.22%	1.12%	1.24%	1.18%	1.29%	1.31%
39	1.26%	1.22%	1.14%	1.22%	1.13%	1.20%	1.21%	1.28%	1.29%	1.27%
40	1.21%	1.15%	1.13%	1.17%	1.20%	1.27%	1.23%	1.21%	1.30%
41	1.27%	1.12%	1.13%	1.19%	1.11%	1.20%	1.18%	1.21%
42	1.13%	1.12%	1.08%	1.17%	1.13%	1.21%	1.17%	1.20%
43	1.13%	1.16%	1.15%	1.22%	1.22%	1.16%	1.15%	1.22%
44	1.07%	1.05%	1.13%	1.16%	1.15%	1.16%	1.12%	1.17%
45	1.11%	1.03%	1.09%	1.19%	1.16%	1.12%	1.16%
46	1.03%	1.08%	1.08%	1.19%	1.14%	1.13%	1.20%
47	1.11%	1.14%	1.11%	1.12%	1.11%	1.19%	1.16%
48	1.12%	1.08%	1.12%	1.09%	1.08%	1.12%
49	1.09%		1.07%	1.11%	1.08%	1.09%
50	1.11%		1.05%	1.08%	1.14%
51				1.07%	1.06%
52				1.08%	1.11%
53				1.09%
54				1.12%
55				1.12%
56

Summary Information for Prior Securitized Pools

	SDART 2025-2	SDART 2025-1	SDART 2024-5	SDART 2024-4	SDART 2024-3	SDART 2024-2	SDART 2024-1	SDART 2023-6	SDART 2023-5	SDART 2023-4
Origination Statistics
Original Pool Balance	$2,060,622,270	$2,248,757,111	$1,878,376,847	$1,989,028,077	$1,960,080,352	$1,768,763,722	$1,609,643,528	$1,099,935,365	$1,361,497,425	$1,403,153,510
Original Pool Count	85,190	99,060	91,490	88,056	79,860	71,204	70,947	47,128	54,239	51,565
Average Original Contract Balance	$26,063	$26,878	$26,077	$26,270	$26,260	$26,553	$26,271	$26,567	$27,532	$28,880
Weighted Average Contract Rate	18.12%	18.06%	17.71%	18.57%	18.54%	18.38%	18.49%	18.08%	17.63%	17.67%
Weighted Average Original Term	71.56	71.59	71.62	72.03	71.30	71.23	71.68	71.75	71.76	71.65
Weighted Average Remaining Term	67.08	64.82	60.99	67.29	67.70	68.06	65.43	67.25	68.03	68.18
Weighted Average LTV	109.72%	108.87%	108.50%	108.84%	108.07%	109.66%	109.10%	107.77%	107.51%	107.75%
Weighted Average FICO® Score(2)	604	605	605	604	604	606	606	602	606	605
Min FICO® Score(2)	382	394	354	384	375	369	386	357	379	365
Max FICO® Score	898	900	900	899	900	900	897	900	900	891
Weighted Average Loan Funded Score(3)(4)	533	535	535	534	535	537	536	534	535	534

Vehicle Type (% of Aggregate Principal Balance)
Used %	72.35%	67.59%	69.31%	70.85%	69.62%	72.02%	69.62%	70.21%	68.88%	65.85%
New %	27.65%	32.41%	30.69%	29.15%	30.38%	27.98%	30.38%	29.79%	31.12%	34.15%

Contract Rate (% of Aggregate Principal Balance)
14.00% and below	21.51%	23.12%	24.74%	17.47%	18.10%	18.93%	21.28%	22.04%	24.03%	26.30%
14.01% - 15.00%	7.41%	7.16%	7.49%	6.72%	6.86%	6.60%	5.98%	5.82%	6.54%	6.16%
15.01% - 16.00%	8.07%	7.50%	7.40%	8.03%	7.72%	7.43%	6.42%	6.49%	7.41%	6.55%
16.01% - 17.00%	8.65%	7.61%	7.72%	8.58%	9.07%	8.17%	7.27%	7.39%	8.08%	7.30%
17.01% - 18.00%	10.50%	10.66%	11.10%	11.67%	11.42%	11.33%	10.63%	11.66%	11.82%	10.41%
18.01% - 19.00%	6.16%	5.39%	5.49%	6.31%	6.17%	6.03%	5.86%	6.59%	6.52%	5.40%
19.01% - 20.00%	5.26%	4.81%	4.62%	5.56%	5.17%	5.46%	5.09%	5.13%	4.87%	4.57%
20.01% - 21.00%	6.56%	6.51%	6.79%	7.21%	7.36%	8.17%	6.92%	8.15%	7.86%	7.13%
21.01% - 22.00%	3.40%	3.20%	3.20%	3.50%	3.95%	3.97%	3.75%	3.85%	3.56%	3.57%
22.01% - 23.00%	3.09%	3.06%	2.78%	3.29%	3.42%	3.50%	3.29%	3.57%	3.27%	3.35%
23.01% - 24.00%	4.53%	4.24%	4.07%	4.71%	4.86%	5.14%	4.62%	4.78%	4.39%	4.56%
24.01% - 25.00%	5.04%	5.74%	5.16%	5.83%	5.66%	5.92%	5.77%	5.69%	4.87%	5.49%
25.01% and above	9.83%	10.99%	9.43%	11.12%	10.24%	9.37%	13.11%	8.85%	6.78%	9.21%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	FL	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State %	19.08%	17.31%	17.84%	15.92%	15.85%	16.79%	14.56%	15.76%	20.43%	17.21%
Top 2 State	TX	CA	FL	FL	FL	FL	FL	FL	FL	FL
Top 2 State %	14.93%	10.70%	9.99%	11.78%	13.41%	12.94%	11.40%	12.25%	12.17%	12.59%
Top 3 State	CA	FL	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	6.22%	8.19%	9.93%	8.93%	8.59%	8.01%	8.79%	9.95%	7.64%	8.20%
Top 4 State	GA	GA	NY	GA	GA	PA	NC	NY	GA	GA
Top 4 State %	5.33%	4.28%	4.14%	4.60%	4.61%	5.38%	6.86%	4.93%	4.59%	4.83%
Top 5 State	NC	NY	PA	NC	NY	GA	NY	GA	NY	NY
Top 5 State %	5.05%	4.23%	3.84%	4.22%	4.34%	4.31%	4.96%	4.56%	4.36%	4.29%

(2)	Excludes receivables with no FICO® score at origination.
(3)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(4)	Excludes receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009.

	SDART 2025-2	SDART 2025-1	SDART 2024-5	SDART 2024-4	SDART 2024-3	SDART 2024-2	SDART 2024-1	SDART 2023-6	SDART 2023-5	SDART 2023-4
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	13.31%	12.78%	12.37%	13.29%	12.43%	12.88%	13.61%	12.86%	13.77%	17.41%
Top 2 Make	Toyota	Dodge	Dodge	Dodge	Dodge	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Jeep
Top 2 Make %	9.48%	10.26%	12.01%	11.99%	11.33%	12.53%	12.37%	12.57%	13.23%	12.09%
Top 3 Make	Ford	Jeep	Jeep	Jeep	Toyota	Jeep	Jeep	Jeep	Jeep	Chevrolet
Top 3 Make %	9.41%	9.30%	9.88%	9.77%	9.20%	9.60%	9.93%	10.55%	10.52%	11.62%
Top 4 Make	Dodge	Ford	Ford	Ford	Ford	Toyota	Ford	Ford	Ford	Ford
Top 4 Make %	8.63%	9.00%	9.38%	8.86%	8.97%	9.23%	8.67%	8.79%	9.46%	8.82%
Top 5 Make	Nissan	Toyota	Nissan	Toyota	Jeep	Ford	Nissan	Nissan	Nissan	Nissan
Top 5 Make %	8.60%	8.18%	8.19%	8.43%	8.56%	8.65%	8.03%	7.96%	8.21%	7.81%

Model Year (% of Aggregate Principal Balance)
2012 or earlier	0.00%	0.00%	0.20%	0.13%	0.10%	0.08%	0.28%	0.26%	0.28%	0.25%
2013	0.13%	0.19%	0.56%	0.29%	0.21%	0.19%	0.55%	0.32%	0.32%	0.43%
2014	0.31%	0.45%	1.11%	0.45%	0.38%	0.44%	1.99%	1.73%	1.66%	1.79%
2015	1.42%	2.06%	2.92%	2.09%	2.30%	2.50%	3.55%	3.17%	3.14%	3.26%
2016	3.05%	3.27%	4.51%	3.33%	3.65%	3.81%	5.16%	4.80%	4.45%	4.73%
2017	4.60%	5.15%	6.24%	4.99%	5.23%	5.38%	6.43%	6.15%	6.16%	6.43%
2018	6.24%	6.43%	8.20%	6.75%	7.13%	7.61%	8.60%	8.30%	8.70%	8.62%
2019	8.83%	9.46%	10.75%	9.88%	9.81%	10.50%	11.72%	12.99%	11.86%	11.79%
2020	10.01%	10.87%	10.85%	11.59%	11.96%	13.86%	13.88%	16.07%	16.19%	15.66%
2021	14.79%	14.26%	14.96%	18.58%	17.54%	18.44%	13.52%	12.65%	12.10%	9.55%
2022	12.96%	10.68%	9.36%	9.54%	8.35%	8.22%	7.41%	6.40%	6.44%	11.59%
2023	9.32%	8.61%	9.71%	9.01%	10.39%	11.21%	16.83%	23.22%	25.63%	24.88%
2024	16.74%	20.49%	18.72%	21.95%	22.94%	17.75%	10.07%	3.92%	3.07%	1.03%
2025	11.61%	8.09%	1.90%	1.43%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Original Term (% of Aggregate Principal Balance)
0 - 24	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
25 - 36	0.17%	0.18%	0.15%	0.11%	0.21%	0.25%	0.15%	0.14%	0.18%	0.43%
37 - 48	0.67%	0.63%	0.65%	0.42%	0.74%	0.97%	0.52%	0.45%	0.56%	0.52%
49 - 60	6.17%	6.09%	5.51%	4.04%	6.82%	6.67%	5.38%	4.89%	4.89%	5.15%
61 - 72	72.98%	72.84%	74.92%	72.09%	74.96%	74.84%	74.65%	75.99%	73.96%	73.50%
73+	20.00%	20.25%	18.76%	23.33%	17.26%	17.26%	19.29%	18.52%	20.40%	20.39%

Remaining Term (% of Aggregate Principal Balance)
1 - 6	0.04%	0.07%	0.11%	0.08%	0.02%	0.05%	0.08%	0.03%	0.02%	0.04%
7 - 12	0.22%	0.54%	1.19%	0.41%	0.11%	0.21%	0.31%	0.18%	0.11%	0.14%
13 - 18	0.77%	1.65%	2.69%	1.80%	1.01%	0.88%	1.70%	0.88%	1.04%	0.43%
19 - 24	0.83%	4.10%	3.61%	3.82%	2.01%	1.32%	4.51%	4.19%	3.08%	1.20%
25 - 30	0.32%	0.75%	2.25%	0.89%	0.61%	0.69%	1.93%	2.08%	0.89%	0.58%
31 - 36	0.47%	0.47%	2.29%	0.15%	0.29%	0.41%	0.53%	0.68%	0.40%	0.57%
37 - 42	0.56%	0.65%	2.95%	0.03%	0.13%	0.31%	0.25%	0.05%	0.11%	0.42%
43 - 48	1.66%	1.66%	3.67%	0.48%	0.92%	1.41%	1.19%	0.56%	0.70%	0.88%
49 - 54	1.81%	1.60%	4.48%	0.16%	1.04%	1.20%	1.54%	0.35%	0.48%	1.14%
55 - 60	9.45%	9.67%	10.10%	4.40%	8.30%	7.39%	6.56%	5.17%	5.39%	7.79%
61 - 66	7.88%	5.75%	7.68%	1.30%	4.42%	3.44%	2.51%	1.56%	1.98%	9.42%
67 - 72	61.82%	58.57%	48.17%	67.31%	66.04%	67.69%	63.14%	68.34%	67.25%	61.91%
73+	14.15%	14.51%	10.80%	19.19%	15.09%	15.00%	15.76%	15.93%	18.57%	15.49%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
$5,000.01 - $10,000.00	0.66%	0.65%	0.69%	0.63%	0.59%	0.60%	0.60%	0.65%	0.50%	0.33%
$10,000.01 - $15,000.00	5.00%	4.55%	4.89%	4.29%	4.34%	4.55%	4.74%	4.09%	3.72%	3.09%
$15,000.01 - $20,000.00	12.65%	11.33%	12.20%	11.27%	11.81%	12.29%	11.82%	10.54%	9.94%	8.86%
$20,000.01 - $25,000.00	18.91%	17.20%	17.81%	18.16%	18.96%	19.45%	17.67%	17.35%	16.69%	15.62%
$25,000.01 - $30,000.00	19.00%	18.54%	17.76%	18.93%	19.33%	18.59%	17.60%	18.44%	17.70%	17.63%
$30,000.01 - $35,000.00	14.87%	14.84%	14.17%	14.92%	15.14%	14.89%	14.19%	15.09%	15.25%	15.81%
$35,000.01 - $40,000.00	9.51%	10.40%	9.77%	10.13%	10.71%	9.77%	10.21%	11.36%	11.01%	11.64%
$40,000.01 - $45,000.00	5.63%	7.28%	6.27%	6.92%	6.19%	5.92%	6.29%	7.03%	7.32%	7.59%
$45,000.01 - $50,000.00	4.16%	4.99%	4.37%	4.75%	4.50%	4.53%	5.10%	5.04%	5.31%	5.57%
$50,000.01 and greater	9.61%	10.22%	12.06%	10.00%	8.43%	9.42%	11.78%	10.41%	12.57%	13.87%

	SDART 2025-2	SDART 2025-1	SDART 2024-5	SDART 2024-4	SDART 2024-3	SDART 2024-2	SDART 2024-1	SDART 2023-6	SDART 2023-5	SDART 2023-4
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.33%	0.81%	1.47%	1.16%	0.32%	0.20%	0.93%	0.92%	0.57%	0.21%
$5,000.01 - $10,000.00	1.76%	3.71%	5.38%	3.56%	2.01%	1.60%	4.01%	3.39%	2.43%	1.16%
$10,000.01 - $15,000.00	6.14%	6.62%	8.02%	5.48%	5.45%	5.60%	6.21%	5.43%	4.74%	3.91%
$15,000.01 - $20,000.00	13.70%	12.10%	13.47%	11.07%	12.15%	13.04%	11.35%	10.49%	10.04%	9.44%
$20,000.01 - $25,000.00	18.98%	16.73%	17.28%	17.37%	18.65%	19.33%	16.83%	16.49%	16.27%	15.68%
$25,000.01 - $30,000.00	18.60%	17.60%	15.99%	17.96%	18.78%	18.19%	16.59%	17.46%	17.01%	17.55%
$30,000.01 - $35,000.00	14.04%	13.66%	11.97%	14.05%	14.55%	14.39%	13.51%	14.27%	14.69%	15.76%
$35,000.01 - $40,000.00	8.70%	9.42%	7.66%	9.37%	9.98%	9.32%	9.59%	10.55%	10.51%	11.41%
$40,000.01 - $45,000.00	5.23%	6.39%	4.98%	6.24%	5.85%	5.62%	5.94%	6.49%	6.84%	7.08%
$45,000.01 - $50,000.00	4.01%	4.33%	3.83%	4.43%	4.42%	4.26%	4.90%	4.70%	4.95%	5.36%
$50,000.01 and greater	8.52%	8.64%	9.95%	9.31%	7.85%	8.46%	10.16%	9.82%	11.94%	12.43%

Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	28.95%	33.68%	31.95%	30.41%	31.59%	29.16%	31.62%	31.05%	32.27%	35.42%
5,001 - 10,000	2.46%	2.25%	2.18%	2.40%	2.23%	2.11%	2.09%	2.30%	2.29%	2.23%
10,001 - 15,000	2.72%	2.62%	2.64%	3.03%	2.73%	2.73%	2.57%	2.82%	2.76%	2.62%
15,001 - 20,000	3.39%	3.17%	3.34%	3.59%	3.55%	3.57%	3.17%	3.38%	3.26%	3.26%
20,001 - 25,000	4.02%	3.83%	4.02%	4.37%	4.08%	4.02%	3.84%	3.97%	3.89%	3.54%
25,001 - 30,000	4.37%	4.24%	4.69%	4.78%	4.59%	4.77%	4.31%	4.53%	4.46%	3.95%
30,001 - 35,000	4.82%	4.73%	4.95%	5.04%	4.72%	4.93%	4.87%	4.94%	4.67%	4.23%
35,001 - 40,000	4.73%	4.42%	4.73%	4.77%	4.49%	4.68%	4.80%	4.79%	4.62%	4.21%
40,001 - 45,000	4.78%	4.73%	4.83%	4.81%	4.63%	4.66%	4.73%	4.88%	4.50%	4.15%
45,001 - 50,000	4.51%	4.33%	4.41%	4.44%	4.22%	4.35%	4.40%	4.43%	4.14%	3.98%
50,001 and above	35.25%	32.01%	32.26%	32.36%	33.18%	35.01%	33.61%	32.91%	33.14%	32.42%

Loan Funded Score (% of Aggregate Principal Balance)(5)
450 and lower	6.21%	7.44%	6.55%	5.83%	7.07%	5.07%	6.53%	2.81%	2.13%	4.32%
451 - 500	24.69%	24.02%	23.56%	25.68%	22.52%	22.65%	23.21%	30.24%	28.05%	28.41%
501 - 550	34.17%	33.28%	33.42%	34.21%	33.17%	35.00%	33.95%	32.86%	35.90%	32.01%
551 - 600	22.77%	19.98%	21.22%	21.71%	23.27%	24.34%	22.36%	20.28%	21.07%	20.36%
601 - 650	8.28%	9.67%	10.69%	8.18%	9.58%	8.65%	8.93%	8.99%	8.60%	9.54%
651 - 700	2.63%	3.70%	3.19%	2.97%	3.24%	3.03%	3.44%	3.20%	3.02%	3.43%
701 - 750	0.77%	1.17%	0.97%	0.91%	0.90%	0.99%	1.20%	1.20%	0.90%	1.19%
751+	0.47%	0.74%	0.41%	0.51%	0.26%	0.26%	0.38%	0.42%	0.34%	0.74%
Not Available(6)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

FICO® Score (% of Aggregate Principal Balance)
1 - 500	3.10%	3.31%	3.87%	3.11%	3.41%	3.56%	3.32%	3.44%	3.21%	4.03%
501 - 550	12.30%	12.54%	12.00%	12.75%	12.88%	12.84%	12.59%	12.80%	12.25%	12.90%
551 - 600	27.25%	26.94%	25.92%	27.73%	27.05%	26.32%	26.34%	29.87%	27.56%	25.43%
601 - 650	30.39%	29.04%	28.38%	29.68%	29.02%	30.20%	30.55%	27.95%	31.24%	34.74%
651 and higher	15.17%	15.70%	16.19%	15.10%	15.73%	17.26%	16.86%	15.17%	16.53%	15.55%
No FICO® Score(7)	11.78%	12.47%	13.63%	11.63%	11.90%	9.82%	10.35%	10.77%	9.22%	7.35%

LTV Range (% of Aggregate Principal Balance)
Less than 100.00%	26.42%	28.47%	29.31%	28.36%	30.31%	26.86%	28.33%	31.42%	29.69%	28.95%
100.00% - 109.99%	20.00%	19.92%	20.38%	20.34%	20.44%	19.76%	19.73%	19.04%	20.35%	20.59%
110.00% - 119.99%	22.36%	21.86%	21.64%	22.39%	21.33%	22.52%	21.74%	21.10%	22.26%	22.10%
120.00% - 129.99%	16.53%	16.01%	15.38%	15.67%	14.85%	16.21%	16.04%	15.44%	15.71%	15.75%
130.00% - 139.99%	12.97%	12.03%	11.57%	11.70%	11.41%	12.71%	12.14%	11.27%	9.18%	9.69%
140.00% - 149.99%	1.71%	1.70%	1.70%	1.53%	1.65%	1.94%	2.01%	1.72%	2.80%	2.93%
150.00% and greater	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%

(5)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(6)	Receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009 were unable to be scored with the current model.
(7)	“No FICO® Score” represents those receivables where no FICO® score for the obligor was available at origination.

	SDART 2023-3	SDART 2023-2	SDART 2023-1	SDART 2022-7	SDART 2022-6	SDART 2022-5	SDART 2022-4	SDART 2022-3	SDART 2022-2
Origination Statistics
Original Pool Balance	$1,702,003,784	$1,538,981,921	$1,406,385,310	$1,052,512,968	$2,056,725,409	$2,214,921,523	$1,960,768,027	$1,727,380,917	$2,154,769,220
Original Pool Count	67,975	66,619	63,342	47,056	75,962	89,053	80,782	74,114	91,708
Average Original Contract Balance	$27,297	$26,337	$26,335	$26,162	$28,143	$27,405	$27,103	$26,366	$26,126
Weighted Average Contract Rate	17.55%	17.37%	16.60%	16.30%	15.18%	14.72%	14.56%	14.47%	14.63%
Weighted Average Original Term	71.74	71.67	71.73	71.65	71.30	71.23	71.28	71.35	71.18
Weighted Average Remaining Term	67.46	66.58	64.53	64.91	68.94	66.18	65.69	64.15	66.55
Weighted Average LTV	107.79%	107.34%	105.98%	106.58%	105.36%	105.88%	105.89%	105.84%	105.89%
Weighted Average FICO® Score(8)	605	603	602	600	600	601	601	601	600
Min FICO® Score(8)	373	379	376	380	366	334	374	372	376
Max FICO® Score	897	897	900	900	900	898	900	900	893
Weighted Average Loan Funded Score(9)(10)	536	537	536	535	536	536	537	538	536

Vehicle Type (% of Aggregate Principal Balance)
Used %	71.22%	71.01%	69.58%	71.18%	76.24%	75.68%	73.43%	71.09%	76.86%
New %	28.78%	28.99%	30.42%	28.82%	23.76%	24.32%	26.57%	28.91%	23.14%

Contract Rate (% of Aggregate Principal Balance)
14.00% and below	25.22%	26.10%	31.75%	34.25%	44.51%	48.36%	47.17%	48.41%	49.80%
14.01% - 15.00%	6.92%	6.98%	6.86%	6.41%	5.82%	5.59%	6.53%	6.32%	5.55%
15.01% - 16.00%	7.46%	7.19%	6.75%	6.34%	6.19%	5.86%	6.42%	5.85%	5.46%
16.01% - 17.00%	7.79%	8.00%	7.61%	7.30%	6.59%	6.16%	6.42%	6.09%	5.70%
17.01% - 18.00%	10.88%	10.52%	11.02%	10.39%	8.12%	7.11%	7.86%	7.37%	7.11%
18.01% - 19.00%	6.15%	6.33%	6.06%	5.89%	4.77%	4.12%	4.61%	4.19%	4.33%
19.01% - 20.00%	5.15%	5.31%	4.81%	4.76%	3.71%	3.38%	3.72%	3.51%	3.68%
20.01% - 21.00%	7.63%	7.99%	6.69%	6.71%	5.37%	4.62%	5.04%	4.73%	5.05%
21.01% - 22.00%	3.76%	3.75%	3.47%	3.16%	2.73%	2.75%	2.81%	2.96%	3.12%
22.01% - 23.00%	3.29%	3.36%	2.73%	2.60%	2.54%	2.73%	2.70%	2.60%	2.57%
23.01% - 24.00%	4.16%	4.24%	3.56%	3.54%	3.20%	3.00%	2.64%	2.88%	2.79%
24.01% - 25.00%	4.94%	4.70%	4.00%	3.93%	3.14%	3.01%	2.18%	2.64%	2.73%
25.01% and above	6.64%	5.53%	4.70%	4.74%	3.31%	3.31%	1.91%	2.47%	2.09%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State %	18.11%	18.34%	18.48%	19.03%	18.06%	19.00%	17.99%	18.21%	19.67%
Top 2 State	FL	FL	FL	FL	FL	FL	FL	FL	FL
Top 2 State %	13.23%	12.96%	11.90%	8.56%	13.00%	12.46%	12.10%	12.51%	14.16%
Top 3 State	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	7.52%	8.18%	8.01%	7.63%	8.01%	8.16%	7.54%	7.30%	7.70%
Top 4 State	NY	NY	GA	GA	NC	GA	PA	MD	GA
Top 4 State %	4.23%	4.02%	4.40%	4.55%	4.26%	4.49%	5.59%	4.83%	4.54%
Top 5 State	GA	PA	NY	NC	GA	NC	MD	GA	NC
Top 5 State %	4.13%	4.01%	4.25%	4.54%	4.23%	4.24%	4.63%	4.19%	4.32%

(8)	Excludes receivables with no FICO® score at origination.
(9)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(10)	Excludes receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009.

	SDART 2023-3	SDART 2023-2	SDART 2023-1	SDART 2022-7	SDART 2022-6	SDART 2022-5	SDART 2022-4	SDART 2022-3	SDART 2022-2
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	14.52%	13.93%	14.55%	16.23%	12.83%	15.16%	15.69%	17.59%	14.11%
Top 2 Make	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Jeep	Chevrolet
Top 2 Make %	12.59%	12.69%	12.58%	12.82%	12.56%	11.70%	11.18%	12.31%	11.51%
Top 3 Make	Jeep	Jeep	Jeep	Jeep	Ford	Jeep	Jeep	Chevrolet	Ford
Top 3 Make %	10.39%	10.90%	10.95%	11.19%	9.87%	10.79%	11.01%	10.53%	11.00%
Top 4 Make	Ford	Ford	Ford	Ford	Jeep	Ford	Ford	Ford	Jeep
Top 4 Make %	9.60%	9.64%	9.13%	9.42%	9.19%	9.85%	9.82%	9.87%	10.69%
Top 5 Make	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan
Top 5 Make %	8.31%	7.94%	8.55%	8.20%	8.53%	9.11%	9.31%	9.50%	9.39%

Model Year (% of Aggregate Principal Balance)
2012 or earlier	0.48%	0.47%	0.63%	0.83%	0.26%	0.68%	0.84%	1.01%	1.21%
2013	0.52%	0.56%	1.55%	1.71%	1.50%	1.66%	1.73%	1.81%	2.18%
2014	2.28%	2.19%	2.74%	3.06%	2.68%	3.09%	3.19%	3.41%	3.79%
2015	3.96%	4.30%	5.14%	5.53%	4.59%	5.15%	5.04%	5.19%	5.83%
2016	5.28%	5.48%	5.68%	6.02%	6.53%	6.92%	6.92%	7.33%	8.10%
2017	7.23%	7.46%	8.12%	8.95%	9.39%	10.02%	10.45%	11.06%	11.85%
2018	9.55%	10.93%	13.97%	14.51%	12.70%	14.29%	14.15%	17.01%	16.94%
2019	13.03%	13.67%	15.60%	16.20%	20.04%	19.59%	19.46%	18.16%	17.23%
2020	16.49%	16.09%	13.44%	12.90%	12.78%	11.42%	10.79%	9.23%	9.11%
2021	9.96%	9.68%	6.88%	5.97%	6.52%	7.54%	8.17%	11.98%	13.77%
2022	7.28%	9.30%	18.08%	20.33%	22.31%	19.46%	18.87%	13.80%	10.00%
2023	23.32%	19.88%	8.19%	3.98%	0.70%	0.19%	0.37%	0.00%	0.00%
2024	0.65%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Original Term (% of Aggregate Principal Balance)
0 - 24	0.01%	0.01%	0.01%	0.00%	0.01%	0.02%	0.01%	0.00%	0.01%
25 - 36	0.29%	0.14%	0.23%	0.27%	0.35%	0.26%	0.24%	0.15%	0.12%
37 - 48	0.50%	0.52%	0.51%	0.55%	0.89%	1.45%	1.38%	1.35%	1.32%
49 - 60	4.64%	4.37%	4.22%	4.50%	5.61%	6.38%	6.28%	6.56%	7.46%
61 - 72	75.41%	81.05%	78.80%	79.33%	81.09%	75.86%	75.70%	73.44%	74.78%
73+	19.15%	13.91%	16.23%	15.35%	12.05%	16.03%	16.39%	18.49%	16.30%

Remaining Term (% of Aggregate Principal Balance)
1 - 6	0.02%	0.01%	0.02%	0.03%	0.02%	0.06%	0.07%	0.02%	0.04%
7 - 12	0.16%	0.30%	0.33%	0.26%	0.08%	0.22%	0.28%	0.07%	0.15%
13 - 18	0.61%	0.89%	1.37%	1.12%	0.35%	0.83%	1.15%	0.58%	2.06%
19 - 24	2.84%	5.07%	7.09%	6.37%	0.69%	2.11%	2.80%	2.85%	2.06%
25 - 30	1.35%	1.84%	3.00%	3.86%	0.32%	0.93%	1.19%	1.77%	0.23%
31 - 36	1.28%	0.42%	0.79%	0.87%	0.52%	0.66%	0.89%	2.31%	0.13%
37 - 42	0.89%	0.07%	0.08%	0.19%	0.22%	0.37%	0.62%	2.28%	0.12%
43 - 48	0.71%	0.60%	0.66%	0.75%	1.19%	1.74%	1.83%	2.48%	1.38%
49 - 54	0.56%	0.42%	0.32%	0.48%	0.74%	1.04%	1.14%	1.75%	0.88%
55 - 60	5.28%	4.75%	4.35%	5.02%	6.60%	8.12%	7.92%	8.17%	7.62%
61 - 66	3.02%	1.58%	1.82%	1.75%	3.37%	6.31%	5.45%	7.97%	7.57%
67 - 72	66.12%	72.31%	67.30%	66.64%	76.28%	68.31%	66.14%	60.22%	66.71%
73+	17.17%	11.73%	12.88%	12.65%	9.63%	9.31%	10.54%	9.53%	11.04%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
$5,000.01 - $10,000.00	0.52%	0.62%	0.62%	0.56%	0.43%	0.47%	0.49%	0.64%	0.64%
$10,000.01 - $15,000.00	3.97%	4.36%	3.90%	4.05%	2.79%	3.10%	3.34%	4.23%	3.79%
$15,000.01 - $20,000.00	10.16%	11.80%	10.81%	10.61%	8.61%	9.16%	9.39%	10.51%	10.12%
$20,000.01 - $25,000.00	16.50%	17.82%	17.35%	17.13%	16.06%	16.30%	16.15%	16.69%	17.12%
$25,000.01 - $30,000.00	17.97%	17.71%	18.92%	18.75%	19.56%	19.31%	19.02%	19.00%	19.06%
$30,000.01 - $35,000.00	15.16%	15.60%	16.80%	16.67%	17.54%	17.04%	17.28%	16.24%	17.33%
$35,000.01 - $40,000.00	11.31%	11.13%	12.58%	12.32%	13.62%	13.37%	13.39%	12.55%	13.75%
$40,000.01 - $45,000.00	7.18%	6.63%	6.57%	6.65%	8.02%	8.42%	8.65%	8.79%	9.01%
$45,000.01 - $50,000.00	5.07%	4.25%	3.54%	3.67%	4.31%	4.93%	4.66%	4.98%	4.95%
$50,000.01 and greater	12.16%	10.10%	8.92%	9.57%	9.07%	7.90%	7.62%	6.37%	4.23%

	SDART 2023-3	SDART 2023-2	SDART 2023-1	SDART 2022-7	SDART 2022-6	SDART 2022-5	SDART 2022-4	SDART 2022-3	SDART 2022-2
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.44%	0.71%	0.85%	0.93%	0.20%	0.58%	0.68%	0.56%	0.97%
$5,000.01 - $10,000.00	2.56%	3.74%	4.93%	4.76%	1.09%	2.18%	2.73%	3.16%	2.96%
$10,000.01 - $15,000.00	5.36%	6.24%	6.90%	6.69%	3.41%	4.39%	4.90%	6.47%	4.26%
$15,000.01 - $20,000.00	10.23%	11.71%	10.90%	10.18%	8.89%	9.66%	9.75%	11.66%	9.82%
$20,000.01 - $25,000.00	16.04%	16.79%	15.57%	15.27%	16.16%	16.34%	15.80%	16.57%	16.80%
$25,000.01 - $30,000.00	17.21%	16.53%	16.71%	16.97%	19.34%	18.77%	18.15%	18.00%	18.61%
$30,000.01 - $35,000.00	14.24%	14.49%	15.37%	15.15%	17.35%	16.43%	16.52%	15.09%	17.08%
$35,000.01 - $40,000.00	10.67%	10.22%	11.37%	11.27%	13.31%	12.76%	12.68%	11.66%	13.34%
$40,000.01 - $45,000.00	6.71%	5.98%	5.74%	6.06%	7.54%	7.69%	7.85%	7.59%	8.49%
$45,000.01 - $50,000.00	4.80%	3.96%	3.21%	3.40%	4.05%	4.37%	4.26%	4.29%	4.40%
$50,000.01 and greater	11.73%	9.63%	8.44%	9.31%	8.67%	6.83%	6.69%	4.96%	3.28%

Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	30.19%	30.27%	31.70%	30.02%	25.25%	25.89%	27.98%	30.26%	24.56%
5,001 - 10,000	2.32%	2.38%	2.43%	2.23%	2.66%	2.70%	2.65%	2.63%	2.83%
10,001 - 15,000	2.77%	2.72%	2.81%	2.90%	3.47%	3.60%	3.54%	3.37%	3.55%
15,001 - 20,000	3.52%	3.49%	3.64%	3.56%	4.24%	4.36%	4.30%	3.94%	4.29%
20,001 - 25,000	4.13%	4.11%	4.00%	4.25%	4.91%	4.93%	4.93%	4.62%	4.88%
25,001 - 30,000	4.51%	4.36%	4.45%	4.27%	5.21%	5.33%	5.29%	5.11%	5.61%
30,001 - 35,000	4.66%	4.44%	4.84%	4.80%	5.26%	5.64%	5.36%	5.46%	5.74%
35,001 - 40,000	4.59%	4.69%	4.61%	4.82%	5.02%	5.17%	5.15%	5.01%	5.48%
40,001 - 45,000	4.62%	4.77%	5.00%	4.73%	4.93%	5.01%	4.89%	5.04%	5.17%
45,001 - 50,000	4.52%	4.42%	4.52%	4.85%	5.06%	5.04%	4.92%	4.66%	5.02%
50,001 and above	34.17%	34.34%	32.00%	33.58%	33.98%	32.32%	30.98%	29.92%	32.88%

Loan Funded Score (% of Aggregate Principal Balance)(11)
450 and lower	1.84%	2.04%	6.66%	5.76%	9.36%	9.79%	7.03%	7.69%	8.89%
451 - 500	26.87%	24.63%	24.08%	24.88%	22.42%	20.09%	25.07%	23.48%	22.21%
501 - 550	37.74%	39.47%	32.97%	35.70%	31.80%	32.25%	32.01%	32.00%	32.61%
551 - 600	21.33%	21.57%	21.29%	19.42%	19.53%	20.90%	21.22%	21.68%	21.37%
601 - 650	8.28%	8.60%	9.96%	8.97%	10.05%	10.02%	7.63%	7.61%	7.76%
651 - 700	2.71%	2.64%	3.34%	3.21%	3.91%	3.89%	4.30%	4.37%	4.49%
701 - 750	0.83%	0.80%	1.12%	1.31%	1.76%	1.76%	1.67%	1.85%	1.72%
751+	0.40%	0.26%	0.58%	0.75%	1.16%	1.30%	1.08%	1.32%	0.94%
Not Available(12)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

FICO® Score (% of Aggregate Principal Balance)
1 - 500	3.39%	3.42%	4.75%	4.37%	4.66%	5.51%	3.75%	5.03%	1.20%
501 - 550	12.32%	12.44%	14.02%	14.48%	15.03%	15.04%	15.19%	15.80%	12.86%
551 - 600	27.41%	28.14%	27.01%	28.21%	29.67%	25.81%	29.70%	26.46%	37.31%
601 - 650	32.37%	31.68%	27.80%	28.77%	24.59%	26.96%	27.52%	27.33%	26.06%
651 and higher	15.51%	14.54%	15.64%	14.50%	16.96%	18.00%	16.35%	17.55%	12.98%
No FICO® Score(13)	9.00%	9.78%	10.77%	9.66%	9.09%	8.68%	7.49%	7.84%	9.60%

LTV Range (% of Aggregate Principal Balance)
Less than 100.00%	29.77%	29.87%	31.49%	31.59%	33.53%	32.61%	33.93%	34.75%	34.39%
100.00% - 109.99%	21.14%	21.45%	23.78%	21.28%	23.24%	23.99%	22.50%	21.80%	21.41%
110.00% - 119.99%	22.49%	21.98%	24.12%	23.58%	22.09%	22.93%	20.69%	21.09%	20.93%
120.00% - 129.99%	15.16%	14.57%	14.30%	15.37%	12.95%	11.47%	13.23%	12.57%	13.01%
130.00% - 139.99%	10.33%	9.29%	5.81%	7.50%	7.59%	7.93%	8.48%	8.96%	9.48%
140.00% - 149.99%	1.11%	2.83%	0.50%	0.67%	0.60%	1.05%	1.15%	0.82%	0.78%
150.00% and greater	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.01%	0.02%	0.01%

(11)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(12)	Receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009 were unable to be scored with the current model.
(13)	“No FICO® Score” represents those receivables where no FICO® score for the obligor was available at origination.

	SDART 2022-1	SDART 2021-4	SDART 2021-3	SDART 2021-2	SDART 2021-1	SDART 2020-4	SDART 2020-3	SDART 2020-2	SDART 2020-1
Origination Statistics
Original Pool Balance	$1,813,527,877	$2,098,958,578	$2,849,018,039	$2,312,647,394	$2,215,048,852	$1,759,547,956	$2,178,347,989	$1,676,630,557	$1,247,660,640
Original Pool Count	78,284	89,465	136,860	111,063	99,801	76,183	101,057	86,980	60,194
Average Original Contract Balance	$25,758	$25,881	$23,773	$23,381	$24,043	$24,303	$23,222	$22,628	$22,331
Weighted Average Contract Rate	14.60%	14.58%	14.97%	14.85%	14.80%	14.84%	14.85%	14.79%	15.59%
Weighted Average Original Term	71.15	71.25	71.41	71.38	71.07	70.91	71.02	70.98	71.03
Weighted Average Remaining Term	65.60	66.74	64.40	65.60	67.04	69.07	67.65	65.06	66.05
Weighted Average LTV	105.74%	105.85%	107.10%	107.91%	107.08%	106.87%	106.80%	106.66%	107.49%
Weighted Average FICO® Score(14)	613	614	609	610	612	612	611	607	604
Min FICO® Score(14)	411	387	507	428	383	391	380	397	384
Max FICO® Score	896	900	899	900	900	900	899	900	900
Weighted Average Loan Funded Score(15)(16)	536	535	533	535	536	535	537	536	534

Vehicle Type (% of Aggregate Principal Balance)
Used %	78.53%	76.99%	69.41%	67.68%	64.50%	63.80%	63.10%	61.31%	61.08%
New %	21.47%	23.01%	30.59%	32.32%	35.50%	36.20%	36.90%	38.69%	38.92%

Contract Rate (% of Aggregate Principal Balance)
14.00% and below	49.20%	48.56%	43.88%	41.33%	40.87%	40.47%	40.99%	41.61%	33.81%
14.01% - 15.00%	6.56%	6.09%	7.18%	6.04%	6.87%	7.11%	6.24%	5.92%	7.86%
15.01% - 16.00%	5.67%	6.07%	5.88%	8.46%	6.94%	7.75%	6.70%	6.37%	7.57%
16.01% - 17.00%	5.30%	6.19%	6.03%	9.49%	8.62%	8.29%	8.07%	7.23%	9.32%
17.01% - 18.00%	7.56%	7.97%	8.52%	12.56%	11.50%	11.14%	11.49%	10.29%	12.96%
18.01% - 19.00%	4.39%	4.41%	4.16%	5.47%	5.71%	5.19%	5.57%	4.89%	5.22%
19.01% - 20.00%	3.54%	3.28%	3.75%	4.04%	4.00%	3.76%	3.93%	3.74%	3.78%
20.01% - 21.00%	4.99%	4.97%	6.27%	5.18%	6.39%	5.53%	5.12%	5.63%	6.33%
21.01% - 22.00%	3.22%	2.50%	3.23%	2.76%	3.45%	3.33%	2.94%	3.27%	3.49%
22.01% - 23.00%	2.31%	2.14%	2.93%	2.05%	2.74%	2.70%	2.42%	2.88%	2.96%
23.01% - 24.00%	2.49%	2.74%	3.13%	1.72%	2.00%	2.13%	2.50%	3.14%	3.30%
24.01% - 25.00%	2.63%	2.76%	2.85%	0.67%	0.79%	1.64%	2.24%	2.55%	2.17%
25.01% and above	2.15%	2.31%	2.19%	0.23%	0.13%	0.95%	1.79%	2.49%	1.22%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State %	19.53%	18.82%	16.80%	17.31%	17.33%	17.47%	17.65%	18.42%	17.09%
Top 2 State	FL	FL	FL	FL	FL	FL	FL	FL	FL
Top 2 State %	13.63%	12.93%	11.62%	12.31%	12.04%	11.78%	12.06%	10.91%	12.15%
Top 3 State	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	7.63%	7.01%	7.84%	7.23%	7.99%	8.43%	8.87%	7.37%	6.71%
Top 4 State	GA	NY	PA	PA	GA	GA	GA	GA	PA
Top 4 State %	4.88%	4.85%	6.09%	6.47%	5.46%	5.10%	5.43%	5.42%	6.60%
Top 5 State	NC	GA	GA	GA	NY	NY	NC	NC	GA
Top 5 State %	4.24%	4.54%	5.30%	4.82%	4.63%	4.48%	4.35%	4.20%	4.99%

(14)	Excludes receivables with no FICO® score at origination.
(15)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(16)	Excludes receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009.

	SDART 2022-1	SDART 2021-4	SDART 2021-3	SDART 2021-2	SDART 2021-1	SDART 2020-4	SDART 2020-3	SDART 2020-2	SDART 2020-1
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	15.58%	17.61%	18.23%	16.77%	18.73%	19.75%	20.07%	21.23%	19.85%
Top 2 Make	Chevrolet	Jeep	Jeep	Jeep	Jeep	Jeep	Jeep	Jeep	Jeep
Top 2 Make %	11.82%	11.68%	12.62%	11.80%	13.91%	14.34%	15.41%	15.31%	13.76%
Top 3 Make	Ford	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet
Top 3 Make %	10.81%	11.03%	10.21%	10.98%	10.92%	10.75%	10.22%	10.72%	10.69%
Top 4 Make	Jeep	Ford	Ford	Nissan	Nissan	Nissan	Ford	Ford	Nissan
Top 4 Make %	9.61%	9.85%	9.49%	10.28%	9.83%	9.81%	9.16%	9.28%	9.47%
Top 5 Make	Nissan	Nissan	Nissan	Ford	Ford	Ford	Nissan	Nissan	Ford
Top 5 Make %	9.17%	9.27%	9.46%	9.78%	9.19%	9.16%	9.08%	8.74%	9.02%

Model Year (% of Aggregate Principal Balance)
2012 or earlier	1.74%	1.31%	2.31%	1.90%	1.77%	1.59%	2.19%	3.43%	3.66%
2013	2.35%	2.04%	2.76%	2.37%	1.93%	1.94%	2.05%	2.77%	3.10%
2014	4.12%	3.87%	4.27%	3.61%	3.30%	3.36%	3.51%	4.46%	4.75%
2015	6.22%	6.29%	6.72%	6.12%	5.59%	5.73%	6.45%	8.32%	8.83%
2016	8.55%	9.08%	9.85%	9.15%	8.32%	8.39%	9.39%	11.39%	12.94%
2017	12.50%	13.00%	13.73%	14.20%	17.02%	17.37%	16.43%	13.89%	12.70%
2018	18.63%	21.00%	16.25%	15.21%	11.90%	11.19%	10.98%	11.74%	12.59%
2019	16.00%	14.97%	13.57%	15.62%	14.18%	15.15%	20.01%	24.42%	26.78%
2020	9.16%	9.53%	13.05%	17.41%	27.62%	32.83%	28.72%	19.53%	14.63%
2021	15.47%	17.79%	17.28%	14.42%	8.37%	2.45%	0.26%	0.06%	0.01%
2022	5.27%	1.12%	0.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Original Term (% of Aggregate Principal Balance)
0 - 24	0.02%	0.00%	0.01%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%
25 - 36	0.19%	0.47%	0.13%	0.23%	1.02%	1.31%	1.06%	0.87%	1.01%
37 - 48	1.17%	0.63%	0.81%	1.01%	1.54%	1.68%	1.55%	1.70%	1.41%
49 - 60	7.55%	6.99%	6.13%	5.51%	4.94%	5.30%	5.39%	5.86%	5.28%
61 - 72	75.95%	76.88%	78.78%	79.70%	77.70%	76.36%	76.68%	76.44%	78.70%
73+	15.12%	15.02%	14.14%	13.54%	14.79%	15.34%	15.29%	15.11%	13.58%

Remaining Term (% of Aggregate Principal Balance)
1 - 6	0.04%	0.04%	0.06%	0.08%	0.02%	0.03%	0.03%	0.14%	0.00%
7 - 12	0.14%	0.34%	0.40%	0.58%	0.30%	0.09%	0.29%	1.09%	0.00%
13 - 18	2.05%	1.05%	1.62%	1.77%	1.28%	0.89%	0.95%	2.10%	0.55%
19 - 24	2.34%	2.24%	3.42%	1.64%	0.47%	0.28%	0.70%	0.80%	2.68%
25 - 30	0.90%	0.92%	1.44%	0.44%	0.09%	0.03%	0.25%	0.38%	1.17%
31 - 36	0.21%	0.60%	0.39%	0.25%	0.99%	1.31%	1.04%	1.01%	1.21%
37 - 42	0.13%	0.08%	0.20%	0.25%	0.24%	0.05%	0.19%	0.33%	0.27%
43 - 48	1.24%	0.78%	1.00%	1.15%	1.43%	1.67%	1.50%	1.63%	1.40%
49 - 54	1.03%	0.66%	1.53%	1.46%	0.76%	0.20%	0.96%	1.42%	0.79%
55 - 60	8.56%	9.78%	10.86%	11.08%	5.52%	5.39%	6.02%	6.70%	6.29%
61 - 66	8.45%	3.01%	7.30%	11.43%	7.62%	2.23%	9.18%	16.61%	9.99%
67 - 72	65.82%	70.61%	64.99%	62.47%	73.11%	74.60%	68.23%	62.09%	69.33%
73 - 75	9.08%	9.90%	6.79%	7.39%	8.16%	13.23%	10.66%	5.69%	6.33%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
$5,000.01 - $10,000.00	0.82%	0.78%	1.32%	1.39%	1.31%	1.47%	1.82%	2.51%	2.18%
$10,000.01 - $15,000.00	4.49%	4.56%	7.57%	7.44%	7.11%	7.55%	8.92%	10.65%	10.15%
$15,000.01 - $20,000.00	11.13%	11.90%	15.47%	16.73%	16.24%	16.07%	17.23%	17.26%	17.82%
$20,000.01 - $25,000.00	16.88%	18.10%	18.34%	19.42%	18.54%	17.95%	18.42%	17.24%	18.93%
$25,000.01 - $30,000.00	18.28%	17.61%	17.14%	17.63%	16.76%	16.21%	16.61%	16.02%	18.19%
$30,000.01 - $35,000.00	16.26%	15.09%	13.89%	14.45%	13.74%	13.30%	13.04%	12.11%	13.20%
$35,000.01 - $40,000.00	13.25%	12.39%	10.67%	10.71%	10.53%	11.77%	9.93%	9.52%	9.37%
$40,000.01 - $45,000.00	8.78%	9.05%	7.28%	6.67%	6.98%	7.21%	6.11%	6.29%	5.38%
$45,000.01 - $50,000.00	5.07%	4.98%	4.14%	2.82%	3.92%	3.78%	3.65%	3.58%	2.37%
$50,000.01 and greater	5.05%	5.53%	4.18%	2.75%	4.86%	4.71%	4.27%	4.79%	2.40%

	SDART 2022-1	SDART 2021-4	SDART 2021-3	SDART 2021-2	SDART 2021-1	SDART 2020-4	SDART 2020-3	SDART 2020-2	SDART 2020-1
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.87%	0.71%	0.95%	0.99%	0.65%	0.24%	0.51%	1.49%	0.23%
$5,000.01 - $10,000.00	3.26%	2.80%	4.18%	3.39%	2.61%	2.28%	2.99%	4.75%	3.88%
$10,000.01 - $15,000.00	5.43%	5.49%	9.24%	8.66%	7.91%	8.09%	9.85%	11.73%	11.96%
$15,000.01 - $20,000.00	10.88%	11.86%	15.53%	17.16%	16.61%	16.17%	17.51%	17.62%	18.46%
$20,000.01 - $25,000.00	16.34%	17.71%	17.87%	19.09%	18.46%	17.94%	18.44%	17.05%	18.74%
$25,000.01 - $30,000.00	17.78%	17.10%	16.10%	16.93%	16.36%	16.03%	16.32%	15.52%	17.52%
$30,000.01 - $35,000.00	15.99%	14.57%	13.02%	13.54%	13.37%	13.07%	12.57%	11.49%	12.11%
$35,000.01 - $40,000.00	12.79%	11.95%	10.03%	10.27%	10.04%	11.59%	9.51%	8.90%	8.93%
$40,000.01 - $45,000.00	8.20%	8.54%	6.42%	5.53%	6.35%	6.80%	5.65%	5.12%	4.50%
$45,000.01 - $50,000.00	4.46%	4.73%	3.53%	2.36%	3.61%	3.53%	3.18%	2.86%	1.86%
$50,000.01 and greater	4.00%	4.54%	3.13%	2.08%	4.03%	4.26%	3.48%	3.46%	1.82%

Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	22.93%	24.42%	31.88%	33.57%	36.75%	37.30%	37.89%	39.73%	39.86%
5,001 - 10,000	2.93%	2.93%	2.39%	2.22%	2.34%	2.34%	2.28%	2.05%	2.17%
10,001 - 15,000	3.59%	3.51%	2.96%	2.97%	2.93%	2.93%	3.16%	2.87%	2.95%
15,001 - 20,000	4.44%	4.64%	3.90%	4.01%	3.96%	3.85%	3.95%	3.83%	3.84%
20,001 - 25,000	5.17%	5.33%	4.80%	4.86%	4.63%	4.62%	4.75%	4.27%	4.16%
25,001 - 30,000	5.68%	6.15%	5.71%	5.85%	5.65%	5.73%	5.52%	4.90%	4.72%
30,001 - 35,000	6.12%	6.57%	6.52%	6.95%	6.71%	6.71%	6.53%	5.63%	5.52%
35,001 - 40,000	5.89%	6.20%	6.40%	6.85%	6.62%	6.37%	6.27%	5.93%	5.89%
40,001 - 45,000	5.44%	5.63%	5.83%	5.98%	5.52%	5.45%	5.44%	5.41%	5.98%
45,001 - 50,000	5.14%	5.05%	4.73%	4.67%	4.26%	4.08%	4.15%	4.33%	4.68%
50,001 and above	32.66%	29.58%	24.88%	22.08%	20.62%	20.60%	20.06%	21.06%	20.23%

Loan Funded Score (% of Aggregate Principal Balance)(17)
450 and lower	10.73%	9.54%	10.42%	9.53%	10.60%	10.91%	11.40%	11.38%	10.70%
451 - 500	21.46%	24.04%	22.42%	22.93%	21.90%	22.56%	21.92%	25.69%	26.65%
501 - 550	30.72%	30.21%	30.87%	30.51%	30.07%	30.42%	30.55%	25.61%	27.25%
551 - 600	21.41%	21.47%	21.22%	20.96%	20.45%	19.98%	19.06%	21.03%	20.61%
601 - 650	7.61%	7.89%	9.99%	10.12%	10.31%	9.27%	9.12%	7.17%	6.12%
651 - 700	4.93%	4.00%	3.19%	3.65%	3.50%	3.08%	3.78%	3.80%	5.03%
701 - 750	1.83%	1.40%	1.18%	1.35%	1.39%	1.41%	1.91%	2.37%	1.11%
751+	1.31%	1.45%	0.71%	0.95%	1.78%	2.38%	2.27%	2.95%	2.52%
Not Available(18)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

FICO® Score (% of Aggregate Principal Balance)
1 - 500	1.65%	2.24%	0.00%	0.81%	1.98%	2.60%	2.54%	3.96%	1.93%
501 - 550	9.85%	12.09%	7.90%	9.66%	12.15%	12.97%	12.89%	15.00%	14.56%
551 - 600	29.56%	29.52%	38.44%	33.42%	29.61%	29.29%	29.65%	29.47%	34.78%
601 - 650	31.35%	27.00%	30.29%	31.56%	28.01%	26.40%	26.75%	22.72%	23.80%
651 and higher	19.88%	21.52%	15.78%	17.02%	20.71%	21.37%	20.56%	21.32%	12.81%
No FICO® Score(19)	7.71%	7.64%	7.59%	7.53%	7.55%	7.37%	7.61%	7.55%	12.12%

LTV Range (% of Aggregate Principal Balance)
Less than 100.00%	34.65%	35.64%	32.17%	30.19%	32.76%	33.49%	33.26%	33.42%	30.97%
100.00% - 109.99%	20.88%	22.01%	22.78%	22.46%	20.79%	20.93%	20.76%	20.79%	20.90%
110.00% - 119.99%	20.54%	20.83%	22.37%	22.34%	21.08%	20.17%	20.90%	20.81%	21.91%
120.00% - 129.99%	13.35%	13.06%	13.84%	14.82%	14.35%	14.32%	14.87%	14.96%	16.07%
130.00% - 139.99%	9.44%	7.99%	8.43%	9.76%	10.41%	10.08%	9.32%	9.10%	9.26%
140.00% - 149.99%	1.12%	0.46%	0.40%	0.39%	0.59%	1.01%	0.86%	0.87%	0.85%
150.00% and greater	0.01%	0.01%	0.02%	0.03%	0.02%	0.01%	0.02%	0.04%	0.04%

(17)

The sponsor’s scoring model has been refined from time to time. The information presented in this table reflects loan funded scores (formerly known as loss forecasting scores) generated under SC’s current scoring model.

(18)	Receivables in pools that were acquired from unaffiliated third-party originators or were originated prior to 2009 were unable to be scored with the current model.
(19)	“No FICO® Score” represents those receivables where no FICO® score for the obligor was available at origination.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2020-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2020-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2020-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2020-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2020-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2020-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2020-3

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2020-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2020-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2020-4

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2020-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2020-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2021-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2021-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2021-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2021-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2021-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2021-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2021-3

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2021-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2021-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2021-4

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2021-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2021-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-3

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-4

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-5

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-6

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-6

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-6

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2022-7

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2022-7

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2022-7

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-3

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-4

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-5

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2023-6

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2023-6

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2023-6

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2024-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2024-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2024-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2024-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2024-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2024-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2024-3

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2024-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2024-3

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2024-4

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2024-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2024-4

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2024-5

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2024-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2024-5

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2025-1

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2025-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2025-1

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2025-2

(1)	As of May 31, 2025.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. The required minimum payment under SC’s customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. For the delinquency data presented in this graph, the period of delinquency is based on the number of days payments are contractually past due and was determined based on SC’s customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2025-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2025-2

(1)	As of May 31, 2025.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus.

Santander Drive Auto Receivables Trust 2025-3

Issuing Entity

Class A-2 Notes	$683,010,000
Class A-3 Notes	$455,340,000
Class B Notes	$178,480,000
Class C Notes	$194,600,000
Class D Notes	$221,480,000

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor

Santander Bank, N.A.

Servicer

PROSPECTUS

UNDERWRITERS

BNP PARIBAS	Citigroup	Mizuho	Santander

Solely with respect to the Class A notes:

Academy Securities	CastleOak Securities, L.P.

Until October 20, 2025, which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.